PROSPECTUS


                           Southern Capital Trust I
                                  $20,000,000
                           8.25% Capital Securities
               (Liquidation Amount $10.00 per Capital Security)
         fully and unconditionally guaranteed, as described herein, by


                        Southern BancShares (N.C.), Inc.
                                ---------------
     The Capital Securities offered hereby represent preferred undivided beneficial interests in the assets of Southern Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Issuer Trust"). Southern BancShares (N.C.), Inc. ("BancShares"), initially will be the holder of all the beneficial interests represented by common securities of the Issuer Trust (the "Common Securities" and, collectively with the Capital Securities, the "Trust Securities"). The Issuer Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in 8.25% Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures") to be issued by BancShares. The Junior Subordinated Debentures will mature on June 30, 2028 (the "Stated Maturity"). See "Description of the Junior Subordinated Debentures -- General." The Capital Securities will have a preference under certain circumstances over the Common Securities with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of the Capital
Securities -- Subordination of Common Securities." The Capital Securities have been approved for quotation on the American Stock Exchange, Inc., subject to
notice of issuance.                                    (Continued on next page.)


     See "Risk Factors" beginning on Page 10 of this Prospectus for a discussion of certain risk factors that should be considered by prospective investors in evaluating an investment in the Capital Securities.
                                ---------------
THE SECURITIES OFFERED BY THIS PROSPECTUS ARE NOT SAVINGS OR DEPOSIT ACCOUNTS, ARE NOT OBLIGATIONS OF OR GUARANTEED BY A BANKING OR NONBANKING AFFILIATE OF BANCSHARES (EXCEPT TO THE EXTENT THAT THE CAPITAL SECURITIES ARE GUARANTEED BY BANCSHARES AS DESCRIBED HEREIN), AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, AND INVOLVE INVESTMENT
                 RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.
                                ---------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    Price to       Underwriting        Proceeds to
                                   Public (1)     Commission (2)   Issuer Trust (3)(4)
Per Capital Security .........  $       10.00        (4)           $       10.00
Total (5) ....................  $  20,000,000        (4)           $  20,000,000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Plus accumulated Distributions (as defined herein), if any, from June 9, 1998.


(2) BancShares and the Trust each have agreed to indemnify the Underwriter (as defined herein) against certain liabilities, including certain liabilities under the Securities Act. See "Underwriting."

(3) Before deducting estimated expenses of $215,000 which are payable by BancShares.

(4) In view of the fact that the proceeds of the sale of the Capital Securities will be invested in the Junior Subordinated Debentures issued by BancShares, BancShares has agreed to pay the Underwriter, as compensation for its arranging the investment therein of such proceeds, $0.375 per Capital Security (or $750,000 in the aggregate). See "Underwriting."

(5) The Trust has granted to the Underwriter an option, exercisable within 30 days of the date hereof, to purchase up to 300,000 additional Capital Securities on the same terms and conditions set forth above solely to cover over-allotments, if any. If the Underwriter exercises such option in full, the total Price to Public, Underwriting Commission and Proceeds to Issuer Trust, will be $23,000,000, $862,500 and $23,000,000, respectively.
    See "Underwriting."

                                ---------------
     The Capital Securities are offered by the Underwriter, as specified herein, subject to receipt and acceptance by it, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Capital Securities will be made on or about June 9, 1998, against payment therefor in immediately available funds.

                                ---------------
                               Wheat First Union
                 The date of this Prospectus is June 3, 1998.

     Holders of the Capital Securities will be entitled to receive preferential cumulative cash distributions ("Distributions") accumulating from the date of original issuance and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each a "Distribution Date"), commencing September 30, 1998, at an annual rate equal to 8.25% on the Liquidation Amount (as defined herein) of $10.00 per Capital Security. The distribution rate and the distribution payment dates and other payment dates for the Capital Securities will correspond to the interest rate and interest payment dates and other payment dates on the Junior Subordinated Debentures, which will be the sole assets of the Issuer Trust. So long as no Event of Default (as defined in the Junior Subordinated Indenture (as defined herein)) has occurred and is continuing with respect to the Junior Subordinated Debentures (a "Debenture Event of Default"), BancShares has the right to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures or end on a date other than a Distribution Date. No interest shall be due and payable during any Extension Period, except at the end thereof. Upon the termination of any such Extension Period and the payment of all amounts then due, BancShares may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Capital Securities will also be deferred and BancShares will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to BancShares' capital stock or with respect to debt securities of BancShares that rank pari passu in all respects with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate) at a rate equal to 8.25%, compounded quarterly, and holders of Capital Securities will be required to accrue income for United States federal income tax purposes. See "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     BancShares will, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Junior Subordinated Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guarantee all the Issuer Trust's obligations under the Capital Securities as described below. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee -- Full and Unconditional Guarantee." The Guarantee of BancShares guarantees the payment of Distributions and payments on liquidation or redemption of the Capital Securities, but only in each case to the extent of funds held by the Issuer Trust, as described herein (the "Guarantee"). See "Description of the Guarantee." If BancShares does not make payments on the Junior Subordinated Debentures held by the Issuer Trust, the Issuer Trust may have insufficient funds to pay Distributions on the Capital Securities. The Guarantee does not cover payment of Distributions when the Issuer Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Capital Securities may institute a legal proceeding directly against BancShares to enforce payment of such Distributions to such holder. See "Description of the Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Capital Securities." The obligations of BancShares under the Guarantee and the Capital Securities are subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of the Junior Subordinated Debentures -- Subordination") of BancShares.

     The Capital Securities are subject to mandatory redemption (i) in whole, but not in part, at the Stated Maturity upon repayment of the Junior Subordinated Debentures, (ii) in whole, but not in part, contemporaneously with the optional redemption by BancShares of the Junior Subordinated Debentures at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined herein), in each case subject to possible regulatory approval and (iii) in whole or in part at any time on or after June 30, 2003, contemporaneously with the optional redemption by BancShares of the Junior Subordinated Debentures in whole or in part, in each case at the applicable Redemption Price (as defined herein). The Junior Subordinated Debentures are redeemable prior to maturity at the option of BancShares (i) on or after June 30, 2003, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and continuation of a Tax Event, Investment Company Event or Capital Treatment Event, in each case at a redemption price set forth herein, which includes the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption. The ability of BancShares to exercise its rights to redeem the Junior Subordinated Debentures or to cause the redemption of the Capital Securities prior to the Stated Maturity may be subject to prior regulatory approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve"), if then required under applicable Federal Reserve capital guidelines or policies. See "Description of the Capital Securities -- Liquidation Distribution Upon Dissolution" and "Description of the Junior Subordinated Debentures -- Redemption."

     In the event of the dissolution of the Issuer Trust, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, the holders of the Capital Securities will be entitled to receive a Liquidation Amount of $10.00 per

Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures. See "Description of the Capital Securities -- Liquidation Distribution Upon Dissolution."

     The holders of the outstanding Common Securities have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Issuer Trust. The ability of the holders of the outstanding Common Securities to dissolve the Issuer Trust may be subject to prior regulatory approval of the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of the Capital Securities -- Liquidation Distribution Upon Dissolution."

     The Junior Subordinated Debentures are unsecured and subordinated to all Senior Indebtedness of BancShares. See "Description of the Junior Subordinated Debentures -- Subordination."

     The Capital Securities will be represented by global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described in the accompanying Prospectus, Capital Securities in certificated form will not be issued in exchange for the global certificates. See "Description of the Capital Securities -- Form, Denomination, Book-Entry Procedures and Transfer."

     THE JUNIOR SUBORDINATED DEBENTURES ARE DIRECT AND UNSECURED OBLIGATIONS OF BANCSHARES AND, LIKE THE CAPITAL SECURITIES, DO NOT EVIDENCE DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER INSURER OR GOVERNMENTAL AGENCY.
                                ---------------
     CERTAIN PERSONS PARTICIPATING IN THE OFFERING MADE HEREBY MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CAPITAL SECURITIES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF CAPITAL SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."
                                ---------------

                             AVAILABLE INFORMATION

     BancShares is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). BancShares intends to seek an order from the Commission conditionally exempting the Issuer Trust from the reporting requirements of the Exchange Act pursuant to Section 12(h) thereof, and, therefore, it is not expected that the Issuer Trust will be filing separate reports under the Exchange Act. BancShares' reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. If available, such information also may be accessed through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the Commission's home page on the Internet (http://www.sec.gov). In addition, reports, proxy statements and other information concerning BancShares will be available for inspection at the offices of the American Stock Exchange, Inc. upon approval of its application for quotation of the Capital Securities.

     BancShares and the Issuer Trust have filed with the Commission a Registration Statement on Form S-1 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Capital Securities, the Junior Subordinated Debentures and the Guarantee. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and the exhibits filed as a part thereof or incorporated by reference therein for further information with respect to BancShares, the Issuer Trust and the securities to which this Prospectus relates. Statements contained herein concerning the provisions of any document filed or incorporated by reference as an exhibit to the Registration Statement, or otherwise filed with the Commission or incorporated by reference herein, are not necessarily complete and, in each instance, reference is made to the copy of such document so filed or incorporated by reference for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

     No separate financial statements of the Issuer Trust have been included herein. BancShares and the Issuer Trust do not consider that such financial statements would be material to holders of the Capital Securities because (i) the Issuer Trust is a newly-formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures, issuing the Trust Securities and engaging in incidental activities, (ii) all of the voting securities of the Issuer Trust will be owned, directly or indirectly, by BancShares, a reporting company under the Exchange Act, and (iii) the obligations of the Issuer Trust under the Capital Securities are guaranteed by BancShares as described herein. See "Southern Capital Trust I," "Description of the Capital Securities," "Description of the Junior Subordinated Debentures," and "Description of the Guarantee."

                              PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus. Unless otherwise indicated, the information in this Prospectus does not give effect to the exercise of the Underwriter's over-allotment option. Prospective investors should carefully consider the information set forth under the heading "Risk Factors." Throughout this Prospectus, unless the context clearly requires otherwise, references to "BancShares" should be deemed references to the combined activities of Southern BancShares (N.C.), Inc., a non-operating holding company, and its principal operating subsidiary, Southern Bank and Trust Company. As used herein, (i) the "Junior Subordinated Indenture" means the Junior Subordinated Indenture, to be dated as of June 9, 1998, as amended and supplemented from time to time, between BancShares and Bankers Trust Company ("Bankers Trust"), as trustee (the "Debenture Trustee"), relating to the Junior Subordinated Debentures, (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Issuer Trust among BancShares, as Depositor, Bankers Trust, as Property Trustee (the "Property Trustee"), Bankers Trust (Delaware), as Delaware Trustee (the "Delaware Trustee") (collectively, the "Issuer Trustees"), the Administrators (as defined herein) named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Issuer Trust, and
(iii) the "Guarantee" means the Guarantee Agreement relating to the Capital Securities between BancShares and Bankers Trust, as Guarantee Trustee (the "Guarantee Trustee").

                       Southern BancShares (N.C.), Inc.

General

     BancShares is a registered bank holding company, incorporated under the laws of Delaware, and headquartered in Mount Olive, North Carolina. It was organized during 1986 as the successor to, and to effect a change in the state of incorporation of, the original bank holding company of BancShares' wholly-owned subsidiary, Southern Bank and Trust Company (the "Bank"). BancShares operates through the Bank which provides a variety of retail and commercial banking products and services to individuals and small- to medium-sized businesses located in the communities it serves. At March 31, 1998, BancShares had total consolidated assets of approximately $593.9 million, total consolidated deposits of approximately $516.0 million, and total consolidated shareholders' equity of approximately $57.0 million. The Bank is a North Carolina-chartered bank that currently maintains 42 banking offices in 38 eastern North Carolina communities.

     BancShares is focused on community-oriented banking via (i) localized lending, (ii) core deposit funding, (iii) conservative balance sheet management, and (iv) stable growth. BancShares' franchise includes many smaller communities where competition is limited due to the exit of larger institutions or to the limited products of smaller institutions. By outsourcing its core data processing requirements, BancShares can offer a complete array of financial services while maintaining its community banking orientation. BancShares' focus on non-metropolitan markets and its emphasis on customer service provide it with a stable source of core funding. At March 31, 1998, transaction accounts and non-interest bearing accounts equaled 25.23% and 12.41%, respectively, of total deposits.

     BancShares' return on average assets and return on average equity were 1.17% and 14.47%, respectively, for the year ended December 31, 1997, and an annualized 1.72% and 17.95%, respectively, for the three months ended March 31, 1998.

     Members of the Holding family, including Frank B. Holding, have been actively involved in the management of BancShares, and, currently, various members of the family control an aggregate of 51.55% of BancShares' common stock. See "Beneficial Ownership of Securities" and "Certain Relationships and Related Transactions." As a result, BancShares has been managed from a long-term perspective with primary emphasis being placed on balance sheet liquidity, loan quality, and earnings stability. At March 31, 1998, BancShares' loan-to-deposit ratio was 68.65%, over 65.23% of its $184.6 million investment portfolio was invested in U.S. government obligations with an average maturity of 15 months, and approximately 38.39% of the investment portfolio was classified as held-to-maturity. Consistent with its management philosophy, BancShares has emphasized a low-risk loan portfolio derived from its local markets. At March 31, 1998, BancShares' non-performing assets were $1.2 million, or 0.35% of gross loans and other real estate. Net charge-offs for 1997 were 0.07% of average loans and, for the first quarter of 1998, were an annualized 0.02% of average loans. The allowance for loan losses, at March 31, 1998, was 1.70% of gross loans and 504.27% of non-performing loans.

     BancShares' principal executive offices are located at 121 East Main Street, Mount Olive, North Carolina 28365, and its telephone number is (919) 658-7000.

     For additional information regarding BancShares and its financial condition and results of operations, see "Available Information," "Risks Factors -- Risk Factors Relating to BancShares," "Southern BancShares (N.C.), Inc.," "Capitalization," "Selected Consolidated Financial Data," "Business," "Supervision and Regulation," "Beneficial Ownership of Securities,"

"Directors and Executive Officers," "Executive Compensation," "Certain Relationships and Related Transactions," and "Southern BancShares (N.C.), Inc. and Subsidiary Index to Consolidated Financial Statements."


Recent Acquisition

     Effective May 15, 1998, the Bank acquired Enfield Savings Bank, Inc. ("ESB"), a state-chartered savings bank headquartered in Enfield, North Carolina. In connection with the transaction, the Bank assumed aggregate deposit liabilities of approximately $15.6 million and purchased approximately $16.4 million in loans associated with one of ESB's offices which became a branch office of the Bank. The deposits and loans related to ESB's second office were transferred and assigned to an affiliated financial institution in a purchase and assumption transaction. See "Certain Relationships and Related Transactions."


                           Southern Capital Trust I

     The Issuer Trust is a statutory business trust created under Delaware law on April 29, 1998 and which will be governed by the Trust Agreement. The Issuer Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures, and (iii) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Issuer Trust, and payments under the Junior Subordinated Debentures will be the sole source of revenue of the Issuer Trust. Upon issuance of the Capital Securities, the purchasers thereof will own all of the Capital Securities of the Issuer Trust. Upon issuance of the Common Securities, BancShares will own all of the Common Securities of the Issuer Trust which will represent an aggregate Liquidation Amount equal to at least 3% of the Issuer Trust's total capital. See "Southern Capital Trust I."


                                 The Offering

Securities Offered..............   $20,000,000 aggregate Liquidation Amount of
                                   8.25% Capital Securities (Liquidation Amount
                                   $10.00 per Capital Security).

Offering Price..................   $10.00 per Capital Security plus
                                   accumulated Distributions, if any, from the date of original issuance.

Distribution Dates..............   March 31, June 30, September 30 and
                                   December 31 of each year, commencing
                                   September 30, 1998.

Extension Periods...............   So long as no Debenture Event of Default
                                   has occurred and is continuing, Distributions on Capital Securities may be deferred for the duration of any Extension Period selected by BancShares with respect to the payment of interest on the Junior Subordinated
                                   Debentures. No Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity. See "Description of the Capital Securities -- Distributions,"
                                   "Description of the Junior Subordinated
                                   Debentures -- Option to Extend Interest
                                   Payment Period" and "Certain Federal Income
                                   Tax Consequences -- Interest Income and
                                   Original Issue Discount."

Ranking.........................   The Capital Securities will rank pari
                                   passu, and payments thereon will be made pro rata, with the Common Securities except as described under "Description of the Capital
                                   Securities -- Subordination of Common
                                   Securities." The Junior Subordinated
                                   Debentures will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Junior
                                   Subordinated Indenture to all Senior
                                   Indebtedness. See "Description of the Junior
                                   Subordinated Debentures." The Guarantee will constitute an unsecured obligation of
                                   BancShares and will rank subordinate and junior in right of payment to the extent and in the manner set forth in the Guarantee to all Senior Indebtedness. See "Description of the Guarantee." In addition, because
                                   BancShares is a holding company, the

                                    Junior Subordinated Debentures and the
                                    Guarantee will be effectively subordinated to all existing and future liabilities of BancShares' subsidiaries, including the Bank's deposit liabilities. See "Description of the Junior Subordinated Debentures -- Subordination."

Redemption......................   The Trust Securities are subject to
                                   mandatory redemption (i) in whole, but not in part, at the Stated Maturity upon repayment of the Junior Subordinated Debentures, (ii) in whole, but not in part, contemporaneously with the optional redemption at any time by BancShares of the Junior Subordinated
                                   Debentures at any time within 90 days
                                   following the occurrence and during the
                                   continuation of a Tax Event, Investment
                                   Company Event or Capital Treatment Event, in each case subject to possible regulatory approval, and (iii) in whole or in part at any time on or after June 30, 2003, contemporaneously with the optional redemption by BancShares of the Junior
                                   Subordinated Debentures in whole or in part, in each case at the applicable redemption price. See "Description of the Capital
                                   Securities -- Redemption" and "Description of the Junior Subordinated Debentures --
                                   Redemption."

Ratings.........................   The Capital Securities will not be rated by
                                   any rating service, nor is any other security issued by BancShares so rated.

ERISA Considerations............   Prospective investors must carefully
                                   consider the restrictions on purchase set forth under "ERISA Considerations."

Absence of Market for the
 Capital Securities...............  The Capital Securities will be a new issue of securities for which there currently is no market. The Capital Securities have been approved for quotation on the American Stock Exchange, Inc. ("AMEX"), subject to notice of issuance. However, there can be no assurance that an active public market will develop for the Capital Securities or that, if such market develops, that it will be maintained. See "Underwriting."

American Stock Exchange, Inc....   The Capital Securities have been approved
                                   for quotation on AMEX, subject to notice of issuance. See "Underwriting."

     For additional information regarding the Capital Securities, see "Southern Capital Trust I," "Accounting Treatment," "Use of Proceeds," "Description of the Capital Securities," "Description of the Junior Subordinated Debentures," "Description of the Guarantee," "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee," "Certain Federal Income Tax Consequences," and "ERISA Considerations."


                                Use of Proceeds

     All net proceeds to the Issuer Trust from the sale of the Capital Securities will be invested by the Issuer Trust in the Junior Subordinated Debentures. All the net proceeds to be received by BancShares from the sale of the Junior Subordinated Debentures will be used for general corporate purposes, although it is likely that substantially all such proceeds will be used initially to make additional capital contributions to the Bank to fund its operations and continued expansion and to maintain its status as a "well capitalized" bank under bank regulatory capital guidelines. See "Supervision and Regulation." Portions of the net proceeds from the sale of the Junior Subordinated Debentures also may be used in the future for acquisitions by BancShares or the Bank, extensions of credit to the Bank, or for repurchases of outstanding common stock of BancShares. The proceeds from the Capital Securities will qualify as Tier 1 or core capital of BancShares under the risk-based capital guidelines of the Federal Reserve. See "Use of Proceeds" and "Accounting Treatment."


                                 Risk Factors

     Prospective investors should carefully consider the matters set forth under "Risk Factors" beginning on page 10.

                     Selected Consolidated Financial Data

     The following table sets forth selected consolidated financial information for BancShares for the five years ended December 31, 1997, and the three-month periods ended March 31, 1998 and 1997. The selected consolidated financial data as of and for each of the years in the five-year period ended December 31, 1997 have been derived from BancShares' audited consolidated financial statements. The consolidated financial statements as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, and the report thereon of KPMG Peat Marwick LLP, independent certified public accountants, are included elsewhere in this Prospectus. The information presented as of and for the three-month periods ended March 31, 1998 and 1997 is derived from BancShares' unaudited consolidated financial statements for these periods. Those unaudited consolidated financial statements, which are included elsewhere in this Prospectus, include all adjustments, consisting only of normal recurring accruals which management considers necessary for a fair presentation of the financial condition and results of operations for such interim periods. Results for the three-month period ended March 31, 1998 are not necessarily indicative of results to be expected for the full year or any other interim period. The following information should also be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein. See also "Available Information," "Experts," and "Southern BancShares (N.C.), Inc. and Subsidiary Index to Consolidated Financial Statements."



                                                        As of and For the
                                                       Three Months Ended
                                                            March 31,
                                                   ---------------------------
                                                        1998          1997
                                                   ------------- -------------
                                                     (Dollars in thousands,
                                                     except per share data)
                                                           (Unaudited)
Summary of Operations
Interest income ..................................   $  10,093     $   9,255
Interest expense .................................       4,802         4,363
                                                     ---------     ---------
Net interest income ..............................       5,291         4,892
Provision for loan losses ........................          60            60
                                                     ---------     ---------
Net interest income after provision for loan
 losses ..........................................       5,231         4,832
Noninterest income ...............................       2,933         4,470
Noninterest expense ..............................       4,788         8,465
                                                     ---------     ---------
Income before income taxes .......................       3,376           837
Income taxes .....................................         809            80
                                                     ---------     ---------
Net income .......................................   $   2,567     $     757
                                                     =========     =========
Selected Period-End Balances
Total assets .....................................   $ 593,889     $ 547,671
Investment securities and federal funds sold .....     192,865       172,913
Loans ............................................     354,206       328,791
Interest earning assets ..........................     551,371       507,804
Deposits .........................................     515,977       480,896
Interest bearing liabilities .....................     462,458       434,918
Shareholders' equity .............................      57,013        44,735
Common shares outstanding ........................     119,918       119,918
                                                     ---------     ---------
Selected Average Balances
Total assets .....................................   $ 597,721     $ 541,812
Investment securities and federal funds sold .....     197,217       176,842
Loans ............................................     352,141       322,867
Interest earning assets ..........................     531,833       485,185
Deposits .........................................     519,366       480,783
Interest bearing liabilities .....................     463,966       427,421
Shareholders' equity .............................      57,195        45,260
Common shares outstanding ........................     119,918       119,918
                                                     ---------     ---------
Profitability Ratios
Return on average total assets ...................        1.72%         0.56%
Return on average shareholders' equity ...........       17.95          6.69
Dividend payout ratio (1) ........................        5.65         18.89
                                                     ---------     ---------
Liquidity and Capital Ratios
Average loans to average deposits ................       67.80%        67.15%
Average shareholders' equity to average total
 assets ..........................................        9.57          8.35
Tier 1 capital ratio .............................       12.14         10.54
Total capital ratio ..............................       13.49         11.84
Leverage capital ratio ...........................        6.53          6.28
                                                     ---------     ---------



                                                                             As of and For the
                                                                          Year Ended December 31,
                                                   ---------------------------------------------------------------------
                                                        1997          1996          1995          1994          1993
                                                   ------------- ------------- ------------- ------------- -------------
                                                               (Dollars in thousands, except per share data)
Summary of Operations
Interest income ..................................   $  39,055     $  36,776     $  32,894     $  27,164     $  22,418
Interest expense .................................      18,827        17,450        16,055        11,044         8,803
                                                     ---------     ---------     ---------     ---------     ---------
Net interest income ..............................      20,228        19,326        16,839        16,120        13,615
Provision for loan losses ........................          60           140            --            --           300
                                                     ---------     ---------     ---------     ---------     ---------
Net interest income after provision for loan
 losses ..........................................      20,168        19,186        16,839        16,120        13,315
Noninterest income ...............................       9,849         4,508         4,028         2,888         3,197
Noninterest expense ..............................      23,064        18,203        15,661        13,918        10,978
                                                     ---------     ---------     ---------     ---------     ---------
Income before income taxes .......................       6,953         5,491         5,206         5,090         5,534
Income taxes .....................................         340         1,127         1,293         1,402         1,741
                                                     ---------     ---------     ---------     ---------     ---------
Net income .......................................   $   6,613     $   4,364     $   3,913     $   3,688     $   3,793
                                                     =========     =========     =========     =========     =========
Selected Period-End Balances
Total assets .....................................   $ 590,752     $ 540,758     $ 496,980     $ 408,035     $ 411,604
Investment securities and federal funds sold .....     190,373       179,709       164,526       123,852       145,732
Loans ............................................     349,353       317,755       287,960       252,611       236,732
Interest earning assets ..........................     544,926       499,164       452,486       376,463       382,464
Deposits .........................................     513,328       480,566       449,002       367,522       375,061
Interest bearing liabilities .....................     458,339       422,941       396,631       326,442       338,515
Shareholders' equity .............................      54,984        44,778        37,163        30,965        24,650
Common shares outstanding ........................     119,918       119,918       119,918       121,767       130,031
                                                     ---------     ---------     ---------     ---------     ---------
Selected Average Balances
Total assets .....................................   $ 567,236     $ 519,541     $ 456,499     $ 407,554     $ 326,232
Investment securities and federal funds sold .....     162,936       157,779       145,417       131,923       114,321
Loans ............................................     340,195       310,389       270,563       242,217       191,360
Interest earning assets ..........................     507,971       469,792       415,980       374,140       305,681
Deposits .........................................     498,303       459,552       407,252       367,618       294,264
Interest bearing liabilities .....................     445,354       411,960       366,597       331,104       263,097
Shareholders' equity .............................      45,703        40,234        34,657        28,445        23,126
Common shares outstanding ........................     119,918       119,918       121,226       123,521       130,312
                                                     ---------     ---------     ---------     ---------     ---------
Profitability Ratios
Return on average total assets ...................        1.17%         0.84%         0.86%         0.90%         1.16%
Return on average shareholders' equity ...........       14.47         10.85         11.29         12.97         16.40
Dividend payout ratio (1) ........................        8.85         13.45         13.57         12.80         11.65
                                                     ---------     ---------     ---------     ---------     ---------
Liquidity and Capital Ratios
Average loans to average deposits ................       68.27%        67.54%        66.44%        65.89%        65.03%
Average shareholders' equity to average total
 assets ..........................................        8.06          7.74          7.59          6.98          7.09
Tier 1 capital ratio .............................       11.43          9.33          8.87          9.08          8.01
Total capital ratio ..............................       12.78         10.66         10.19         10.39          9.27
Leverage capital ratio ...........................        6.07          5.46          5.60          5.20          4.23
                                                     ---------     ---------     ---------     ---------     ---------

                                                     As of and For the
                                                    Three Months Ended
                                                         March 31,
                                                  -----------------------
                                                      1998        1997
                                                  ----------- -----------
                                                  (Dollars in thousands,
                                                  except per share data)
                                                        (Unaudited)
Per Share of Common Stock
Net income applicable to common shares (2) ......  $  20.58    $   5.48
Cash dividends ..................................       .38         .37
Book value (3) ..................................    475.43      373.05
                                                   --------    --------
Asset Quality Ratios
Nonperforming assets to total gross loans and
 other real estate owned ........................       0.35%       0.31%
Net charge-offs to average loans ................      0.02       ( 0.03)
Total allowance for loan losses to total
 nonperforming assets ...........................    484.77      611.66



                                                                       As of and For the
                                                                    Year Ended December 31,
                                                  ------------------------------------------------------------
                                                      1997        1996         1995        1994        1993
                                                  ----------- ------------ ----------- ----------- -----------
                                                         (Dollars in thousands, except per share data)
Per Share of Common Stock
Net income applicable to common shares (2) ......  $  51.77    $   33.00    $  28.90    $  27.04    $  26.72
Cash dividends ..................................      1.50         1.50        1.00        1.00        1.00
Book value (3) ..................................    458.51       373.41      309.90      254.30      189.57
                                                   --------    ---------    --------    --------    --------
Asset Quality Ratios
Nonperforming assets to total gross loans and
 other real estate owned ........................       0.21%        0.16%       0.22%       0.73%       0.62%
Net charge-offs to average loans ................      0.07         0.10        0.12        0.03        0.26
Total allowance for loan losses to total
 nonperforming assets ...........................    802.55     1,237.55      981.52      358.85      455.39

---------
(1) For each indicated period, total common and preferred dividends paid divided by net income.

(2) For each indicated period, net income less preferred dividends paid, divided by the average number of common shares outstanding. BancShares' adoption of Statement 128, "Earnings per Share," had no effect on its earnings per share disclosure since BancShares has no potentially dilutive securities.

(3) At the end of each indicated period, shareholders' equity divided by the number of common shares outstanding.

                                 RISK FACTORS

     Prospective purchasers of the Capital Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters. Certain statements in this Prospectus are forward-looking and are identified by the use of forward-looking words or phrases such as "intended,""will be positioned,""expects," is or are "expected,""anticipates,"and "anticipated." These forward-looking statements are based on BancShares' current expectations. To the extent any of the information contained in this Prospectus constitutes a "forward-looking statement" as defined in Section 21E(i)(1) of the Exchange Act, the risk factors set forth below are cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statement.


Risk Factors Relating to the Capital Securities

     Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures. The obligations of BancShares under the Guarantee issued by BancShares for the benefit of the holders of Capital Securities and under the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness. At March 31, 1998, the Senior Indebtedness of BancShares aggregated approximately $4.3 million. None of the Junior Subordinated Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by BancShares. See "Description of the Guarantee -- Status of the Guarantee" and "Description of the Junior Subordinated Debentures -- Subordination."

     The ability of the Issuer Trust to pay amounts due on the Capital Securities is solely dependent upon BancShares' making payments on the Junior Subordinated Debentures as and when required.

     Option to Extend Interest Payment Period; Tax Consequences. So long as no Debenture Event of Default has occurred and is continuing, BancShares has the right under the Junior Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures or end on a date other than a Distribution Date. See "Description of the Junior Subordinated Debentures -- Debenture Events of Default." As a consequence of any such deferral, quarterly Distributions on the Capital Securities by the Issuer Trust will be deferred during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon during any Extension Period at a rate equal to 8.25% per annum, compounded quarterly from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, BancShares may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of BancShares' capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of BancShares that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of BancShares in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of BancShares (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of BancShares' capital stock (or any capital stock of a subsidiary of BancShares) for any class or series of BancShares' capital stock or of any class or series of BancShares' indebtedness for any class or series of BancShares' capital stock, (c) the purchase of fractional interests in shares of BancShares' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, BancShares may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods, extend beyond the Stated Maturity of the Junior Subordinated Debentures, or end on a date other than a Distribution Date. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at a rate equal to 8.25% per annum, compounded quarterly), BancShares may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period,
                                       10
except at the end thereof. BancShares must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of BancShares' election to begin a new Extension Period to the holders of the Capital Securities. Subject to the foregoing, there is no limitation on the number of times that BancShares may elect to begin an Extension Period. See "Description of the Capital Securities -- Distributions" and "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period."

     Should an Extension Period occur, a holder of Capital Securities will accrue income (in the form of original issue discount) for United States federal income tax purposes in respect of its pro rata share of the Junior Subordinated Debentures held by the Issuer Trust. As a result, a holder of Capital Securities will include such original issue discount income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such income, and will not receive the cash related to such income from the Issuer Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions with respect to such Extension Period. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and "-- Sale or Redemption of Capital Securities."

     BancShares has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should BancShares elect to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of BancShares' right to defer interest payments, the market price of the Capital Securities (which represent preferred undivided beneficial interests in the assets of the Issuer Trust) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

     Tax Event, Investment Company Event or Capital Treatment Event Redemption and Optional Early Redemption. Upon the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event, BancShares has the right to redeem the Junior Subordinated Debentures in whole, but not in part, at any time within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event and thereby cause a mandatory redemption of the Capital Securities and Common Securities. In addition, on or after June 30, 2003, BancShares may prepay the Junior Subordinated Debentures, in whole or in part, for any reason and thereby cause an optional redemption of the Capital Securities, in whole or in part. Any such redemption shall be at a price equal to the aggregate liquidation amount of the Capital Securities and Common Securities, respectively, together with accumulated Distributions to but excluding the date fixed for redemption. The ability of BancShares to exercise its rights to redeem the Junior Subordinated Debentures prior to the stated maturity may be subject to prior regulatory approval by the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of the Capital Securities -- Redemption" and " -- Liquidation Distribution Upon Dissolution," and "Description of the Junior Subordinated Debentures -- Redemption."

     A "Tax Event" means the receipt by the Issuer Trust of an opinion of counsel to BancShares experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities (including, without limitation, any of the foregoing arising with respect to, or resulting from, any proposal, proceeding or other action commencing on or before such date), there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by BancShares on the Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion will not be, deductible by BancShares, in whole or in part, for United States federal income tax purposes or (iii) the Issuer Trust is, or will be within 90 days of the delivery of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. According to a petition recently filed in the United States Tax Court by a corporation unrelated to BancShares and the Issuer Trust, the Internal Revenue Service has challenged the deductibility for United States federal income tax purposes of interest payments on certain purported debt instruments held by entities intended to be taxable as partnerships for United States federal income tax purposes, where those entities, in turn, issued preferred securities to investors. Although the overall structure of the financing arrangement involved in that case is somewhat similar to the financing structure for the Junior Subordinated Debentures and the Issuer Trust, the relevant facts in that case appear to differ significantly from those relating to the Junior Subordinated Debentures and the Issuer Trust. Whether the Internal Revenue Service would attempt to challenge the deductibility of interest on the Junior Subordinated Debentures cannot be predicted. BancShares, based on the advice of counsel, intends to take the position that interest payments on the Junior Subordinated Debentures will be deductible by BancShares for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- Classification of the Junior Subordinated Debentures." Adverse developments relating to the deductibility of interest, whether arising in connection with the case currently pending in the United States Tax Court or not, could give rise to a Tax Event.

     "Investment Company Event" means the receipt by the Issuer Trust of an opinion of counsel to BancShares experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Capital Securities.

     A "Capital Treatment Event" means the reasonable determination by BancShares that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that BancShares will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as "Tier 1 capital" (or the then equivalent thereof) for purposes of the risk-based capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to BancShares.

     Possible Tax Law Changes. In both 1996 and 1997, the Clinton Administration proposed to amend the Internal Revenue Code of 1986, as amended (the "Code"), to deny deductions of interest and original issue discount ("OID") on instruments with features similar to those of the Junior Subordinated Debentures when issued under arrangements similar to the Issuer Trust. That proposal was not passed by, and is not currently pending before, Congress. There can be no assurance, however, that future legislative proposals, future regulations or official administrative pronouncements, or future judicial decisions will not affect the ability of BancShares to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit BancShares, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the Capital Securities, as described more fully under "Description of the Capital Securities -- Redemption."

     Exchange of Capital Securities for Junior Subordinated Debentures. The holders of all the outstanding Common Securities have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Issuer Trust. The ability of BancShares to dissolve the Issuer Trust may be subject to prior regulatory approval of the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of the Capital Securities -- Liquidation Distribution Upon Dissolution."

     Under current United States federal income tax law and interpretations and assuming, as expected, that the Issuer Trust will be classified as a grantor trust for United States federal income tax purposes, a distribution of the Junior Subordinated Debentures upon a liquidation of the Issuer Trust will not be a taxable event to holders of the Capital Securities. However, if a Tax Event were to occur that would cause the Issuer Trust to be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, a distribution of the Junior Subordinated Debentures by the Issuer Trust would be a taxable event to the Issuer Trust and the holders of the Capital Securities. See "Certain Federal Income Tax Consequences -- Distribution of Junior Subordinated Debentures to Holders of Capital Securities."

     Rights Under the Guarantee. Bankers Trust will act as the Guarantee Trustee under the Guarantee and will hold the Guarantee for the benefit of the holders of the Capital Securities. Bankers Trust will also act as Debenture Trustee for the Junior Subordinated Debentures and as Property Trustee under the Trust Agreement. Bankers Trust (Delaware) will act as Delaware Trustee under the Trust Agreement. The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by or on behalf of the Issuer Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Issuer Trust has funds on hand available therefor at such time; (ii) the Redemption Price (as defined in "Description of the Capital Securities -- Redemption") with respect to any Capital
                                       12

Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time; and (iii) upon a voluntary or involuntary dissolution of the Issuer Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of
(a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the Capital Securities on liquidation of the Issuer Trust. The Guarantee is subordinated as described under " -- Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures" and "Description of the Guarantee -- Status of the Guarantee." The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against BancShares to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity.

     If BancShares were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Issuer Trust may lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of BancShares to pay any amounts payable in respect of the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against BancShares for enforcement of payment to such holder of any amounts payable in respect of such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, BancShares will have a right of set-off under the Junior Subordinated Indenture to the extent of any payment made by BancShares to such holder of Capital Securities in the Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Capital Securities" and " -- Debenture Events of Default," and "Description of the Guarantee." The Trust Agreement provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee and the Junior Subordinated Indenture.

     Limited Voting Rights. Holders of Capital Securities will have limited voting rights relating generally to the modification of the Capital Securities and the Guarantee and the exercise of the Issuer Trust's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee except upon the occurrence of certain events specified in the Trust Agreement and described herein. The Property Trustee and the holders of all the Common Securities may, subject to certain conditions, amend the Trust Agreement without the consent of holders of Capital Securities to cure any ambiguity or make other provisions not inconsistent with the Trust Agreement or to ensure that the Issuer Trust (i) will not be taxable as a corporation for United States federal income tax purposes, or (ii) will not be required to register as an "investment company" under the Investment Company Act. See "Description of the Capital Securities -- Voting Rights; Amendment of Trust Agreement" and " -- Removal of Issuer Trustees; Appointment of Successors."

     Absence of Prior Market for the Capital Securities and Certain Trading Restrictions. There is no current public market for the Capital Securities. Although the Capital Securities have been approved for quotation on AMEX, subject to notice of issuance, there can be no assurance that an active public market will develop for the Capital Securities or that, if such market develops, that it will be maintained or that the market price will equal or exceed the public offering price set forth on the cover page of this Prospectus. The public offering price for the Capital Securities has been determined through negotiations between BancShares and the Underwriter. Prices for the Capital Securities will be determined in the marketplace and may be influenced by many factors, including prevailing interest rates, the liquidity of the market for the Capital Securities, investor perceptions of BancShares and general industry and economic conditions. In addition, notwithstanding the registration of the Capital Securities, holders who are "affiliates" of BancShares or the Issuer Trust as defined under Rule 405 of the Securities Act may publicly offer for sale or resell the Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act. See "Underwriting."

     Because holders of Capital Securities may receive Junior Subordinated Debentures on termination of the Issuer Trust, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated

Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of the Junior Subordinated Debentures."

     Capital Securities are Not Insured. The Capital Securities are not insured by the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC") or by any other governmental agency.

Risk Factors Relating to BancShares

     Status of BancShares as a Bank Holding Company. Because BancShares is a bank holding company, its right to participate in any distribution of assets, if any, of the Bank upon its liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such a distribution) is subject to the prior claims of creditors of the Bank (including its depositors), except to the extent that BancShares may itself be recognized as a creditor of the Bank. At March 31, 1998, the Bank had total liabilities (excluding liabilities owed to BancShares) of approximately $529.5 million, including deposits. Accordingly, the Capital Securities effectively will be subordinated to all existing and future liabilities of the Bank, and holders of Capital Securities should look only to the assets of BancShares for payments on the Capital Securities. Neither the Guarantee nor the Junior Subordinated Indenture places any limitation on the amount of secured or unsecured debt that may be incurred by the Bank in the future. See "Description of the Junior Subordinated Debentures" and "Description of the Guarantee."

     Reliance on Dividend Payments by the Bank. Almost all of the operating assets of BancShares are owned by the Bank, and BancShares relies primarily on dividends from the Bank to meet its obligations for the payment of principal and interest on its separate debt obligations and corporate expenses and for payment of dividends on its outstanding common stock. The payment of dividends by the Bank to BancShares is subject to certain legal and regulatory limitations, is subject to ongoing review by banking regulators and, under certain circumstances, may require prior approval by banking regulatory authorities. At March 31, 1998, approximately $5.7 million was available for payment of dividends to BancShares from the Bank without affecting the Bank's current classification as a "well capitalized" bank under federal bank regulatory capital guidelines and without regulatory approval. However, no assurance can be given that the Bank will have funds available to pay dividends to BancShares at any particular time in the future. At March 31, 1998, BancShares had separate assets (consisting primarily of marketable equity securities) with a fair value of approximately $17.5 million that could have been liquidated, if necessary, in order to pay obligations of BancShares. See "Supervision and Regulation." The Bank also is subject to certain restrictions under federal law on extensions of credit to, and certain other transactions with, BancShares and certain of its other affiliates, and on investments in the stock or other securities thereof. Such restrictions prevent BancShares and such other affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. Further, such secured loans or other transactions and investments by the Bank are generally limited in amount as to BancShares and as to each such other affiliate to 10% of the Bank's capital and surplus and as to BancShares and all such other affiliates to an aggregate of 20% of the Bank's capital and surplus.

     Fluctuations in Performance. BancShares' operating results can fluctuate substantially from period to period as a result of a number of factors, including the volume of loan production, interest rates, risk of credit losses and changes in the economy, including the local economy in BancShares' banking markets. In particular, BancShares' results are strongly influenced by the level of loan production, which is influenced by the interest rate environment and other economic factors. Accordingly, BancShares' net income may fluctuate substantially from period to period.

     Interest Rate Fluctuations. Changes in interest rates can have differing effects on various aspects of BancShares' business, particularly on the net interest income of BancShares, the rate of loan prepayments, and the volume of loans originated.

       Net Interest Income. The Bank's profitability is dependent to a large extent on its net interest income, which is the difference between its income on interest-earning assets and its expense on interest-bearing liabilities. The Bank, like most financial institutions, is affected by changes in general interest rate levels and by other economic factors beyond its control. Interest rate risk arises in part from the mismatch (i.e., the interest sensitivity gap) between the dollar amount of repricing or maturing interest earning assets and liabilities, and is measured in terms of the ratio of the interest rate sensitivity gap to total assets. More interest earning assets than interest bearing liabilities repricing or maturing over a given time period is considered asset-sensitive and is reflected as a positive gap, and more liabilities than assets repricing or maturing over a given time period is considered liability-sensitive and is reflected as a negative gap. A liabilities-sensitive position (i.e., a negative gap) may generally enhance net interest income in a falling interest rate environment and reduce net interest income in a rising interest rate environment, while an asset-sensitive position (i.e., a positive gap) may generally enhance net interest income in a rising interest rate environment and will reduce net interest income in a falling interest rate environment. Fluctuations in interest rates are not predictable or controllable. Periodically, the Bank estimates the prepayment rates of all loans in its loan portfolios in order to determine its gap position over the approaching twelve-month period. At December 31, 1997, based on management's assumptions derived from its experience, the Bank calculated that it had a negative one-year cumulative gap position representing 18.6% of total assets.

       Rate of Loan Prepayment. Changes in interest rates also affect the average life of loans. The relatively lower interest rates in recent periods have resulted in increased prepayments of loans and mortgage-backed securities as borrowers have refinanced their mortgages to reduce their borrowing costs. Under these circumstances, the Bank is subject to reinvestment risk to the extent that it is not able to reinvest such prepayments at rates which are comparable to the rates on the prepaid loans or securities.

     Allowance for Loan Losses. Industry experience indicates that a portion of BancShares' loans held in its portfolio will become delinquent and a portion of the loans will become charge-offs. Regardless of the underwriting criteria used by the Bank, losses may be experienced as a result of various factors beyond the Bank's control, including, among other things, changes in market conditions affecting the value of properties and problems affecting the credit of the borrower. The Bank's determination of the adequacy of its allowance for loan losses is based on various considerations, including an analysis of the risk characteristics of various classifications of loans, previous loan loss experience, specific loans which would have loan loss potential, delinquency trends, estimated fair value of the underlying collateral, current economic conditions, the views of the Bank's regulators (who have the authority to require additional reserves), and geographic and industry loan concentration. If delinquency levels were to increase as a result of adverse general economic conditions, the loan loss reserve so determined by the Bank, however, may not be adequate. The Bank believes the allowance to be adequate, but there can be no assurance that the allowance will be adequate to cover possible loan losses or that the Bank will not experience significant losses in its loan portfolio which may require significant increases to the allowance for loan losses in the future. At March 31, 1998, BancShares' allowance for loan losses totaled $6.0 million which was 1.70% of gross loans, or 504.27% of non-performing loans.

     Growth. BancShares has grown, and may seek to grow in the future, through acquisitions by the Bank of other financial institutions and branches of financial institutions. However, competition for acquisitions in BancShares' market area is highly competitive. Moreover, any acquisitions will be subject to regulatory approval and there can be no assurance that BancShares will obtain such approvals. BancShares may not be successful in the future in identifying acquisition candidates, integrating acquired institutions or preventing deposit erosion at acquired institutions or branches. Furthermore, BancShares' ability to grow through acquisitions will depend on its maintaining sufficient regulatory capital levels and on economic conditions.

     BancShares has experienced growth over the past five years, as total assets have increased from $411.6 million at December 31, 1993 to approximately $590.8 million at December 31, 1997. There can be no assurance that BancShares will be able to manage adequately and profitably its future growth. Failure by BancShares to manage its growth effectively or sustain historical increases in loan origination volume could have a material adverse effect on BancShares' business, financial condition, and results of operations.

     Concentration of Control. A significant percentage of BancShares' voting securities are beneficially owned by members of the Holding family. Accordingly, the Holding family is able to control the election of the Board of Directors of BancShares and thus the direction and future operations of BancShares without any approving vote of the holders of the Capital Securities offered hereby. See "Beneficial Ownership of Securities."

     Potential Conflicts of Interest. Certain decisions concerning the operations of, or financial dealings between, BancShares and other financial services companies controlled by the Holding family, may present conflicts of interest between the Holding family and the holders of the Capital Securities offered hereby. Although it is expected that the terms of any such transactions between BancShares or the Bank and such other companies will be on terms no less favorable than those that could be obtained from an independent third party, BancShares cannot predict with certainty either the nature of, or the financial terms of, any transactions which may arise in the future. See "Southern BancShares (N.C.), Inc.," "Business," and "Certain Relationships and Related Transactions."

     Competition. The banking business is highly competitive. In its primary market area, the Bank competes with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking firms and other financial and non-financial companies operating locally and elsewhere, which may offer products similar to those offered by the Bank. Certain of the Bank's primary competitors have substantially greater resources and lending limits than the Bank and offer services the Bank does not provide at this time. BancShares' profitability depends upon the Bank's ability to continue to compete in its primary market areas. See "Business -- Competition."

     Developments in Technology. BancShares is heavily dependent upon complex computer systems for all phases of its operations. The year 2000 issue common to most corporations concerns the inability of certain software and databases to recognize properly date sensitive information beginning January 1, 2000. This problem could result in a disruption to BancShares' operations, if not corrected. Financial services institutions are particularly sensitive to such disruptions. BancShares uses third-party vendors for substantially all of its data processing. As a result, much of BancShares' remediation effort relates to monitoring and communicating with those vendors. BancShares has assessed and developed a detailed strategy to prevent or at least minimize problems related to the year 2000 issue. In 1997, resources were committed and implementation began to modify the affected information systems. Implementation is currently on schedule, but the degree of success of the project cannot be determined at this time. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Accounting and Other Matters" and "Certain Relationships and Related Transactions."

     The market for financial services, including banking services, is increasingly affected by advances in technology, including developments in telecommunications, data processing, computers, automation, Internet-based banking, debit cards and so-called "smart" cards. BancShares' ability to compete successfully in its markets may depend on the extent to which it is able to exploit such technological changes. However, there can be no assurance that the development of these or any other new technologies, or BancShares' success or failure in anticipating or responding to such developments, will materially affect BancShares' business, financial condition and operating results.

     Economy of Eastern North Carolina. BancShares is headquartered and operates primarily in rural eastern North Carolina. Economic information from state and national sources indicates that the 17 counties served by the Bank lag the median figures of North Carolina in the areas of per capita income, family income, and population growth rates. Between 1980 and 1990, the Bank's market counties experienced a negative net migration of the population. Only in the area of unemployment does the Bank's market area compare favorably to the rest of eastern North Carolina, but this may be related to the negative growth during the same period and the agricultural nature of the area.

     Dependence on Local Agriculture and Tobacco Industry. The tobacco industry contributes significantly to the economy of eastern North Carolina, especially in the 17 eastern North Carolina counties in which the Bank operates. For several decades, the tobacco industry, both in the United States and abroad, has faced, and continues to face, a number of issues that may adversely affect the volume, operating revenues, cash flows, operating income and financial position of businesses operating in eastern North Carolina and, by consequence, BancShares.

     In the United States, these issues include proposed federal regulatory controls (including, as discussed below, the issuance of final regulations by the United States Food and Drug Administration (the "FDA") that regulate cigarettes as "drugs" or "medical devices"); actual and proposed excise tax increases; actual and proposed federal, state and local governmental and private bans and restrictions on smoking (including in workplaces and in buildings permitting public access); actual and proposed restrictions on tobacco manufacturing, marketing, advertising (including decisions by certain companies to limit or not accept tobacco advertising) and sales; proposed legislation and regulations to require additional health warnings on cigarette packages and in advertising, and to eliminate the tax deductibility of tobacco advertising and promotional costs; actual and proposed requirements regarding disclosure of cigarette ingredients and other proprietary information; actual and proposed requirements regarding disclosure of the yields of "tar," nicotine and other constituents found in cigarette smoke; increased assertions of adverse health effects associated with both smoking and exposure to environmental tobacco smoke ("ETS"); legislation or other governmental action seeking to ascribe to the industry responsibility and liability for the purported adverse health effects associated with both smoking and exposure to ETS; the diminishing social acceptance of smoking; increased pressure from anti-smoking groups; unfavorable press reports; governmental and grand jury investigations; and increased smoking and health litigation, including private plaintiff class action litigation and health care cost recovery actions brought by state and local governments, unions and others seeking reimbursement for Medicaid and/or other health care expenditures allegedly caused by cigarette smoking.

     Risk of Claims. In the ordinary course of its business, the Bank is or may become subject to claims made against it by borrowers arising from, among other things, losses that are claimed to have been incurred as a result of alleged breaches of fiduciary obligations, errors and omissions of employees, officers and agents of the Bank, incomplete documentation, and failures by the Bank to comply with various laws and regulations applicable to its business. Relying as it does on employees interacting with its customers, the Bank may encounter circumstances where employees knowingly or unknowingly violate laws or regulations without the knowledge of management, in which case the Bank may be liable for these acts.

BancShares believes that liability with respect to any currently asserted claims or legal actions is not likely to be material to BancShares' results of operations or financial condition; however, any claims asserted may result in legal expenses or liabilities which could have a material adverse effect on BancShares' results of operations and financial condition.

     Environmental Matters. In the course of its business, through the foreclosure process the Bank has acquired, and may acquire in the future, properties securing loans that are in default. Therefore, there is a risk that the Bank could be required to investigate and clean up hazardous or toxic substances or chemical releases at such properties after their acquisition and may be held liable to a governmental entity or to third-parties for property damage, personal injury and investigation and cleanup costs incurred by such parties in connection with the contamination. To date, the Bank has not been required to perform any investigation or cleanup activities of any material nature. No assurance can be given, however, that this will remain the case in the future.


                       SOUTHERN BANCSHARES (N.C.), INC.

General

     BancShares is a registered bank holding company, incorporated under the laws of Delaware, and headquartered in Mount Olive, North Carolina. It was organized during 1986 as the successor to, and to effect a change in the state of incorporation of, the Bank's original bank holding company. BancShares operates through the Bank which provides a variety of retail and commercial banking products and services to individuals and small-to-medium sized businesses located in the communities it serves. At March 31, 1998, BancShares had total consolidated assets of approximately $593.9 million, total consolidated deposits of approximately $516.0 million, and total consolidated shareholders' equity of approximately $57.0 million. The Bank is a North Carolina-chartered bank that currently maintains 42 banking offices in 38 eastern North Carolina communities.

     BancShares is focused on community-oriented banking via (i) localized lending, (ii) core deposit funding, (iii) conservative balance sheet management, and (iv) stable growth. BancShares' franchise includes many smaller communities where competition is limited due to the exit of larger institutions or to the limited products of smaller institutions. By outsourcing its core data processing requirements, BancShares can offer a complete array of financial services while maintaining its community banking orientation. BancShares' focus on non-metropolitan markets and its emphasis on customer service provide it with a stable source of core funding. At March 31, 1998, transaction accounts and non-interest bearing accounts equaled 25.23% and 12.41%, respectively, of total deposits.

     BancShares' return on average assets and return on average equity were 1.17% and 14.47%, respectively, for the year ended December 31, 1997, and an annualized 1.72% and 17.95%, respectively, for the three months ended March 31, 1998.

     Members of the Holding family, including Frank B. Holding who serves as a director and Chairman of BancShares' Executive Committee, have been actively involved in the management of BancShares, and, currently, various members of the family control an aggregate of 51.55% of BancShares' common stock. See "Beneficial Ownership of Securities" and "Certain Relationships and Related Transactions." As a result, BancShares has been managed from a long-term perspective with primary emphasis being placed on balance sheet liquidity, loan quality, and earnings stability. At March 31, 1998, BancShares' loan-to-deposit ratio was 68.65%, over 65.23% of its $184.6 million investment portfolio was invested in U.S. government obligations with an average maturity of 15 months, and approximately 38.39% of the investment portfolio was classified as held-to-maturity. Consistent with its management philosophy, BancShares has emphasized a low-risk loan portfolio derived from its local markets. At March 31, 1998, BancShares' non-performing assets were $1.2 million, or 0.35% of gross loans and other real estate. Net charge-offs for 1997 were 0.07% of average loans and, for the first quarter of 1998, were an annualized 0.02% of average loans. The allowance for loan losses at March 31, 1998, was 1.70% of gross loans and 504.27% of non-performing loans.

     BancShares' principal executive offices are located at 121 East Main Street, Mount Olive, North Carolina 28365, and its telephone number is (919) 658-7000.

     For additional information regarding BancShares' and its financial condition and results of operations, see "Prospectus Summary,"
"Capitalization," "Selected Consolidated Financial Data," "Business," "Supervision and Regulation," "Beneficial Ownership of Securities," "Directors and Executive Officers," "Executive Compensation," "Certain Relationships and Related Transactions," and "Southern BancShares (N.C.), Inc. and Subsidiary Index to Consolidated Financial Statements."

Recent Acquisition

     Effective May 15, 1998, the Bank acquired ESB, a state-chartered savings bank headquartered in Enfield, North Carolina, which maintained two banking offices. In connection with that transaction, the Bank assumed aggregate deposit liabilities of approximately $15.6 million, and purchased approximately $16.4 million in loans associated with one of ESB's offices which became a branch office of the Bank. The deposits and loans related to ESB's second office were transferred and assigned to an affiliated financial institution in a purchase and assumption transaction. See "Certain Relationships and Related Transactions."


Relationship with Affiliated Financial Institution

     The Bank is party to a contract with an affiliated financial institution, First-Citizens Bank & Trust Company, Raleigh, North Carolina ("FCB"), pursuant to which FCB provides the Bank with certain management consulting services and with various support and data processing services relating to (i) its deposit and loan, item processing, general ledger, statement rendering and securities portfolio management functions which the Bank has chosen not to provide for itself, (ii) service as trustee for the Bank's pension plan and Section 401(k) salary deferral plan, and (iii) until 1997, internal audit services. Fees paid by the Bank to FCB for such services during 1997, 1996 and 1995 totaled approximately $2.4 million, $2.6 million and $2.0 million, respectively. Management of the Bank estimates that fees payable during 1998 will total approximately $2.6 million. See "Certain Relationships and Related Transactions."


                           SOUTHERN CAPITAL TRUST I

     The Issuer Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State. The Issuer Trust will be governed by the Trust Agreement among BancShares, as Depositor, Bankers Trust (Delaware), as Delaware Trustee, Bankers Trust, as Property Trustee, the Administrators (as defined herein) named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Issuer Trust. Two individuals will be selected by the holders of the Common Securities to act as administrators with respect to the Issuer Trust (the "Administrators"). BancShares, while holder of the Common Securities, intends to select two individuals who are employees or officers of or affiliated with BancShares to serve as the Administrators. See "Description of the Capital Securities -- Miscellaneous." The Issuer Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Issuer Trust, and payments under the Junior Subordinated Debentures will be the sole source of revenue of the Issuer Trust.

     All the Common Securities will initially be owned by BancShares. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and during the continuation of a Debenture Event of Default arising as a result of any failure by BancShares to pay any amounts in respect of the Junior Subordinated Debentures when due, the rights of the holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of the Capital Securities -- Subordination of Common Securities." BancShares will acquire Common Securities in an aggregate Liquidation Amount equal to at least 3% of the total capital of the Issuer Trust. The Issuer Trust has a term of 31 years, but may dissolve earlier as provided in the Trust Agreement. The address of the Delaware Trustee is Bankers Trust (Delaware), E.A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266, telephone number (302) 636-3301. The address of the Property Trustee, the Guarantee Trustee and the Debenture Trustee is Bankers Trust Company, Four Albany Street, 4th Floor, New York, New York 10006, telephone number (212) 250-2500.


                             ACCOUNTING TREATMENT

     For financial reporting purposes, the Issuer Trust will be treated as a subsidiary of BancShares and, accordingly, the accounts of the Issuer Trust will be included in the consolidated financial statements of BancShares. The Capital Securities will be included as long-term obligations and described as "Company-obligated mandatorily redeemable capital securities of subsidiary trust holding solely junior subordinated debentures of BancShares" in the consolidated balance sheets of BancShares. Appropriate disclosures about the Capital Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements of BancShares. For financial reporting purposes, Distributions on the Capital Securities will be recorded in the consolidated statements of income as interest expense of BancShares. See also "Capitalization."


                                USE OF PROCEEDS

     All the net proceeds to the Issuer Trust from the sale of the Capital Securities will be invested by the Issuer Trust in the Junior Subordinated Debentures. All the net proceeds to be received by BancShares from the sale of the Junior Subordinated Debentures will be used for general corporate purposes, although it is likely that substantially all such proceeds will be used initially to make additional capital contributions to the Bank to fund its operations and continued expansion and to maintain its status as a "well capitalized" bank under bank regulatory capital guidelines. See "Supervision and Regulation." Portions of the net proceeds from the sale of the Junior Subordinated Debentures also may be used in the future for acquisitions by BancShares or the Bank, extensions of credit to the Bank, or for repurchases of outstanding common stock of BancShares. Pending such use, the net proceeds may be temporarily invested. The precise amounts and timing of the application of proceeds will depend upon the funding requirements of BancShares and its subsidiaries and the availability of other funds. In view of anticipated funding requirements, BancShares may from time to time engage in additional financings of a character and in amounts to be determined. The proceeds from the sale of the Capital Securities are expected to qualify as Tier 1 or core capital with respect to BancShares under the risk-based capital guidelines established by the Federal Reserve, however, capital received from the proceeds of the sale of the Capital Securities cannot constitute more than 25% of the total Tier 1 capital of BancShares (the "25% Capital Limitation"). Amounts in excess of the 25% Capital Limitation will constitute Tier 2 or supplementary capital of BancShares.


               CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     The following table presents the unaudited consolidated ratios of earnings to fixed charges of BancShares for the periods indicated. The consolidated ratio of earnings to fixed charges has been computed by dividing income before income taxes and fixed charges by fixed charges. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits). Interest expense (other than on deposits) includes interest on borrowed funds, federal funds purchased and securities sold under agreements to repurchase, and other funds borrowed.

                                                  For the
                                               three months
                                              ended March 31,                  For the year ended December 31,
                                          ----------------------- ----------------------------------------------------------
                                              1998        1997        1997        1996       1995        1994        1993
                                          ----------- ----------- ----------- ----------- ---------- ----------- -----------
Earnings to fixed charges:
 Excluding interest on deposits .........     24.12x      16.50x      12.63x      11.62x      9.07x      13.54x      22.96x
 Including interest on deposits .........      1.70        1.19        1.37        1.31       1.32        1.46        1.63

                                CAPITALIZATION

     The following table sets forth the unaudited consolidated capitalization of BancShares and its subsidiary as of March 31, 1998, and as adjusted to give effect to the consummation of the offering of the Capital Securities and the application of the net proceeds thereof as provided under "Use of Proceeds." The following data is qualified in its entirety by, and should be read in conjunction with, the detailed information contained in BancShares' consolidated financial statements contained elsewhere herein and the other information contained in its reports filed with the Commission under the Exchange Act. See "Available Information," "Selected Consolidated Financial Data," and "Southern BancShares (N.C.), Inc. and Subsidiary Index to Consolidated Financial Statements."



                                                                                               As of March 31, 1998
                                                                                                   (Unaudited)
                                                                                        ----------------------------------
                                                                                                      Adjusted for Capital
                                                                                           Actual     Securities issuance
                                                                                        ------------ ---------------------
                                                                                              (Dollars in thousands)
 Short-term borrowings:
  TT&L and repurchase agreements ......................................................   $  6,236         $  6,236
                                                                                          --------         --------
   Total short-term borrowings ........................................................      6,236            6,236
                                                                                          --------         --------
 Long-term obligations:
  Company-obligated mandatorily redeemable capital securities of subsidiary trust
   holding solely junior subordinated debentures of BancShares (1) ....................         --           20,000
  Note payable ........................................................................      4,300            4,300
                                                                                          --------         --------
   Total long-term obligations ........................................................      4,300           24,300
                                                                                          --------         --------
    Total borrowings ..................................................................     10,536           30,536
                                                                                          --------         --------
 Shareholders' equity:
  Series B non-cumulative preferred stock, no par value; 408,728 shares authorized;
   407,752 shares outstanding at March 31, 1998 .......................................      1,976            1,976
  Series C non-cumulative preferred stock, no par value; 43,631 shares authorized;
   43,631 shares outstanding at March 31, 1998 ........................................        578              578
  Common stock: 158,485 shares authorized; 119,918 shares outstanding at
   March 31, 1998 .....................................................................        600              600
  Surplus .............................................................................     10,000           10,000
  Retained earnings ...................................................................     29,155           29,155
  Unrealized gain on securities available-for-sale, net of taxes ......................     14,704           14,704
                                                                                          --------         --------
  Total shareholders' equity ..........................................................     57,013           57,013
                                                                                          --------         --------
   Total capitalization ...............................................................   $ 67,549         $ 87,549
                                                                                          ========         ========
 Capital ratios:
  Tier 1 capital ratio ................................................................      12.14%           16.19%
  Total capital ratio .................................................................      13.49            20.02
  Leverage capital ratio ..............................................................       6.53             8.41

---------
(1) See "Accounting Treatment."

                     SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth selected consolidated financial information for BancShares for the five years ended December 31, 1997, and the three-month periods ended March 31, 1998 and 1997. The selected consolidated financial data as of and for each of the years in the five-year period ended December 31, 1997 have been derived from BancShares' audited consolidated financial statements. The consolidated financial statements as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, and the report thereon of KPMG Peat Marwick LLP, independent certified public accountants, are included elsewhere in this Prospectus. The information presented as of and for the three-month periods ended March 31, 1998 and 1997 is derived from BancShares' unaudited consolidated financial statements for these periods. Those unaudited consolidated financial statements, which are included elsewhere in this Prospectus, include all adjustments, consisting only of normal recurring accruals which management considers necessary for a fair presentation of the financial condition and results of operations for such interim periods. Results for the three-month period ended March 31, 1998 are not necessarily indicative of results to be expected for the full year or any other interim period. The following information should also be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein. See also "Available Information," "Experts," and "Southern BancShares (N.C.), Inc. and Subsidiary Index to Consolidated Financial Statements."



                                                        As of and For the
                                                       Three Months Ended
                                                            March 31,
                                                   ---------------------------
                                                        1998          1997
                                                   ------------- -------------
                                                     (Dollars in thousands,
                                                     except per share data)
                                                           (Unaudited)
Summary of Operations
Interest income ..................................   $  10,093     $   9,255
Interest expense .................................       4,802         4,363
                                                     ---------     ---------
Net interest income ..............................       5,291         4,892
Provision for loan losses ........................          60            60
                                                     ---------     ---------
Net interest income after provision for loan
 losses ..........................................       5,231         4,832
Noninterest income ...............................       2,933         4,470
Noninterest expense ..............................       4,788         8,465
                                                     ---------     ---------
Income before income taxes .......................       3,376           837
Income taxes .....................................         809            80
                                                     ---------     ---------
Net income .......................................   $   2,567     $     757
                                                     =========     =========
Selected Period-End Balances
Total assets .....................................   $ 593,889     $ 547,671
Investment securities and federal funds sold .....     192,865       172,913
Loans ............................................     354,206       328,791
Interest earning assets ..........................     551,371       507,804
Deposits .........................................     515,977       480,896
Interest bearing liabilities .....................     462,458       434,918
Shareholders' equity .............................      57,013        44,735
Common shares outstanding ........................     119,918       119,918
                                                     ---------     ---------
Selected Average Balances
Total assets .....................................   $ 597,721     $ 541,812
Investment securities and federal funds sold .....     197,217       176,842
Loans ............................................     352,141       322,867
Interest earning assets ..........................     531,833       485,185
Deposits .........................................     519,366       480,783
Interest bearing liabilities .....................     463,966       427,421
Shareholders' equity .............................      57,195        45,260
Common shares outstanding ........................     119,918       119,918
                                                     ---------     ---------
Profitability Ratios
Return on average total assets ...................        1.72%         0.56%
Return on average shareholders' equity ...........       17.95          6.69
Dividend payout ratio (1) ........................        5.65         18.89
                                                     ---------     ---------
Liquidity and Capital Ratios
Average loans to average deposits ................       67.80%        67.15%
Average shareholders' equity to average total
 assets ..........................................        9.57          8.35
Tier 1 capital ratio .............................       12.14         10.54
Total capital ratio ..............................       13.49         11.84
Leverage capital ratio ...........................        6.53          6.28
Per Share of Common Stock
Net income applicable to common shares (2) .......   $  20.58      $   5.48
Cash dividends ...................................        .38           .37
Book value (3) ...................................     475.43        373.05
                                                     ---------     ---------

                                                                       As of and For the Year Ended
                                                                               December 31,
                                                   ---------------------------------------------------------------------
                                                        1997          1996          1995          1994          1993
                                                   ------------- ------------- ------------- ------------- -------------
                                                               (Dollars in thousands, except per share data)
Summary of Operations
Interest income ..................................   $  39,055     $  36,776     $  32,894     $  27,164     $  22,418
Interest expense .................................      18,827        17,450        16,055        11,044         8,803
                                                     ---------     ---------     ---------     ---------     ---------
Net interest income ..............................      20,228        19,326        16,839        16,120        13,615
Provision for loan losses ........................          60           140            --            --           300
                                                     ---------     ---------     ---------     ---------     ---------
Net interest income after provision for loan
 losses ..........................................      20,168        19,186        16,839        16,120        13,315
Noninterest income ...............................       9,849         4,508         4,028         2,888         3,197
Noninterest expense ..............................      23,064        18,203        15,661        13,918        10,978
                                                     ---------     ---------     ---------     ---------     ---------
Income before income taxes .......................       6,953         5,491         5,206         5,090         5,534
Income taxes .....................................         340         1,127         1,293         1,402         1,741
                                                     ---------     ---------     ---------     ---------     ---------
Net income .......................................   $   6,613     $   4,364     $   3,913     $   3,688     $   3,793
                                                     =========     =========     =========     =========     =========
Selected Period-End Balances
Total assets .....................................   $ 590,752     $ 540,758     $ 496,980     $ 408,035     $ 411,604
Investment securities and federal funds sold .....     190,373       179,709       164,526       123,852       145,732
Loans ............................................     349,353       317,755       287,960       252,611       236,732
Interest earning assets ..........................     544,926       499,164       452,486       376,463       382,464
Deposits .........................................     513,328       480,566       449,002       367,522       375,061
Interest bearing liabilities .....................     458,339       422,941       396,631       326,442       338,515
Shareholders' equity .............................      54,984        44,778        37,163        30,965        24,650
Common shares outstanding ........................     119,918       119,918       119,918       121,767       130,031
                                                     ---------     ---------     ---------     ---------     ---------
Selected Average Balances
Total assets .....................................   $ 567,236     $ 519,541     $ 456,499     $ 407,554     $ 326,232
Investment securities and federal funds sold .....     162,936       157,779       145,417       131,923       114,321
Loans ............................................     340,195       310,389       270,563       242,217       191,360
Interest earning assets ..........................     507,971       469,792       415,980       374,140       305,681
Deposits .........................................     498,303       459,552       407,252       367,618       294,264
Interest bearing liabilities .....................     445,354       411,960       366,597       331,104       263,097
Shareholders' equity .............................      45,703        40,234        34,657        28,445        23,126
Common shares outstanding ........................     119,918       119,918       121,226       123,521       130,312
                                                     ---------     ---------     ---------     ---------     ---------
Profitability Ratios
Return on average total assets ...................        1.17%         0.84%         0.86%         0.90%         1.16%
Return on average shareholders' equity ...........       14.47         10.85         11.29         12.97         16.40
Dividend payout ratio (1) ........................        8.85         13.45         13.57         12.80         11.65
                                                     ---------     ---------     ---------     ---------     ---------
Liquidity and Capital Ratios
Average loans to average deposits ................       68.27%        67.54%        66.44%        65.89%        65.03%
Average shareholders' equity to average total
 assets ..........................................        8.06          7.74          7.59          6.98          7.09
                                                     ---------     ---------     ---------     ---------     ---------
Tier 1 capital ratio .............................       11.43          9.33          8.87          9.08          8.01
Total capital ratio ..............................       12.78         10.66         10.19         10.39          9.27
Leverage capital ratio ...........................        6.07          5.46          5.60          5.20          4.23
Per Share of Common Stock
Net income applicable to common shares (2) .......   $  51.77      $  33.00      $  28.90      $  27.04      $  26.72
Cash dividends ...................................       1.50          1.50          1.00          1.00          1.00
Book value (3) ...................................     458.51        373.41        309.90        254.30        189.57
                                                     ---------     ---------     ---------     ---------     ---------

                                                    As of and For the
                                                   Three Months Ended                 As of and For the Year Ended
                                                        March 31,                             December 31,
                                                  --------------------- --------------------------------------------------------
                                                     1998       1997       1997        1996        1995       1994       1993
                                                  ---------- ---------- ---------- ------------ ---------- ---------- ----------
                                                                  (Dollars in thousands, except per share data)
                                                       (Unaudited)
Asset Quality Ratios
Nonperforming assets to total gross loans and
 other real estate owned ........................     0.35%      0.31%      0.21%        0.16%      0.22%      0.73%      0.62%
Net charge-offs to average loans ................     0.02     ( 0.03)      0.07         0.10       0.12       0.03       0.26
Total allowance for loan losses to total
 nonperforming assets ...........................   484.77     611.66     802.55     1,237.55     981.52     358.85     455.39

---------
(1) For each indicated period, total common and preferred dividends paid divided by net income.

(2) For each indicated period, net income less preferred dividends paid, divided by the average number of common shares outstanding. BancShares' adoption of Statement 128, "Earnings per Share," had no effect on its earnings per share disclosure since BancShares has no dilutive securities.


(3) At the end of each indicated period, shareholders' equity divided by the number of common shares outstanding.


                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

For the Three Years Ended December 31, 1997, 1996 and 1995

 Introduction. This discussion provides information concerning changes in the consolidated financial condition and results of operations of BancShares and the Bank for 1997, 1996 and 1995. The comments are intended to supplement and should be reviewed in conjunction with the consolidated financial statements, related notes and selected financial data presented elsewhere herein.

 Acquisitions. In May 1997, BancShares acquired the Aulander, North Carolina, the Aurora, North Carolina and the Hamilton, North Carolina offices of Wachovia Bank of North Carolina, N.A. These acquisitions were accounted for as purchases, and, therefore, the results of operations prior to purchase of the financial institutions are not included in the consolidated financial statements. The acquisitions were as follows:



                                                                    Transaction     Loans    Deposits
                                                                        Date      Acquired   Acquired
                                                                   ------------- ---------- ---------
                                                                                     (Dollars in
                                                                                      thousands)
       Wachovia Bank of North Carolina, N.A. -- Aulander, NC .....   May 1997      $  180    $ 5,117
       Wachovia Bank of North Carolina, N.A. -- Aurora, NC .......   May 1997         852     11,838
       Wachovia Bank of North Carolina, N.A. -- Hamilton, NC .....   May 1997         412      4,106
                                                                                   ------    -------
        1997 acquisition totals ..................................                 $1,444    $21,061
                                                                                   ======    =======

 In June 1996, BancShares acquired the Windsor, North Carolina office of FCB and sold its Scotland Neck office to Triangle Bank. In August 1996 BancShares acquired the Edenton, North Carolina office of United Carolina Bank. These acquisitions were accounted for as purchases, so the results of operations prior to the purchase of the financial institutions are not included in the consolidated financial statements. The 1996 acquisitions and divestitures were as follows:



                                                                                Loans     Deposits
                                                                Transaction   Acquired    Acquired
                                                                    Date       (Sold)      (Sold)
                                                               ------------- ---------- -----------
                                                                             (Dollars in thousands)
      First-Citizens Bank & Trust Company -- Windsor, NC .....  June 1996      $   83    $  7,348
      Triangle Bank -- Scotland Neck, NC .....................  June 1996         (42)     (4,037)
      United Carolina Bank -- Edenton, NC .................... August 1996      5,304       6,085
                                                                               ------    --------
       Net 1996 acquisition totals ...........................                 $5,345    $  9,396
                                                                               ======    ========

     Results of Operations.

     Earnings. For 1997, net income of $6.6 million represented a 51.54% increase from 1996 net income of $4.4 million. Net income for 1995 was $3.9 million. The increase in 1997 net income was principally the result of gains on the sale of available-for-sale securities and a reduction in income taxes resulting from the donation of available-for-sale securities. Excluding the impact of securities gains and charitable contributions, income before income taxes decreased by approximately $158,000 between 1996 and 1997, principally due to increased costs associated with expansion in existing and new markets.

     The increase in 1996 net income was principally the result of increased net interest income resulting from the 1996 full year impact of June 1995 acquisitions. Net income per average share of common stock increased to $51.77 in 1997, from $33.00 in 1996, due to increased earnings. Net income per average share of common stock increased to $33.00 in 1996, from $28.90 in 1995 due to increased earnings and a decrease in the average shares outstanding for 1996.

     Net Interest Income. The greatest portion of BancShares' earnings is from net interest income, which is the difference between interest income on interest earning assets and interest paid on deposits and other interest bearing liabilities. The primary factors affecting net interest income are changes in the volume and yields/rates on earning assets and interest bearing liabilities, and the ability to respond to changes in interest rates through asset/liability management. In 1997 net interest income was $20.2 million as compared to $19.3 million in 1996, an increase of $902,000 or 4.67%. In 1996 net interest income was $19.3 million as compared to $16.8 million in 1995, an increase of $2.5 million or 14.77%. The 1997 increase was primarily attributable to increased loan revenue from a 9.60% increase in average loan balances outstanding from $310.4 million in 1996 to $340.2 million in 1997. The yields received on average loans for 1997 decreased to 8.59% from 8.66% for 1996. The rates paid on interest bearing liabilities decreased 1 basis point during 1997 and the average interest bearing deposits increased 8.15% between 1996 and 1997 resulting in an 7.89% increase in total interest expense.

     The 1996 increase was primarily attributable to increased loan revenue from a 14.72% increase in average loan balances outstanding from $270.6 million in 1995 to $310.4 million in 1996. The yields received on average loans for 1996 decreased to 8.66% from 9.00% for 1995. The rates paid on interest bearing liabilities decreased 14 basis points during 1996 and the average interest bearing deposits increased 12.49% between 1995 and 1996 resulting in an 8.69% increase in total interest expense.

     Loans produced the largest component of interest income, amounting to $29.2 million in 1997, $26.9 million in 1996 and $24.3 million in 1995. This represented an increase in 1997 of 8.73%. For the year ended December 31, 1996, interest income on loans increased 10.44%. During 1997 average loans outstanding increased $29.8 million or 9.60%. This average increase was primarily due to loan growth in the existing branch network and the impact of the 1997 branch acquisitions as set forth in Table 2. The 1996 increase in interest income was primarily due to loan growth in the existing branch network and the impact of the 1996 branch acquisitions discussed above. In 1997, the average yield on loans decreased to 8.59% from 8.66% in 1996. This decrease resulted from overall lower market interest rates during most of 1997. The 1995 average yield was 9.00%.

     Earnings from investments and federal funds sold provided the balance of interest income, contributing $9.8 million in 1997, $9.9 million in 1996, and $8.6 million in 1995. In 1997, BancShares realized lower yields on investment securities and federal funds sold and maintained larger average balances for each period. In 1996, BancShares realized higher yields on investment securities and federal funds sold and larger average balances. Average investment securities and federal funds sold was $162.9 million in 1997, an increase from $157.8 million in 1996. The 1997 average increase was principally the result of the acquisitions made in May 1997.

     Total 1997 interest expense for BancShares increased 7.89% after increasing in 1996 by 8.69%. The principal component of BancShares' interest expense, interest paid on deposits, totaled $18.2 million in 1997, $16.9 million in 1996 and $15.4 million in 1995. BancShares' deposit base increased 6.82% in 1997, primarily as a result of the 1997 acquisitions. The cost of interest bearing deposits also increased in 1997 primarily as a result of the 1997 acquisitions. The cost of interest bearing deposits increased in 1996 principally as a result of deposit growth within the branch network excluding the 1996 acquisitions. The average effective rates paid on interest bearing liabilities were 4.23%, 4.24%, and 4.38% in 1997, 1996, and 1995 respectively. During 1993, BancShares borrowed $5.5 million to purchase a savings bank. During 1997, BancShares utilized long term borrowings to provide a $5.0 million injection of capital into its subsidiary and to refinance the remaining balance of the 1993 borrowings. The 1993 debt was being repaid at $100,000 per month plus interest. These debts are to be repaid at $450,000 per quarter plus interest. Interest on these debts was $295,000 in 1997, $117,000 in 1996 and $309,000 in 1995. The outstanding debt at December 31, 1997 was $4.8 million.

     BancShares' interest rate spread was 3.60%, 3.75% and 3.63% on a tax equivalent basis in 1997, 1996 and 1995, respectively. BancShares' ability to maintain a favorable spread between interest income and interest expense is a major factor in generating earnings; therefore, it is necessary to manage effectively earning assets and interest bearing liabilities.

     Noninterest Income. Noninterest income which consists primarily of securities gains, service charges, commissions, fees and gains on sales of loans, increased $5.3 million in 1997. Total noninterest income was $9.8 million in 1997, as compared to $4.5 million in 1996 and $4.0 million in 1995. Total noninterest income for 1997 includes securities gains of $5.6 million related to the funding of a charitable foundation by the contribution of available-for-sale equity securities and the sale of available-for-sale securities. Service charges on deposit accounts increased $254,000, or 9.53%, in 1997 to $2.9 million, from $2.7 million in 1996. This increase was primarily attributable to the full year impact of the accounts subject to service charges acquired in June and August 1996 and the May acquisitions of 1997. Service charges on deposit accounts increased $317,000, or 13.51%, in 1996, from $2.3 million in 1995 to $2.7 million for 1996. This increase was primarily attributable to the full year impact of the accounts subject to service charges acquired in June 1995 and the June and August acquisitions of 1996.

     BancShares had an increase in 1997 in other service charges and fees of $88,000. BancShares had an increase in 1996 in other service charges and fees of $135,000.

     During 1997, the remaining noninterest income decreased $108,000 from $604,000 in 1996 to $496,000 in 1997. This decrease was primarily attributable to a gain of $213,000 on the sale of a branch in 1996. During 1996, the remaining noninterest income decreased $431,000 from $1.0 million in 1995 to $604,000 in 1996. This decrease was primarily attributable to a favorable one time $410,000 settlement of a law suit in 1995.

     Noninterest Expense. Noninterest expense includes personnel, intangibles amortization, data processing, occupancy, furniture and equipment, FDIC assessments, printing, supplies, legal and professional fees, postage and other miscellaneous operating expenses. Noninterest expense was $23.1 million in 1997 compared to $18.2 million in 1996 and $15.7 million in 1995. In 1997 BancShares recorded $4.1 million of charitable contributions expense related to the funding of a charitable foundation. Control of noninterest expense is an important aspect in managing net income. The 1995, 1996 and 1997 acquisitions should enhance the future operating results of BancShares. However, for the following ten years, earnings will be reduced as BancShares amortizes intangibles resulting from the assets acquired.

     The most significant element of BancShares' noninterest expense is personnel costs. In 1997, salaries and benefits represented $8.8 million, or 37.99%, of total noninterest expense. The personnel costs of 1997 include the impact of a full year of the costs related to the acquisitions made in June and August 1996 and a partial year of costs for the acquisitions made in May 1997. In 1996, salaries and benefits represented $8.0 million, or 43.81%, of total noninterest expense. The personnel costs of 1996 include the impact of a full year of the costs related to the acquisitions made in June 1995 and a partial year of costs for the acquisitions made in June and August, 1996. In 1995, salaries and benefits represented $6.9 million, or 44.01%, of total noninterest expense. The personnel costs of 1995 included the impact of a full year of the costs related to the acquisitions made in the last quarter of 1994 and the partial year costs for the acquisitions made in June, 1995.

     The 1997 noninterest expense, other than personnel and charitable contributions, was $10.2 million, an increase of $586,000, or 6.08%, from $9.6 million in 1996. Occupancy expenses increased from $941,000 in 1995 to $1.2 million in 1996 to $1.4 million in 1997. These increases of 27.8% and 15.4%, respectively, are principally the result of additional expenditures incurred as a result of the 1995, 1996 and 1997 acquisitions, the replacements of aging branch facilities and the 1997 opening of a second location in Rocky Mount, North Carolina. Furniture and fixture expenses increased from $1.1 million in 1995 to $1.3 million in 1996 and to $1.6 million in 1997. These increases of 18.27% and 24.28%, respectively, reflect the additional equipment expenses incurred as a result of the acquisitions in 1995, 1996 and 1997 and the opening of the second Rocky Mount branch in 1997.

     Data processing costs represent charges by vendors that perform data processing services for the Bank. The Bank has contracts with four such companies. Data processing fees are primarily based upon per item or per account charges. Data processing costs in 1997 were $1.6 million, an increase of 10.97%, over 1996 data processing expenses of $1.4 million. This increase was the result of the 1996 and 1997 acquisitions and volume increases in the existing branch system. Data processing costs in 1996 were $1.4 million, an increase of 7.95%, over 1995 data processing expenses of $1.3 million. This increase was the result of the 1995 and 1996 acquisitions and volume increases in the existing branch system.

     Intangibles amortization in 1997 was $1.8 million, a 7.14% increase over the 1996 intangibles amortization. Intangibles amortization in 1996 was $1.6 million, a 20.26% increase over the 1995 intangibles amortization of $1.4 million. The 1997 amortization included a full year's amortization for the 1996 acquisitions and partial year amortizations for the acquisitions made in May 1997. The 1996 amortization included a full year's amortization for the 1995 acquisitions and partial year amortizations for the acquisitions made in June and August 1996. The 1995 amortization included a full year's amortization for the 1994 acquisitions and partial year amortizations for the acquisitions made in June 1995.

     The Bank has deposits insured under both of the FDIC's insurance funds, the BIF and the SAIF. In July 1995, the FDIC and other regulatory agencies proposed a plan to recapitalize the SAIF, and Congress mandated a one-time assessment for all SAIF insured deposits on September 30, 1996. Congress required that 80% of the Bank's SAIF insured deposits as reported on the Bank's March 31, 1995 call report and 100% of SAIF insured deposits purchased by the Bank after March 31, 1995 be assessed at .66%. On September 30, 1996 the Bank had approximately $87.0 million of SAIF-insured deposits based on the above formula and recorded a $569,000 charge to earnings on September 30, 1996 as a one-time FDIC SAIF insurance expense. The decrease in 1997 and the increase in 1996 FDIC assessment expenses of $660,000 and $121,000, respectively, for FDIC premiums, resulted primarily from the 1996 one-time assessment discussed above and the 1995 reduction in deposit premiums for bank deposits for all banks combined with the full year assessment for the deposit growth from the 1995 and 1996 acquisitions respectively and the partial year assessment for the 1997 acquisitions.

     BancShares expects that, under current FDIC assessment guidelines, it will not incur any FDIC deposit insurance assessments for 1998. However, beginning in 1997 the FDIC began collecting from all banks an assessment for Financing Corporation ("FICO") funding requirements. Accordingly, BancShares expects a 1998 FDIC FICO assessment expense of approximately $112,000, based on the FDIC FICO assessment rates in effect for the first quarter of 1998.

     Charitable contributions increased $3.5 million, to $4.1 million in 1997 from $589,000 in 1996 after increasing $416,000 from $173,000 in 1995.
Charitable contributions expense for 1997 includes $4.1 million related to the additional funding of a charitable foundation through the contribution of available-for-sale securities. Charitable contributions expense for 1996 includes $536,000 related to the contribution of available-for-sale securities to a charitable foundation.

     Other miscellaneous noninterest operating expenses were $3.7 million, $3.3 million and $3.2 million for 1997, 1996 and 1995 respectively. Included in other miscellaneous noninterest operating expenses were losses resulting from the abandonment/ replacement of premises and equipment for aging branch facilities of $317,000, $55,000 and $315,000 for 1997, 1996, and 1995
respectively.

      Income Taxes. In 1997, 1996, and 1995, BancShares had taxable income for book purposes that resulted in income tax expense of $340,000, $1.1 million and $1.3 million respectively. Decreases in these expenses are primarily the result of an increase in tax-exempt income for 1996 and 1995. The 1997 decrease is principally a result of the 1997 contribution of available-for-sale securities to the charitable foundation discussed above.

     Financial Condition.

     Earning and Nonearning Assets. Earning assets consist of loans, investment securities, and short-term investments that earn interest. Average earning assets during 1997 were $508.0 million, an increase of 8.14% from the 1996 average of $469.7 million. This increase was due primarily to growth within the existing branch system. The 1997 full year average impact of the June and August 1996 acquisitions and the partial year impact of the May 1997 acquisitions increased average earning assets to a much lesser extent. The cash received in the acquisitions was ultimately invested primarily in loans and short-term investments.

     Average earning assets during 1996 were $469.7 million, an increase of 12.92% from the 1995 average of $416.0 million. This increase was due primarily to the 1996 full year average impact of the June 1995 acquisitions and the partial year impact of the June 1996 and August 1996 acquisitions. The cash received in the acquisitions was ultimately invested primarily in loans and short-term investments including federal funds.

     Average non-interest earning assets during 1997 were $59.3 million, an increase of 19.0% from the 1996 average of $49.8 million. This increase was due primarily to the 1997 full year average impact of the June and August 1996 acquisitions and the partial year impact of the May 1997 acquisitions. Average non-interest earning assets during 1996 were $49.8 million, an increase of 22.92% from the 1995 average of $40.5 million. The principal nonearning asset for BancShares is cash and due from banks. Cash and due from banks averaged $17.7 million in 1997, $15.7 million in 1996 and $15.4 million in 1995.

     Return on total average assets was 1.17% in 1997 as compared to 0.84% in 1996 and 0.86% in 1995. The increase in 1997 was principally the result of gains on the sale of available-for-sale securities. The decrease in 1996 was principally the result of increased average assets.

     Interest Bearing and Noninterest Bearing Liabilities. Interest bearing liabilities consists of deposits, short term borrowed funds and long-term notes payable. Average interest bearing liabilities during 1997 were $445.4 million, an increase of 8.11% from the 1996 average of $412.0 million. This increase was due primarily to the 1997 full year impact of the June and August 1996 acquisitions and the partial year 1997 impact of the May 1997 acquisitions. The principal interest bearing liabilities of BancShares are interest bearing deposits. Average noninterest bearing liabilities during 1997 were $76.2 million, an increase of 13.11% from the 1996 average of $67.3 million. This increase was also due primarily to the 1997 full year impact of the June and August 1996 acquisitions and the partial year 1997 impact of the May 1997 acquisitions. Noninterest bearing demand deposits are the principal noninterest bearing liability. The cost of total interest bearing liabilities was 4.23% in 1997 as compared to 4.24% in 1996. The decrease in 1997 was principally the result of a generally lower deposit interest rate market in 1997.

     Average interest bearing liabilities during 1996 were $412.0 million, an increase of 12.37% from the 1995 average of $366.6 million. This increase was due primarily to the 1996 full year impact of the June 1995 acquisitions and the partial year 1996 impact of the June and August 1996 acquisitions. Average noninterest bearing liabilities during 1996 were $67.3 million, an increase of 21.91% from the 1995 average of $55.2 million. Noninterest bearing demand deposits are the principal noninterest bearing liability. This increase was also due primarily to the 1996 full year impact of the June 1995 acquisitions and the partial year 1996 impact of the June and August 1996 acquisitions. The cost of total interest bearing liabilities was 4.24% in 1996 as compared to 4.38% in 1995. The decrease in 1996 was principally the result of a generally lower deposit interest rate market in 1996.

     Loans. As of December 31, 1997, loans, net of allowance for loan losses, totaled $343.4 million compared to $311.6 million at year-end 1996. A portion of the growth was related to the current year acquisitions, as discussed above. The loan portfolio grew $1.4 million through these acquisitions. The remaining increase was attributed to normal loan growth, particularly in the real estate mortgage and commercial loan portfolios, which grew $13.3 million and $13.4 million, respectively. There were no significant loan promotions in the current year nor were there any significant changes made to underwriting standards.

     Rate sensitivity and liquidity in the loan portfolio are achieved by making loans with adjustable interest rates and shorter maturities. This allows the Bank to adjust its pricing structure with changes in interest rates. At the end of 1997, 55.89% of the loan portfolio was due to mature or be available for repricing of interest rates during 1998.

     Investments. Management's asset/liability strategies include maintaining an investment securities portfolio with appropriate maturities to preclude the necessity of selling investment securities for purposes of liquidity.

     Traditionally, BancShares has maintained a larger investment portfolio than its peers. BancShares traditionally has carried unrealized gains on investments significantly greater than the average of its peers in North Carolina primarily due to its investments in marketable equity securities. At the end of 1997 and 1996, the Bank had one of the highest ratios of market value to book value for its investment securities in the state of North Carolina.

     BancShares accounts for investment securities under the provisions of Statement of Financial Accounting Standards No. 115 ("Statement 115"), "Accounting for Certain Investments in Debt and Equity Securities," which requires that investments in debt and equity securities be classified in three categories and accounted for as follows: debt securities that BancShares has the positive intent and ability to hold to maturity are classified as held-to-maturity and reported at amortized cost; debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings; debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for-sale securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of shareholders' equity. Securities available-for-sale consist of certain debt and marketable equity securities not classified as trading securities nor as securities held-to-maturity, and consist of securities which may be sold in response to changes in interest rates, prepayment risk, regulatory capital requirements and liquidity needs.

     At December 31, 1997 the fair value of available-for-sale securities exceeded the carrying value by $22.9 million, deferred taxes related to these available-for-sale securities were $7.8 million and shareholders' equity included $15.1 million for the net unrealized gain related to these available-for-sale securities. At December 31, 1996 the fair value of available-for-sale securities exceeded the carrying value by $16.5 million, deferred taxes related to these available-for-sale securities were $5.6 million and shareholders' equity included $10.9 million for the net unrealized gain related to these available-for-sale securities. BancShares does not maintain a trading account.

     On December 17, 1996, the Bank's board of directors approved the contribution of 7,500 shares of marketable equity securities to the Southern Bank Foundation. These investments had an average cost basis of $78,000 and, on December 17, 1996, a fair value of $536,000. The Bank recorded a securities gain of $458,000 and a charitable contribution expense of $536,000 related to this transaction.

     On February 14, 1997, the Bank's board of directors approved the contribution of 48,250 shares of marketable equity securities to the Southern Bank Foundation. These investments had an average cost basis of $542,000 and, on February 5, 1997, a fair value of $4.1 million. The Bank recorded a 1997 securities gain of $3.5 million and charitable contribution expense of $4.1 million related to this transaction.

     Asset Quality.

     Provision and Allowance for Loan Losses. Because the loan portfolio represents BancShares' largest earning asset, BancShares continually monitors the quality of its loan portfolio. The Bank operates in an area dominated by agriculture and, accordingly, many loans are made to commercial enterprises or to consumers who are directly or indirectly supported by the region's agricultural economy. In 1997, BancShares charged-off loans net of recoveries of $252,000. This represents a decrease of $46,000 from 1996 net charge-offs of $298,000. This decrease is primarily the result of decreased gross charge-offs in 1997. Recoveries of loans previously charged off also decreased in 1997. The percentage of charge-offs (net of recoveries) to average outstanding loans was 0.07% in 1997, 0.10% in 1996 and 0.12% in 1995.

     The ratio of total non-performing loans to total loans increased from 0.16% at December 31, 1996 to 0.20% at December 31,1997, principally due to increases in non-performing loans (nonaccrual, restructured, and accruing loans greater than 90 days past due) to $696,000 at December 31, 1997, compared to $498,000 at December 31, 1996. The ratio of non-performing loans and assets to total assets increased to 0.13% at December 31, 1997 from 0.09% a year before. This increase was primarily the result of increased non-performing loans. At December 31, 1997 BancShares had $48,000 of assets classified as other real estate. At December 31, 1996 BancShares had no assets classified as other real estate.

     Accrual of interest is discontinued on a loan when management believes the borrower's financial condition is such that collection of principal or interest is doubtful. Loans are returned to the accrual status when the factors indicating doubtful collectibility cease to exist.

     Management considers a loan to be impaired when based on current information or events, it is probable that a borrower will be unable to pay all amounts due according to contractual terms of the loan agreement. Impaired loans are valued using either the discounted expected cash flow method or the value of the collateral. When the ultimate collectibility of the impaired loan's principal is doubtful, all cash receipts are applied to principal. Once the recorded principal balance has been reduced to zero, future cash receipts are applied to interest income, to the extent that any interest has been foregone. Future cash receipts are recorded as recoveries of any amounts previously charged-off.

     At December 31, 1997 and 1996, the Bank had nonaccrual loans of $230,000 and $147,000, respectively. At December 31, 1997 and 1996, the Bank had restructured loans of $0 and $8,000, respectively. At December 31, 1997 and 1996, the Bank had accruing loans past due 90 days or more totaling $466,000 and $343,000, respectively. The amounts of foregone interest on nonaccrual and restructured loans for the years ended December 31, 1997, 1996 and 1995 were not material for the periods presented. At December 31, 1997 and 1996, the Bank's impaired loans, as determined under Statement 114, were less than the nonaccrual and restructured loan amounts presented above.

     There are certain loans classified for regulatory purposes as substandard or special mention that have not been disclosed in the nonperforming asset amounts above. Such loans do not represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity, or capital resources. Such classified loans also do not represent material credits about which management is aware of any information which causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms.

     The allowance for loan losses represented 858% of non-performing loans at December 31, 1997. This was a decrease of 380 basis points from the 1,238% ratio at December 31, 1996. The allowance for loan losses represented 1.71% and 1.94% of loans outstanding at year end 1997 and 1996, respectively. The Bank's provision for loan losses charged against earnings was $60,000 in 1997, $140,000 in 1996 and $0 in 1995.

     Management considers the December 31, 1997 allowance for loan losses adequate to cover the losses inherent in the loan portfolio. Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's experience, the estimated value of any underlying collateral, current economic conditions and other risk factors. Management believes it has established the allowance in accordance with generally accepted accounting principles and in consideration of the current economic environment. While management uses the best information available to make evaluations, future adjustments may be necessary if economic and other conditions differ substantially from the assumptions used.

     In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses and losses on other real estate owned. Such agencies may require the Bank to recognize additions to the allowances based on the examiners' judgments about information available to them at the time of their examinations.

     Liquidity, Market Risk and Interest Sensitivity.

     Liquidity. Liquidity refers to the ability of BancShares to generate sufficient funds to meet its financial obligations and commitments at a reasonable cost. One of BancShares' objectives is to maintain a high level of liquidity, and this goal continues to be met. Maintaining liquidity ensures that funds will be available for reserve requirements, customer demand for loans, withdrawal of deposit balances and maturities of other deposits and liabilities. These events may take place daily or at other intervals in the normal operation of the business. Past experiences helps management anticipate cyclical demands and amounts of cash required. These obligations can be met by existing cash reserves or funds from maturing loans and investments, but in the normal course of business are met by deposit growth.

     In assessing liquidity, many relevant factors are considered, including: stability of deposits, quality of assets, economy of the markets served, business concentrations, competition and BancShares' overall financial condition. BancShares' liquid assets include available-for-sale investment securities, federal funds sold, and cash and due from banks. These assets represented 31.65% of total deposits at December 31, 1997, an increase from 28.61% at December 31, 1996.

     The Bank's liquidity ratio, which is defined as net cash plus short term and marketable securities divided by net deposits and short term liabilities, was 33.98% at December 31, 1997, compared to 27.40% and 38.50% at year-end 1996 and 1995 respectively.

     BancShares has traditionally maintained a high level of liquidity, characteristic of the high ratio of investment securities to total assets and/or total deposits that BancShares maintains. Although loans increased with the 1996 and 1997 acquisitions, BancShares' ability to manage its liquidity was enhanced with the addition of a mortgage loan department acquired in 1993. With this acquisition, BancShares has the ability to sell mortgage loans held for sale, if needed, for liquidity or other asset/liability management requirements.

     Any maturing investments whose funds are not immediately necessary to sustain BancShares' liquidity, will be invested in similar instruments or used to fund any increased loan demand. Investments scheduled to mature within the one year time frame represented 45.79%, 55.06% and 44.58% of the total investment securities portfolio at December 31, 1997, 1996 and 1995, respectively.

     Included in investments maturing within one year are investments in marketable equity securities held by BancShares with fair values of $30.3 million, $24.8 million and $16.7 million in 1997, 1996 and 1995, respectively. Although these investments do not "mature" in the next twelve months, they are available-for-sale and could be sold at management's discretion.

     Since the volume of investments actually maturing during 1998 is comparable to the volumes that matured during 1997 and 1996, the effect on net interest margin and operating results for 1998 should also be similar to effects realized in 1997 and 1996.

     The consolidated statements of cash flows disclose the principal sources and uses of cash from operating, investing and financing activities for 1997, 1996, and 1995. In 1997, operating activities of BancShares provided cash flows of $9.8 million. Net income of $6.6 million, adjusted for non-cash operating activities, provided the majority of cash generated from operations. Decreases in other assets of $1.8 million and decreases in other liabilities of $1.3 million, increased and decreased, respectively, the contribution of net income to BancShares' cash flow. Investing activities, including lending, utilized $19.8 million of BancShares' cash flow. Loans originated, net of principal collected, used $30.4 million. BancShares received $18.0 million in cash in connection with the branches purchased from another financial institution in 1997.

     Net additional cash inflows of $16.2 million resulted from financing activities. Net deposit inflows of $11.7 million were improved by an increase in short term borrowed funds of $1.8 million and by an increase of $3.4 million in long term obligations and reduced by payments for cash dividends and retirements of stock totaling $608,000.

     In 1996, operating activities of BancShares provided cash flows of $7.4 million. Net income of $4.4 million, adjusted for non-cash operating activities, provided the majority of cash generated from operations. Decreases in other assets of $1.7 million and increases in other liabilities of $2.3 million, increased the contribution of net income to BancShares' cash flow. Investing activities, including lending, utilized $41.8 million of BancShares' cash flow. Loans originated, net of principal collected, used $24.7 million. BancShares received $3.4 million in cash in connection with the branches purchased from
                                       28
other financial institutions in 1996. Net additional cash inflows of $24.0 million resulted from financing activities. Net deposit inflows of $22.2 million were improved by an increase in short term borrowed funds of $3.6 million and reduced by the $1.2 million repayment of long term obligations, payments for cash dividends and retirements of stock totaling $599,000.

     In 1995, operating activities of BancShares provided cash flows of $9.6 million. Net income of $3.9 million, adjusted for non-cash operating activities, provided the majority of cash generated from operations. Increases in other assets of $114,000 and increases in other liabilities of $2.2 million, increased the contribution of net income to BancShares' cash flow. Investing activities, including lending, utilized $12.0 million of BancShares' cash flow. Loans originated, net of principal collected, used $33.1 million. BancShares received $46.1 million in cash in connection with the branches purchased from other financial institutions in 1995. In 1995, net additional cash outflows of $28.1 million resulted from financing activities. Net deposit inflows of $30.6 million were reduced by the $1.2 million repayment of long term obligations, a decrease in short term borrowed funds of $497,000 and payments for cash dividends and retirements of stock totaling $784,000.

     The Bank has no brokered deposits. Jumbo certificates of deposit ("CD's") are considered to include all CD's of $100,000 or more. The Bank does not and has never aggressively bid on these deposits, and it does not seek nor does it accept deposits from outside of its general trade area. Almost all of the Bank's jumbo CD customers have other relationships with the Bank, including savings, demand and other time deposits, and in some cases, loans. At December 31, 1997 and 1996, jumbo CD's represented 10.3% and 9.0%, respectively, of total deposits.

     In the opinion of management, BancShares has the ability to generate sufficient amounts of cash to cover normal requirements and any additional needs which may arise, within realistic limitations, and management is not aware of any known demands, commitments or uncertainties that will affect liquidity in a material way.

     Market Risk. Market risk reflects the risk of economic loss resulting from adverse changes in market price and interest rates. This risk of loss can be reflected in either diminished current market values or reduced potential net interest income in future periods.

     BancShares' market risk arises primarily from interest rate risk inherent in its lending and deposit taking activities. The structure of BancShares' loan and deposit portfolios is such that a significant decline in the prime rate may adversely impact net market values and net interest income. Management seeks to manage this risk through the use of shorter term maturities. The composition and size of the investment portfolio is managed so as to reduce the interest rate risk in the deposit and loan portfolios while at the same time maximizing the yield generated from the portfolio.

     The table below presents in tabular form the contractual balances and the estimated fair value of financial instruments at their expected maturity dates as of December 31, 1997. The expected maturity categories take into consideration historical prepayment experience as well as management's expectations based on the interest rate environment as of December 31, 1997. For core deposits without contractual maturity (i.e.,interest bearing checking, savings and money market accounts), the table presents principal cash flows as maturing in 1998 since they are subject to immediate repricing. Weighted average variable rates are based on the implied forward rates in the yield curve as of December 31, 1997.

                                                  Maturing in years ended December 31,
                              -----------------------------------------------------------------------------
                                  1998         1999         2000         2001         2002      Thereafter
                              ------------ ------------ ------------ ------------ ------------ ------------
                                                         (Dollars in thousands)
Assets
  Loans
   Fixed rate ...............   $ 49,436     $ 40,406     $ 29,803     $ 26,304     $ 33,081    $32,215
   Average rate .............       8.37%        8.96%        8.04%        8.28%        7.56%      7.90%
   Variable rate ............   $ 55,149     $ 20,429     $  7,890     $  8,143     $  7,375    $40,551
   Average rate .............       9.06%        9.94%        8.99%        8.89%        8.73%      9.21%
  Investment securities
   Fixed rate ...............   $ 82,487     $ 73,358     $  1,196     $  1,021     $  1,063    $15,951
   Average rate .............       5.64%        5.96%        8.35%        8.58%        8.37%      8.21%
   Variable rate ............         --     $  1,400           --           --           --    $ 3,657
   Average rate .............         --         9.34%          --           --           --   9.34 %
Liabilities
  Savings and interest
   bearing checking
   Fixed rate ...............   $167,843           --           --           --           --         --
   Average rate .............       2.13%          --           --           --           --         --
  Certificates of deposit
   Fixed rate ...............   $223,080     $ 32,214     $ 15,708     $    338           --         --
   Average rate .............       5.33%        5.72%        5.90%        5.90%          --         --
   Variable rate ............   $  5,088     $  2,492           --           --           --         --
   Average rate .............       4.77%        4.85%          --           --           --         --
  Short-term borrowings
   Variable rate ............   $  6,826           --           --           --           --         --
   Average rate .............       5.51%          --           --           --           --         --
  Long-term debt
   Variable rate ............   $  1,800     $  1,800     $  1,150           --           --         --
   Average rate .............       6.71%        6.71%        6.71%          --           --         --


                                  Total      Fair Value
                              ------------- -----------
                               (Dollars in thousands)
Assets
  Loans
   Fixed rate ...............   $ 211,245    $210,268
   Average rate .............        8.23%
   Variable rate ............   $ 139,537    $139,537
   Average rate .............        9.20%
  Investment securities
   Fixed rate ...............   $ 175,076    $176,089
   Average rate .............        6.21%
   Variable rate ............   $   5,057    $  5,057
   Average rate .............        9.34%
Liabilities
  Savings and interest
   bearing checking
   Fixed rate ...............   $ 167,843    $167,843
   Average rate .............        2.13%
  Certificates of deposit
   Fixed rate ...............   $ 271,340    $272,107
   Average rate .............        5.41%
   Variable rate ............   $   7,580    $  7,580
   Average rate .............        4.83%
  Short-term borrowings
   Variable rate ............   $   6,826    $  6,826
   Average rate .............        5.51%
  Long-term debt
   Variable rate ............   $   4,750    $  4,750
   Average rate .............        6.71%

     Interest Sensitivity. Deregulation of interest rates and short-term, interest bearing deposits which are more volatile, have created a need for shorter maturities of earning assets. As a result, an increasing percentage of commercial, installment and mortgage loans are being made with variable rates or shorter maturities to increase liquidity and interest rate sensitivity.

     The difference between interest sensitive asset and interest sensitive liability repricing within time periods is referred to as the interest rate sensitivity gap. Gaps are identified as either positive (interest sensitive assets in excess of interest sensitive liabilities) or negative (interest sensitive liabilities in excess of interest sensitive assets).

     As of December 31, 1997, BancShares had a negative one year cumulative gap position of 18.6%. BancShares has interest earning assets of $297.6 million maturing or repricing within one year and interest bearing liabilities of $407.6 million repricing or maturing within one year. This is primarily the result of stable core deposits being used to fund longer term interest earning assets, such as loans and investment securities. A negative gap position implies that interest bearing liabilities (deposits) will reprice at a faster rate than interest earning assets (loans and investments). In a falling rate environment, this position will generally have a positive effect on earnings, while in a rising rate environment this position will generally have a negative effect on earnings.
                                       30

     BancShares' savings and core time deposits of $393.8 million include interest bearing checking accounts of $66.7 million. These deposits are considered as repricing in the earliest period because the rate can be changed weekly. However, history has shown that the decreases in the interest rates paid on these deposits have little, if any, effect on their movement out of the Bank. Therefore, in reality, they are not sensitive to changes in market rates and could be considered non-rate sensitive. If this change were made, BancShares' rate sensitive assets and rate sensitive liabilities would be more closely matched at the end of the one year period.

     Inflation. The effect of inflation on financial institutions differs from the impact on other types of businesses. Since assets and liabilities of banks are primarily monetary in nature, they are more affected by changes in interest rates than by the rate of inflation.

     Inflation generates increased credit demand and fluctuation in interest rates. Although credit demand and interest rates are not directly tied to inflation, each can significantly impact net interest income. As in any business or industry, expenses such as salaries, equipment, occupancy, and other operating expenses are also subject to the upward pressures created by inflation.

     Since the rate of inflation has been relatively stable during the last several years, the impact of inflation on the earnings presented in this report is insignificant.

     Capital Resources.

     Shareholders' Equity and Capital Adequacy. Sufficient levels of capital are necessary to sustain growth and absorb losses. To this end, the Federal Reserve, which regulates BancShares, and the FDIC, which regulates the Bank, have established risk based capital ("RBC") adequacy guidelines. In 1997, BancShares experienced an increase in all of its regulatory capital ratios.

     As of December 31, 1997, BancShares' Leverage Capital Ratio (as defined herein) was 6.07%, up from 5.46% and 5.60%, respectively, at year end 1996 and 1995. For regulatory purposes, a 5.00% Leverage Capital Ratio represents a well capitalized financial institution.

     Within the RBC calculations, BancShares' assets, including commitments to lend and other off-balance sheet items, are weighted according to Federal regulatory guidelines for the risk considered inherent in the assets. BancShares' Tier 1 Capital Ratio (as defined herein) as of December 31, 1997 was 11.43% which is, along with a ratio of 9.33% and 8.87% for 1996 and 1995, respectively, representative of a well-capitalized institution. The calculation of the Total Capital Ratio (as defined herein) allows, in BancShares' circumstances, the inclusion of BancShares' allowance for loan losses in capital, but only to a maximum of 0.25% of risk weighted assets. As of December 31, 1997 BancShares' Total Capital Ratio was 12.78%, which is representative of a well-capitalized institution. The Total Capital Ratio for 1996 and 1995 were 10.66% and 10.19%, respectively, both of which were also representative of a well capitalized financial institution. See "Supervision and Regulation -- Capital Adequacy."

     These ratios will only improve if BancShares' capital increases at a rate proportionately faster than liabilities. Management is aware that growth must be controlled. The projected 1998 acquisition of the branch office discussed below may appear to be contrary to this policy but management is also aware that the process of expanding market share by normal business development processes can be very difficult and expensive. Management believes that improvement in its overall market share within an existing trade area is valuable in the long run and should be pursued by BancShares, when it can be done prudently.

     BancShares' primary source of new capital is earnings. In 1997, equity capital increased through retention of earnings by $6.0 million, by $3.8 million in 1996 and by $3.4 million in 1995. BancShares' internal capital generation rate was 13.19% in 1997, 9.39% in 1996, and 9.76% in 1995. As of
December 31, 1997, shareholders' equity totaled $55.0 million compared to $44.8 million in 1996. The shareholders' equity for 1997 and 1996 included, as discussed above, $15.1 million and $10.9 million, respectively, of net unrealized securities gains as a result of BancShares' adoption of SFAS 115.

     The ratio of average shareholders' equity to average total assets was 8.06% in 1997 and 7.74% in 1996. The 1997 increase was primarily the result of the substantial increase in unrealized gains on available-for-sale securities.

     Retention of sufficient earnings to maintain an adequate capital position that provides BancShares with expansion capabilities is an important factor in determining dividends. During 1997, BancShares paid $585,000 in dividends, versus $587,000
                                       31
in 1996 and $531,000 in 1995. As a percentage of net income, dividends were 8.85% in 1997, 13.45% in 1996 and 13.57% in 1995. The 1997 percentage decrease was principally the result of increased earnings resulting from the sale of available-for-sale securities.

     Economy of Eastern North Carolina. BancShares is headquartered and operates primarily in rural eastern North Carolina. Economic information from state and national sources indicates that the seventeen counties served by Southern lag the median figures of North Carolina in the areas of per capita income, family income, and population growth rates. Between 1980 and 1990, Southern's market counties experienced a negative net migration of the population. Only in the area of unemployment does the Bank's market area compare favorably to the rest of eastern North Carolina, but this may be related to the negative growth during the same period and the agricultural nature of the area.

     Agriculture. The tobacco industry contributes significantly to the economy of eastern North Carolina and especially in the seventeen eastern North Carolina counties where the Bank operates.

     For several decades, the tobacco industry, both in the United States and abroad, has faced, and continues to face, a number of issues that may adversely affect the volume, operating revenues, cash flows, operating income and financial position of businesses operating in eastern North Carolina and, by consequence, BancShares.

     In the United States, these issues include proposed federal regulatory controls (including, as discussed below, the issuance of final regulations by the FDA that regulate cigarettes as "drugs" or "medical devices"); actual and proposed excise tax increases; actual and proposed federal, state and local governmental and private bans and restrictions on smoking (including in workplaces and in buildings permitting public access); actual and proposed restrictions on tobacco manufacturing, marketing, advertising (including decisions by certain companies to limit or not accept tobacco advertising) and sales; proposed legislation and regulations to require additional health warnings on cigarette packages and in advertising, and to eliminate the tax deductibility of tobacco advertising and promotional costs; actual and proposed requirements regarding disclosure of cigarette ingredients and other proprietary information; actual and proposed requirements regarding disclosure of the yields of "tar," nicotine and other constituents found in cigarette smoke; increased assertions of adverse health effects associated with both smoking and exposure to ETS; legislation or other governmental action seeking to ascribe to the industry responsibility and liability for the purported adverse health effects associated with both smoking and exposure to ETS; the diminishing social acceptance of smoking; increased pressure from anti-smoking groups; unfavorable press reports; governmental and grand jury investigations; and increased smoking and health litigation, including private plaintiff class action litigation and health care cost recovery actions brought by state and local governments, unions and others seeking reimbursement for Medicaid and/or other health care expenditures allegedly caused by cigarette smoking.

     Accounting and Other Matters.

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income" ("Statement 130"). Statement 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. It does not address issues of recognition or measurement for comprehensive income and its components. The provisions of Statement 130 are effective for fiscal years beginning after December 15, 1997. BancShares plans to adopt this statement in fiscal 1998 and will make the necessary disclosures of comprehensive income for periods beginning in 1998.

     In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("Statement 131"). Statement 131 requires that public business enterprises report certain information about operating segments in complete sets of financial statements issued to shareholders. It also requires that public business enterprises report certain information about their products and services, the geographic areas in which they operate and their major customers. The provisions of Statement 131 are effective for fiscal years beginning after December 15, 1997. Adoption of this pronouncement is not expected to have a material effect on BancShares' consolidated financial statements.

     In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." This statement standardizes the disclosure requirements of pensions and other postretirement benefits. This statement does not change any measurement or recognition provisions, and thus will not materially impact BancShares. This statement is effective for fiscal years beginning after December 15, 1997.

     The FASB also issues exposure drafts for proposed statements of financial accounting standards. Such exposure drafts are subject to comment from the public, to revisions by the FASB and to final issuance by the FASB as statements of financial accounting standards. Management considers the effect of the proposed statements on the consolidated financial statements of BancShares and monitors the status of changes to issued exposure drafts and to proposed effective dates.

     In 1997 BancShares developed a plan to deal with the "Year 2000 issue" and contracted with an industry consultant to review its overall exposure to the year 2000 issue. The year 2000 issue relates to computer programs written using two digits rather than four to define the applicable year. In 1997 management reviewed the results of the consultant's analysis of BancShares' data processing year 2000 exposure and committed the human resources and the financial resources for BancShares to complete its resolution of the year 2000 issue in 1998. The total cost of the year 2000 conversion project for BancShares is estimated to be $200,000 and is being funded through operating cash flows. BancShares is expensing all costs associated with the required systems changes as the costs are incurred. As of December 31, 1997, $3,000 had been expensed. As discussed in note 15 to the consolidated financial statements, BancShares utilizes the mainframe system of an affiliated bank holding company, First Citizens BancShares, Inc. ("FCBancShares"), and its subsidiary, FCB, for most of its mission-critical applications. These systems are currently being remediated, replaced or retired as part of FCBancShares' Year 2000 compliance program. BancShares is closely monitoring FCBancShares' progress. Based on discussions with management of FCBancShares, BancShares' management does not expect significant increases in future data processing costs relating to Year 2000 compliance.

     Management is not aware of any other known trends, events, uncertainties, or current recommendations by regulatory authorities that will have or that are reasonably likely to have a material effect on BancShares' liquidity, capital resources or other operations.

 Statistical Information. The following tables contain certain additional statistical information regarding BancShares' business operations.


Table I.
Average Balance Sheet Items and Net Interest Differential
Average Balances and Average Rates Earned and Paid

                                           December 31, 1997                December 31, 1996
                                    -------------------------------- --------------------------------
                                      Average               Average    Average               Average
                                      Balance    Interest     Rate     Balance    Interest     Rate
                                    ----------- ---------- --------- ----------- ---------- ---------
                                               (Dollars in thousands, taxable-equivalent)
ASSETS
Interest earning assets:
 Loans (1) (2) ....................  $340,195    $29,225      8.59%   $310,389    $26,878      8.66%
 Taxable investment
   securities .....................   126,829      7,532      5.94     125,068      7,899      6.32
 Nontaxable investment
   securities (3) .................    24,581      2,130      8.67      25,914      2,290      8.84
 Federal funds sold ...............    11,526        623      5.41       6,895        402      5.83
 Other ............................     4,840        269      5.56       1,526         62      4.06
                                     --------    -------      ----    --------    -------      ----
Total interest earning assets .....   507,971     39,779      7.83     469,792     37,531      7.99
                                     --------    -------              --------    -------
Non-interest earning assets:
 Cash and due from banks ..........    17,730                           15,726
 Premises and equipment,
   net ............................    17,457                           13,498
 Other ............................    24,078                           20,525
                                     --------                         --------
Total assets ......................  $567,236                         $519,541
                                     ========                         ========
LIABILITIES & EQUITY
Interest bearing liabilities:
 Demand deposits ..................  $ 76,080      1,234      1.62%   $ 70,443      1,227      1.74%
 Savings deposits .................    87,577      2,259      2.58      83,761      2,202      2.63
 Time deposits ....................   270,863     14,736      5.44     247,575     13,504      5.45
 Short-term borrowings ............     6,295        303      4.81       8,160        400      4.90
 Long-term obligations ............     4,539        295      6.50       2,021        117      5.79
                                     --------    -------      ----    --------    -------      ----
Total interest bearing
 liabilities ......................   445,354     18,827      4.23     411,960     17,450      4.24
                                     --------    -------              --------    -------
Non-interest bearing
 liabilities:
 Demand deposits ..................    63,783                           57,773
 Other ............................    12,396                            9,574
Shareholders' equity ..............    45,703                           40,234
                                     --------                         --------
Total liabilities and equity ......  $567,236                         $519,541
                                     ========                         ========
Interest rate spread (4) ..........                           3.60                             3.75
Net interest income and net
 interest margin (5) ..............              $20,952      4.12%               $20,081      4.28%
                                                 =======                          =======

                                            December 31, 1995
                                    ---------------------------------
                                      Average                Average
                                      Balance    Interest     Rate
                                    ----------- ---------- ----------
                                         (Dollars in thousands,
                                           taxable-equivalent)
ASSETS
Interest earning assets:
 Loans (1) (2) ....................  $270,563    $24,338       9.00%
 Taxable investment
   securities .....................   107,279      6,292       5.87
 Nontaxable investment
   securities (3) .................    23,760      2,202       9.27
 Federal funds sold ...............    14,378        810       5.63
 Other ............................        --         --         --
                                     --------    -------       ----
Total interest earning assets .....   415,980     33,642       8.01
                                     --------    -------
Non-interest earning assets:
 Cash and due from banks ..........    15,381
 Premises and equipment,
   net ............................    10,974
 Other ............................    14,164
                                     --------
Total assets ......................  $456,499
                                     ========
LIABILITIES & EQUITY
Interest bearing liabilities:
 Demand deposits ..................  $ 59,926      1,262       2.11%
 Savings deposits .................    79,486      2,238       2.82
 Time deposits ....................   217,752     11,910       5.47
 Short-term borrowings ............     6,280        336       5.35
 Long-term obligations ............     3,153        309       9.80
                                     --------    -------       ----
Total interest bearing
 liabilities ......................   366,597     16,055       4.38
                                     --------    -------
Non-interest bearing
 liabilities:
 Demand deposits ..................    50,088
 Other ............................     5,157
Shareholders' equity ..............    34,657
                                     --------
Total liabilities and equity ......  $456,499
                                     ========
Interest rate spread (4) ..........                            3.63
Net interest income and net
 interest margin (5) ..............              $17,587       3.85%
                                                 =======

---------
(1) Includes non-accrual loans

(2) Interest income includes related loan fee amounts which were immaterial.

(3) The average rate on nontaxable investment securities has been adjusted to a tax equivalent yield using a 34% tax rate.

(4) Interest rate spread is the difference between earning asset yield and interest bearing liability rate.

(5) Net interest margin is net interest income divided by average earning assets.
                                       34

Table II.
Average Balance Sheet Items and Net Interest Differential
Analysis of Changes in Interest Differential

                                                      December 31, 1997 Increase (Decrease)
                                             -------------------------------------------------------
                                                             Amount         Amount         Amount
                                                Total     Attributable   Attributable   Attributable
                                                Change      to Change      to Change     to Change
                                              1996-1997     in Volume       in Rate     Rate/Volume
                                             ----------- -------------- -------------- -------------
                                                             (Dollars in thousands)
ASSETS
Interest earning assets:
  Loans, net ...............................   $2,347        $2,581         $(217)         $(17)
  Taxable investment securities ............     (183)          339          (506)          (16)
  Non-taxable investment securities ........     (161)         (144)          (18)            1
  Federal funds sold .......................      221           270           (29)          (20)
                                               ------        ------         -----          ----
Total interest income ......................    2,224         3,046          (770)          (52)
                                               ------        ------         -----          ----
LIABILITIES & EQUITY
Interest bearing liabilities:
  Demand deposits ..........................     (479)           98          (535)          (42)
  Savings deposits .........................       57           100           (42)           (1)
  Time deposits ............................    1,718         1,269           421            28
  Short-term borrowings ....................      (97)          (91)             (7)          1
  Long-term obligations ....................      178           146            14            18
                                               ------        ------         -------        ------
Total interest expense .....................    1,377         1,522          (149)            4
                                               ------        ------         -------        ------
Net interest income ........................   $  847        $1,524         $(621)         $(56)
                                               ======        ======         =======        ======

                                                      December 31, 1996 Increase (Decrease)
                                             -------------------------------------------------------
                                                             Amount         Amount         Amount
                                                Total     Attributable   Attributable   Attributable
                                                Change      to Change      to Change     to Change
                                              1995-1996     in Volume       in Rate     Rate/Volume
                                             ----------- -------------- -------------- -------------
                                                             (Dollars in thousands)
ASSETS
Interest earning assets:
  Loans, net ...............................  $  2,540       $3,584        $   (920)      $(124)
  Taxable investment securities ............     2,602        1,075           1,277         250
  Non-taxable investment securities ........    (1,291)          56          (1,327)        (20)
  Federal funds sold .......................      (408)        (421)             29         (16)
                                              --------       ------        --------       -----
Total interest income ......................     3,443        4,294            (941)         90
                                              --------       ------        --------       -----
LIABILITIES & EQUITY
Interest bearing liabilities:
  Demand deposits ..........................       (35)         222            (222)        (35)
  Savings deposits .........................       (36)         121            (151)         (6)
  Time deposits ............................     1,594        1,631             (44)          7
  Short-term borrowed funds ................        64          101             (28)         (9)
  Long-term obligations ....................      (192)        (111)           (126)         45
                                              --------       ------        --------       -------
Total interest expense .....................     1,395        1,964            (571)          2
                                              --------       ------        --------       -------
Net interest income ........................  $  2,048       $2,330        $   (370)      $  88
                                              ========       ======        ========       =======

     Average loan balances include nonaccrual loans. BancShares earns tax-exempt interest on certain loans and investment securities due to the borrower or issuer being either a governmental agency or a quasi-governmental agency. Yields related to loans and securities exempt from both federal and state income taxes, federal income taxes only, or state income taxes only, are stated on a taxable-equivalent basis assuming a statutory federal income tax rate of 34% for all periods. The taxable equivalent adjustment was $724,000, $755,000 and $748,000 for the years 1997, 1996 and 1995, respectively.

Table III. Investment Portfolio

     The following table sets forth the carrying amount of investment securities:

                                                                   December 31,
                                                        ----------------------------------
                                                            1997        1996       1995
                                                        ----------- ----------- ----------
                                                              (Dollars in thousands)
         U.S. Treasury and U.S. Government agencies and
          corporations ................................  $118,589    $108,592    $ 97,831
         States and political subdivisions ............    31,150      35,086      33,999
         Other ........................................    30,394      25,011      16,976
                                                         --------    --------    --------
          Total .......................................  $180,133    $168,689    $148,806
                                                         ========    ========    ========

     The following table sets forth the maturities of investment securities at December 31, 1997 and the weighted average yields of such securities. (Note that nontaxable investment securities have not been adjusted to a tax equivalent basis and unrealized gain (loss) on available for sale is not included.)

                                                                             Maturing
                                                                           After One But
                                                    Within One Year      Within Five Years
                                                 --------------------- ---------------------
                                                   Amount      Yield     Amount      Yield
                                                 ---------- ---------- ---------- ----------
                                                           (Dollars in thousands)
U.S. Treasury and other U.S. Government agencies
 (1) ...........................................  $46,484       5.74%   $69,956       5.90%
States and political subdivisions ..............    5,709       6.93      7,973       6.98
Other (2) ......................................    8,119       4.41         --         --
                                                  -------       ----    -------       ----
                                                  $60,312       5.68%   $77,929       6.01%
                                                  =======               =======

                                                   After Five But
                                                  Within Ten Years     After Ten Years
                                                 ------------------- -------------------
                                                  Amount     Yield    Amount     Yield
                                                 -------- ---------- -------- ----------
                                                         (Dollars in thousands)
U.S. Treasury and other U.S. Government agencies
 (1) ...........................................      --        --    $1,977      6.66%
States and political subdivisions ..............   9,036      6.25%    7,906      5.41
Other (2) ......................................      --        --       100      6.75
                                                   -----      ----    ------      ----
                                                  $9,036      6.25%   $9,983      5.67%
                                                  ======              ======

---------
(1) Mortgage-backed securities are included in the obligations of U.S. Government agencies and spread within the columns according to their anticipated repayment schedules.

(2) The "Within One Year" column of the "Other" category includes marketable equity securities held by BancShares. Accordingly, the yield on these securities represents anticipated dividend income rather than interest income.

Table IV. Loan Portfolio

Analysis of loans by type and maturity

     The table below classifies loans by major category:

                                                                  December 31,
                                         --------------------------------------------------------------
                                             1997         1996         1995         1994        1993
                                         ------------ ------------ ------------ ------------ ----------
                                                             (Dollars in thousands)
Commercial, financial, and agricultural    $ 84,281     $ 70,881     $ 57,398     $ 36,343    $ 23,672
Real estate:
  Construction .........................      5,209        2,470        1,533        3,221       1,851
   Mortgage:
    One to four family residential .....    106,444      113,915      111,372      108,804     110,258
    Commercial .........................     58,056       52,686       43,580       41,090      45,470
    Equityline .........................     27,759       18,654       13,828       10,858       8,868
    Other ..............................     27,868       21,615       20,535       17,261      16,464
Consumer ...............................     35,780       35,512       37,548       33,762      30,149
Lease financing ........................      5,385        2,370        2,410        1,447          --
                                           --------     --------     --------     --------    --------
                                            350,782      318,103      288,204      252,786     236,732
Less: unearned income ..................     (1,429)        (348)        (244)        (175)         --
                                           --------     --------     --------     --------    --------
                                           $349,353     $317,755     $287,960     $252,611    $236,732
                                           ========     ========     ========     ========    ========

     The following table identifies the maturities of all loans as of December 31, 1997 and addresses the sensitivity of these loans to changes in interest rates:

                                              Within    After One Year but   After Five
                                             One Year    Within Five Years     Years       Total
                                            ---------- -------------------- ----------- ----------
                                                            (Dollars in thousands)
    Commercial and financial ..............  $ 28,593        $ 43,692         $11,996    $ 84,281
    Real estate:
     Construction .........................     2,228           2,500             481       5,209
       One to four family residential .....    25,547          60,241          20,656     106,444
       Commercial .........................    12,772          32,594          12,690      58,056
       Equityline .........................     1,164           5,751          20,844      27,759
       Other ..............................     9,407          14,303           4,158      27,868
       Consumer ...........................    24,091          11,069             620      35,780
    Lease financing .......................       783           3,280           1,322       5,385
                                             --------        --------         -------    --------
        Total .............................  $104,585        $173,430         $72,767    $350,782
                                             ========        ========         =======    ========
    Fixed rate ............................  $ 49,436        $129,593         $32,216    $211,245
    Variable rate .........................    55,149          43,837          40,551     139,537
                                             --------        --------         -------    --------
        Total .............................  $104,585        $173,430         $72,767    $350,782
                                             ========        ========         =======    ========

Non-accrual, past-due, and restructured loans

     The following analysis identifies other real estate owned and loans that were either non-accruing, past-due or restructured:

                                                                   December 31,
                                                    -------------------------------------------
                                                      1997     1996    1995    1994      1993
                                                    -------- -------- ------ -------- ---------
                                                              (Dollars in thousands)
      Non-accrual loans ...........................  $ 230    $ 147    $ 50   $   77   $   44
      Restructured loans ..........................     --        8      --      204      221
      Accruing loans past-due 90 days or more .....    466      343     508      234      183
                                                     -----    -----    ----   ------   ------
       Total non-performing loans .................    696      498     558      515      448
      Other real estate owned .....................     48       --      86    1,339    1,020
                                                     -----    -----    ----   ------   ------
      Total non-performing loans and assets .......  $ 744    $ 498    $644   $1,854   $1,468
                                                     =====    =====    ====   ======   ======

     The amount of interest which would have been recorded in 1997 on non-accrual loans had they been in accordance with the original terms throughout the period was immaterial. Loans are placed on a non-accrual basis when they become 90 days past due and the ability of the borrower to comply with the present terms is doubtful.

Table V. Summary of Loan Loss Experience

Analysis of the allowance for loan losses:

     The table presented below summarizes activity in the allowance for loan losses for each of the five years ended December 31, 1997:

                                                                                     December 31,
                                                         ---------------------------------------------------------------------
                                                              1997          1996          1995          1994          1993
                                                         ------------- ------------- ------------- ------------- -------------
                                                                                (Dollars in thousands)
Allowance for loan losses -- beginning of year .........   $   6,163     $   6,321     $   6,653     $   6,717     $   3,553
Charge-offs:
 Commercial, financial, and agricultural ...............          47             5            --            26            10
 Real estate:
   Construction ........................................          --            --            --            --            --
    Mortgage:
     One to four residential ...........................          86           106            34            89           141
     Commercial ........................................          --            --            --            --            --
     Equityline ........................................          --            --            --            --            --
     Other .............................................          23            --           209            --           240
 Consumer ..............................................         307           428           220           181           358
 Lease Financing .......................................          --            --            --            --            --
                                                           ---------     ---------     ---------     ---------     ---------
Total charge-offs ......................................         463           539           463           296           749
                                                           ---------     ---------     ---------     ---------     ---------
Recoveries:
 Commercial, financial, and agricultural ...............          13            --            54            29            74
 Real estate:
   Construction ........................................          --            19            --            --            --
    Mortgage:
     One to four residential ...........................          59           131            19            27            48
     Commercial ........................................          --            --            --            --            --
     Equityline ........................................          --            --            --            15            --
     Other .............................................          --            --            --            20             8
 Consumer ..............................................         139            91            58           141           126
 Lease Financing .......................................          --            --            --            --            --
                                                           ---------     ---------     ---------     ---------     ---------
Total recoveries .......................................         211           241           131           232           256
                                                           ---------     ---------     ---------     ---------     ---------
Net charge-offs (recoveries) ...........................         252           298           332            64           493
Provision for loan losses ..............................          60           140            --            --           300
Addition from Citizens Savings Bank ....................          --            --            --            --         3,357
                                                           ---------     ---------     ---------     ---------     ---------
Allowance for loan losses -- end of year ...............   $   5,971     $   6,163     $   6,321     $   6,653     $   6,717
                                                           =========     =========     =========     =========     =========
Average loans outstanding during the year ..............   $ 340,195     $ 310,389     $ 270,563     $ 242,217     $ 191,360
                                                           =========     =========     =========     =========     =========
Ratio of net charge-offs (recoveries) to average loans
 outstanding ...........................................        0.07%         0.10%         0.12%         0.03%         0.26%

     The allowances for loan losses is increased by charges to the provision for loan losses and reduced by loans charged off net of recoveries. The Bank's provision is the amount necessary to maintain the allowance at a level considered adequate to provide for possible loan losses based on management's internal evaluation of the loan portfolio, as well as prevailing and anticipated economic conditions.
                                       38

Allocation of the allowance for loan losses:

     The composition of the allowance by loan category shown in the table below is based upon management's evaluation of the loan portfolio, past history, and prevailing economic conditions:

                                                   December 31,
                       --------------------------------------------------------------------
                                1997                   1996                   1995
                       ---------------------- ---------------------- ----------------------
                                  % of loans             % of loans             % of loans
                                   in each                in each                in each
                                 category to            category to            category to
                        Amount   total loans   Amount   total loans   Amount   total loans
                       -------- ------------- -------- ------------- -------- -------------
                                              (Dollars in thousands)
Commercial,
 financial and
 agricultural ........  $2,149        24%      $2,214        22%      $1,264        20%
Real estate:
 Construction ........      60         1           76         1           63         1
   Mortgage:
    1 to 4
     residential .....   1,194        30        1,245        36        2,188        39
    Commercial .......     537        17          566        17          853        15
    Equityline .......     239         8          204         6          260         5
    Other ............     239         8          248         6          408         7
Consumer .............   1,493        10        1,537        11        1,222        13
Lease financing ......      60         2           73         1           63        --
                        ------        --       ------        --       ------        --
                        $5,971       100%      $6,163       100%      $6,321       100%
                        ======       ===       ======       ===       ======       ===

                                       December 31,
                       --------------------------------------------
                                1994                  1993
                       ---------------------- ---------------------
                                  % of loans             % of loans
                                   in each                in each
                                 category to            category to
                        Amount   total loans   Amount   total loans
                       -------- ------------- -------- ------------
                                  (Dollars in thousands)
Commercial,
 financial and
 agricultural ........  $  774        14%      $  672        10%
Real estate:
 Construction ........     247         1           53         1
   Mortgage:
    1 to 4
     residential .....   2,813        43        3,134        47
    Commercial .......   1,061        16        1,284        19
    Equityline .......     277         4          257         4
    Other ............     460         8          462         6
Consumer .............   1,021        13          855        13
Lease financing ......      --         1           --        --
                        ------        --       ------        --
                        $6,653       100%      $6,717       100%
                        ======       ===       ======       ===

Table VI. Deposits

     The average monthly volume of deposits, which is considered representative of BancShares' operations, and the average rates paid on such deposits are presented below:

                                              1997                 1996                 1995
                                      -------------------- -------------------- ---------------------
                                        Average   Average    Average   Average    Average    Average
                                       Balances    Rates    Balances    Rates    Balances     Rates
                                      ---------- --------- ---------- --------- ---------- ----------
                                                          (Dollars in thousands)
    Non-interest bearing demand .....  $ 63,783       --    $ 57,773       --    $ 50,088        --
    Interest bearing demand .........    76,080     0.98%     70,443     1.74%     59,926      2.11%
    Savings .........................    87,577     2.58      83,761     2.63      79,486      2.82
    Time deposits ...................   270,863     5.62     247,575     5.45     217,752      5.47
                                       --------             --------             --------
     Total deposits .................  $498,303             $459,552             $407,252
                                       ========             ========             ========

     Maturities of $100,000 or more time certificates of deposit at December 31, 1997 are summarized as follows (dollars in thousands):

  Maturity category:
  Three months or less ......................  $20,339
  Over three through six months .............   10,430
  Over six months through twelve months .....   14,720
  Over one year through five years ..........    7,269
  Over five years ...........................      246
                                               -------
                                               $53,004
                                               =======

Table VII. Return on Equity and Assets

     The following table presents certain ratios of the Company:

                                                                                      December 31,
                                                                          ------------------------------------
                                                                             1997         1996         1995
                                                                          ----------   ----------   ----------
Return on assets (net income divided by average total assets) .........       1.17%        0.84%        0.86%
Return on equity -- including Series B and C preferred
 (net income divided by average total equity) .........................      14.47        10.85        11.29
Dividend payout ratio
 (Dividends paid divided by net income) ...............................       8.85        13.45        13.57
Equity to assets ratio -- including Series B and C preferred
 (Average equity divided by average total assets) .....................       8.06         7.74         7.59

Table VIII. Capital Adequacy

     The following table presents certain calculations of BancShares' capital and related ratios:

                                                  December 31,
                                     --------------------------------------
                                         1997         1996         1995
                                     ------------ ------------ ------------
                                             (Dollars in thousands)
Total shareholders' equity .........   $ 54,984     $ 44,778     $ 37,163
Leverage capital ...................     34,380       27,891       23,369
Tier 1 capital .....................     34,380       27,891       23,369
Total capital ......................     38,449       31,861       26,831
Leverage capital ratio (1) .........       6.07%        5.46%        5.60%
Tier 1 capital ratio ...............      11.43         9.33         8.87
Total capital ratio (2) ............      12.78        10.66        10.19

---------
(1) Bank holding companies operating at the 3% minimum are expected to have well diversified risk profiles, including no undue interest rate risk, excellent asset quality, high liquidity and strong earnings. Bank holding companies not meeting these requirements are expected to maintain a leverage ratio somewhat higher than the 3% minimum applicable to the highest rated companies.

(2) The minimum ratio of qualifying total capital to risk weighted assets is 8%, of which 4% must be Tier 1 capital, which is common equity, retained earnings, and a limited amount of perpetual preferred stock, less certain intangibles.


Table IX. Rate of Internal Capital Generation

                                                                               December 31,
                                                                   ------------------------------------
                                                                      1997         1996         1995
                                                                   ----------   ----------   ----------
Return on average assets (based on net income) .................       1.17%        0.84%        0.86%
Average equity as a percentage of total average assets .........       8.06         7.74         7.59
Return on average equity .......................................      14.47        10.85        11.29
Dividend payout ratio ..........................................       8.85        13.45        13.57
 (Dividends paid divided by net income)
Earnings retention .............................................      91.15        86.55        86.43
 (Net income less dividends divided by net income)
Rate of internal capital generation ............................      13.19         9.39         9.76
 (Return on average equity ratio times earnings retention ratio)


                  Table X. Interest Rate Sensitivity Analysis

                                                           December 31, 1997
                                                                                                Non-Rate
                                              1-30        31-90        91-180       181-365     Sensitive
                                              Days         Days         Days          Days       & Over
                                           Sensitive    Sensitive    Sensitive     Sensitive     1 Year      Total
                                         ------------- ----------- ------------- ------------- ---------- -----------
                                                                    (Dollars in thousands)
Earning assets:
Loans, net of unearned income ..........   $  82,232     $68,584     $  16,151     $  28,290    $154,096   $349,353
Investment securities ..................      38,654      16,178         5,249        26,869      93,183    180,133
Temporary investments ..................      10,240          --            --            --          --     10,240
Other ..................................          --       5,200            --            --          --      5,200
                                           ---------     -------     ---------     ---------    --------   --------
Total interest earning assets ..........   $ 131,126     $89,962     $  21,400     $  55,159    $247,279   $544,926
                                           =========     =======     =========     =========    ========   ========
Interest-bearing liabilities:
Savings and core time deposits .........   $ 200,515     $39,330     $  50,300     $  60,382    $ 43,232   $393,759
Time deposits of $100,000 and more......       9,579      10,760        10,430        14,720       7,515     53,004
Short-term borrowings ..................       6,826          --            --            --          --      6,826
Long-term obligations ..................          --       4,750            --            --          --      4,750
                                           ---------     -------     ---------     ---------    --------   --------
Total interest bearing liabilities .....   $ 216,920     $54,840     $  60,730     $  75,102    $ 50,747   $458,339
                                           =========     =======     =========     =========    ========   ========
Interest sensitivity gap ...............   $ (85,794)    $35,122     $ (39,330)    $ (19,943)   $196,532   $ 86,587
                                           =========     =======     =========     =========    ========   ========

     Interest sensitivity is continually changing. The table above reflects BancShares' gap position at December 31, 1997 and does not necessarily represent its position on any other dates.

Table XI. Short-Term Borrowings

                                                        1997                1996
                                                 ------------------- -------------------
                                                  Amount     Rate     Amount     Rate
                                                 -------- ---------- -------- ----------
                                                         (Dollars in thousands)
Repurchase agreements:
 At December 31 ................................  $4,761  5.62%       $3,838      6.71%
 Average during year ...........................   4,819  4.18         2,934      4.04
 Maximum month-end balance during year .........   5,929               4,507
Treasury tax and loan accounts:
 At December 31 ................................  $2,065  5.25%       $1,226      5.15%
 Average during year ...........................     997  5.85         1,052      5.09
 Maximum month-end balance during year .........   2,215               1,300

                                       41

                      Table XII. Selected Quarterly Data

                                                            1997                                          1996
                                    ---------------------------------------------------- --------------------------------------
                                        Fourth        Third       Second        First       Fourth        Third       Second
                                    ------------- ------------ ------------ ------------ ------------ ------------ ------------
                                                                  (Dollars in thousands, except per share data)
SUMMARY OF OPERATIONS
Interest income ...................   $  10,100    $   9,989    $   9,711    $   9,255    $   9,469    $   9,321    $   9,102
Interest expense ..................       4,881        4,845        4,738        4,363        4,313        4,345        4,344
                                      ---------    ---------    ---------    ---------    ---------    ---------    ---------
Net interest income ...............       5,219        5,144        4,973        4,892        5,156        4,976        4,758
Provision for loan losses .........          --           --           --           60           60           60           20
                                      ---------    ---------    ---------    ---------    ---------    ---------    ---------
Net interest income after
  provision for loan losses .......       5,219        5,144        4,973        4,832        5,096        4,916        4,738
Noninterest income ................       3,234        1,166          979        4,470        1,426        1,018        1,013
Noninterest expense ...............       5,046        4,874        4,679        8,465        4,813        5,068        4,222
                                      ---------    ---------    ---------    ---------    ---------    ---------    ---------
Income before income taxes ........       3,407        1,436        1,273          837        1,709          866        1,529
Income taxes ......................         100           30          130           80           36          221          415
                                      ---------    ---------    ---------    ---------    ---------    ---------    ---------
Net income ........................   $   3,307    $   1,406    $   1,143    $     757    $   1,673    $     645    $   1,114
                                      =========    =========    =========    =========    =========    =========    =========
Net income applicable to
  common shares ...................   $   3,203    $   1,303    $   1,045    $     657    $   1,569    $     541    $   1,015
                                      =========    =========    =========    =========    =========    =========    =========
PER SHARE OF STOCK
Net income per common share .......   $   26.71    $   10.87    $    8.71    $    5.48    $   13.09    $    4.51    $    8.46
Cash dividends -- common ..........        0.38         0.38         0.37         0.37         0.38         0.37         0.375
Cash dividends -- preferred B .....        0.23         0.23         0.22         0.22         0.23         0.23         0.22
Cash dividends -- preferred C .....        0.23         0.23         0.22         0.22         0.23         0.23         0.22
Common sales price
  High ............................   $  175.00    $  175.00    $  175.00    $  175.00    $  175.00    $  175.00    $  175.00
  Low .............................      175.00       175.00       175.00       175.00       175.00       175.00       110.00
Preferred B sales price
  High ............................   $   11.25    $   11.25    $   11.25    $   11.25    $   11.25    $   11.25    $   10.80
  Low .............................       11.25        11.25        11.25        11.25        11.25        10.80        10.00
Preferred C sales price
  High ............................   $   11.25    $   11.25    $   11.25    $   11.25    $   11.25    $   11.25    $   10.80
  Low .............................       11.25        11.25        11.25        11.25        11.25        10.80        10.00

                                        1996
                                    ------------
                                        First
                                    ------------
SUMMARY OF OPERATIONS
Interest income ...................  $   8,884
Interest expense ..................      4,448
                                     ---------
Net interest income ...............      4,436
Provision for loan losses .........         --
                                     ---------
Net interest income after
  provision for loan losses .......      4,436
Noninterest income ................      1,051
Noninterest expense ...............      4,100
                                     ---------
Income before income taxes ........      1,387
Income taxes ......................        455
                                     ---------
Net income ........................  $     932
                                     =========
Net income applicable to
  common shares ...................  $     832
                                     =========
PER SHARE OF STOCK
Net income per common share .......  $    6.94
Cash dividends -- common ..........       0.375
Cash dividends -- preferred B .....       0.22
Cash dividends -- preferred C .....       0.22
Common sales price
  High ............................  $  110.00
  Low .............................     110.00
Preferred B sales price
  High ............................  $   10.00
  Low .............................      10.00
Preferred C sales price
  High ............................  $   10.00
  Low .............................      10.00

                                       42

For the Three Months Ended March 31, 1998 and 1997

     Introduction. In the first three months of 1998, BancShares' net income increased $1.8 million from $757,000 in the first three months of 1997 to $2.6 million in the first three months of 1998, an increase of 239.10%. This increase resulted primarily from a contribution expense of $4.1 million which was partially offset by a securities gain of $3.5 million and the resulting reduction in income tax related to the contribution of marketable equity securities to a charitable foundation during the three months ended March 31, 1997. During the three months ended March 31, 1998, BancShares also sold $188,000 of available-for-sale securities, resulting in a gain of $1.8 million.


     Net income available to common shares per share for the first three months of 1998 was $20.58 per common share, an increase of $15.10, or 275.55%, from $5.48 in 1997. The return on average equity increased to 17.95%, for the period ending March 31, 1998, from 6.69% for the period ending March 31, 1997 and the return on average assets increased to 1.72%, for the period ending March 31, 1998, from 0.56% for the period ending March 31, 1997. At March 31, 1998, BancShares' assets totaled $593.9 million, an increase of $3.1 million, or 0.53%, from the $590.8 million reported at December 31, 1997. During this three month period, net loans increased $4.8 million or 1.40%, from $343.4 million to $348.2 million. During the three months ended March 31, 1998 investment securities increased $4.5 million, or 2.50% from $180.1 million at December 31, 1997 to $184.6 million at March 31, 1998. Total deposits increased $2.6 million, or 0.51% from $513.3 million at December 31, 1997 to $516.0 million at March 31, 1998. The above increases resulted from internal growth as there were no branch acquisitions or new branches opened by the Bank in the quarter ended March 31, 1998.

     Interest Income. Interest and fees on loans increased $626,000, or 9.06%, from $6.9 million for the three months ended March 31, 1997 to $7.5 million for the three months ended March 31, 1998. This increase was due to increased loan volume. Average loans for the three months ending March 31, 1998 were $352.1 million, an increase of 9.07% from $322.9 million for the prior year three month period. The yield on the loan portfolio was 8.56% in both the three months ended March 31, 1998 and 1997, respectively.

     Interest income from investment securities, including U. S. Treasury and Government obligations, obligations of state and county subdivisions and other securities increased $138,000, or 6.16%, from $2.2 million in the three months ended March 31, 1997 to $2.4 million in the three months ended March 31, 1998. This increase was due to an increase in the volume of average investment securities for the three months ended March 31, 1998 to $160.8 million as compared to $151.9 million for the 1997 period. The yield on investment securities was 5.91% and 5.89% for the three months ended March 31, 1998 and 1997, respectively.

     Interest income on federal funds sold increased $74,000, or 67.27%, from $110,000 for the three months ended March 31, 1997 to $184,000 for the three months ended March 31, 1998. This increase in income resulted primarily from the increase in the average federal funds sold to $13.7 million for the three months ended March 31, 1998 from $8.6 million for the three months ended March 31, 1997. Average federal funds sold yields were 5.37% for the three months ended March 31, 1998, an increase from 5.11% for the three months ended March 31, 1997.

     Total interest income increased $838,000, or 9.05%, from $9.3 million for the three months ended March 31, 1997 to $10.1 million for the three months ended March 31, 1998. This increase was the result of volume increases. Average earning asset interest yields for the three months ended March 31, 1998 and March 31, 1997 were 7.59% and 7.63%, respectively. Average earning assets increased from $485.2 million in the three months ended March 31, 1997 to $531.8 million in the period ended March 31, 1998. This $46.6 million increase in the average earning assets resulted from the acquisition of three Wachovia Bank of North Carolina, N. A. branches having approximately $21.1 million in deposits in May 1997, and from internal growth within the other Southern branches. BancShares did not open any new branches or purchase any new branches during the quarter ended March 31, 1998.

     Interest Expense. Total interest expense increased $439,000 or 10.06%, from $4.4 million in the three months ended March 31, 1997 to $4.8 million for the three months ended March 31, 1998. The principal reason for the increase was the increased average interest bearing liabilities from $427.4 million for the quarter ended March 31, 1997 to $464.0 million for the quarter ended March 31, 1998. BancShares' total cost of funds also increased from 4.08% at March 31, 1997 to 4.14% for the quarter ended March 31, 1998. Average interest bearing deposits were $453.1 million in the three months ended March 31, 1998, an increase of $31.8 million from the $421.3 million in the three months ended March 31, 1997. The increase in interest-bearing liabilities was primarily the result of the 1997 branch purchases discussed above.

     Net Interest Income. Net interest income was up $399,000, or 8.16%, from $4.9 million for the three months ended March 31, 1997 to $5.3 million for the three months ended March 31, 1998. This increase was primarily due to the increased earning asset volume resulting from the 1997 branch purchases discussed above. The net interest margin at March 31, 1998 was 3.45%, a decrease of 10 basis points from the 3.55% interest margin at March 31, 1997.

     Asset Quality and Provision for Loan Losses. For the three months ended March 31, 1998 and 1997, management added $60,000 as volume related additions to the provision for loan losses. During the first three months of 1998 management charged-off loans totaling $41,000 and received recoveries of $26,000, resulting in net charge-offs of $15,000. During the same period in 1997, $57,000 in loans were charged-off and recoveries of $79,000 were received, resulting in net recoveries of $22,000. The increase in net charge-offs was primarily due to decreased recoveries in 1998. The following table presents comparative asset quality ratios of the company:

                                                                        March 31,   December 31,
                                                                           1998         1997
                                                                       ----------- -------------
          Ratio of annualized net loans charged off to average loans        .02%         .07%
          Allowance for loan losses to loans .........................     1.70         1.71
          Non-performing loans to loans ..............................      .34          .20
          Non-performing loans and assets to total assets ............      .21          .13
          Allowance for loan losses to non-performing loans ..........   504.27       857.90

     The ratio of net charge-offs to average loans outstanding decreased to 0.02% (annualized) at March 31, 1998 from 0.07% for the year ended December 31, 1997 primarily due to increased recoveries of loans previously charged off. The allowance for loan losses represented 1.70% of loans for the quarter ended March 31, 1998, a decrease of 1 basis point from the December 31, 1997 ratio of 1.71%. Loans increased $4.9 million, or 1.39%, from December 31, 1997 to March 31, 1998.

     The increase in the ratio of nonperforming loans to loans from 0.20% at December 31, 1997 to 0.34% at March 31, 1998 is the result of a slight performance decline in the loan portfolio. Nonperforming loans and assets to total assets increased to 0.21% at March 31, 1998 from 0.13% at December 31, 1997. The allowance for loan losses to nonperforming loans represented 504.27% of nonperforming loans at March 31, 1998, a decrease from the 857.90% at December 31, 1997. This decrease is primarily the result of an increase in nonperforming loans to $1.2 million at March 31, 1998 from $696,000 at December 31, 1997. The nonperforming loans at March 31, 1998 included $102,000 of nonaccrual loans, $1.1 million of accruing loans 90 days past due and no restructured loans. Other real estate at both March 31, 1998 and December 31, 1997 was $48,000.

     Management considers the March 31, 1998 allowance for loan losses adequate to cover the losses and risks inherent in the loan portfolio at March 31, 1998 and will continue to monitor its portfolio and to adjust the relative level of the allowance as needed. BancShares' impaired loans were approximately $102,000 at March 31, 1998. At March 31, 1998, BancShares had no loans classified for regulatory purposes as loss or doubtful and less than $1.0 million of loans classified as substandard. Management actively maintains a current loan watch list and knows of no other loans which are material and (i) represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity or capital resources, or
(ii) represent material credits about which management is aware of any information which causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms.

     Noninterest Income. BancShares had a decrease of $1.7 million in net investment securities gains, for the quarter ended March 31, 1998 as compared to the prior year quarter principally related to the donation in the three months ended March 31, 1997 of available-for-sale securities to the charitable foundation discussed above. BancShares had gains on the sale of mortgage loans of $1,000 in the three months ended March 31, 1998 compared to $10,000 in losses on the sales of mortgage loans in the three months ended March 31, 1997. Income from service charges on deposit accounts, other service charges and fees, insurance commissions and other noninterest income not detailed above increased $198,000, or 20.93%, from $946,000 for the three months ended March 31, 1997 to $1.1 million for the three months ended March 31, 1998.

     Noninterest Expense. BancShares had a decrease in charitable contribution expense of $4.1 million for the quarter ended March 31, 1998 as compared to the prior year quarter principally related to the available-for-sale securities donation in the three months ended March 31, 1997 to provide additional funding to the charitable foundation discussed above.

     Noninterest expense, other than contribution expense, including personnel, occupancy, furniture and equipment, data processing, FDIC insurance and state assessments, printing and supplies and other expenses, increased $395,000 or 8.99%, from $4.4 million in the three months ended March 31, 1997 to $4.8 million in the three months ended March 31, 1998.

     This increase was primarily due to an increase in personnel expense of $197,000, or 9.43%, from $2.1 million at March 31 1997 to $2.3 million at March 31, 1998 and increased occupancy, furniture and equipment expense and other volume related expenses resulting from branch acquisitions in May 1997.

     Income Taxes. In the three months ended March 31, 1998 BancShares had income tax expense of $809,000, an increase of $729,000, or 911.25%, from $80,000 in the prior year period. This increase was due both to increased profitability resulting from the sale of available-for-sale securities discussed above and the non-recurring tax benefits in 1997 of the charitable donation in the three months ended March 31, 1997. The resulting effective tax rates based on the accruals for the three months ended in March 1998 and 1997 were 23.96% and 9.56%, respectively.

     Shareholders' Equity and Capital Adequacy. Sufficient levels of capital are necessary to sustain growth and absorb losses. To this end, the Federal Reserve, which regulates BancShares, and the FDIC, which regulates the Bank, have established minimum capital guidelines for the institutions they supervise.

     In the quarter ended March 31, 1997 BancShares borrowed an additional $5.0 million and contributed an additional $5.0 million in capital to the Bank which improved each of the Bank's capital ratios.

     Regulatory guidelines define minimum requirements for the Bank's leverage capital ratio. Leverage capital equals total equity less goodwill and certain other intangibles and is measured relative to total adjusted assets as defined by regulatory guidelines. According to these guidelines, the Bank's leverage capital ratio at March 31, 1998 was 6.01%. At December 31, 1997, the Bank's leverage capital ratio was 6.02%. Both of these ratios are greater than the level designated as "well capitalized" by the FDIC.

     The Bank is also required to meet minimum requirements for RBC. The Bank's assets, including loan commitments and other off-balance sheet items, are weighted according to federal guidelines for the risk considered inherent in each asset. At March 31, 1998, the Total Capital Ratio was 12.68%. At December 31, 1997 the Total Capital Ratio was 12.81%. Both of these ratios are greater than the level designated as "well capitalized" by the FDIC.

     The regulatory capital ratios reflect increases in assets and liabilities from the acquisitions the Bank has made. Each of the acquisitions required the payment of a premium for the deposits received. Each of these premiums resulted in increased intangible assets on BancShares' financial statements, which is deducted from total equity in the ratio calculations.

     The unrealized gains on securities available for sale at March 31, 1998 of $22.3 million and at December 31, 1997 of $22.9 million, although a part of total shareholders' equity, are not included in the calculation of either the Total Capital or Leverage Capital Ratios pursuant to regulatory definitions of these capital requirements. The following table presents capital adequacy calculations and ratios of the Bank:

                                       March 31,        December 31,
                                         1998               1997
                                   ----------------   ----------------
                                         (Dollars in thousands)
  Risk-based capital:
  Tier 1 capital .................    $ 33,922           $ 33,999
  Total capital ..................      37,834             37,876
  Risk-adjusted assets ...........     298,452            295,654
  Average tangible assets ........     564,455            564,633
  Tier 1 capital ratio ...........       11.37%(1)          11.50%(1)
  Total capital ratio ............       12.68(1)           12.81(1)
  Leverage capital ratio .........        6.01(1)            6.02(1)

---------
(1) These ratios exceed the minimum ratios required for a bank to be classified as "well capitalized," as defined by the FDIC.

     At March 31, 1998 and December 31, 1997, BancShares also was in compliance with its regulatory capital requirements, and all of its regulatory capital ratios exceeded the minimum ratios required for it to be classified as "well capitalized." See "Supervision and Regulation -- Capital Adequacy."

     Liquidity. Liquidity refers to the ability of the Bank to generate sufficient funds to meet its financial obligations and commitments at a reasonable cost. Maintaining liquidity ensures that funds will be available for reserve requirements, customer demand for loans, withdrawal of deposit balances and maturities of other deposits and liabilities. Past experiences help management anticipate cyclical demands and amounts of cash required. These obligations can be met by existing cash reserves or funds from maturing loans and investments, but in the normal course of business are met by deposit growth.
                                       45

     In assessing liquidity, many relevant factors are considered, including stability of deposits, quality of assets, economy of the markets served, business concentrations, competition and BancShares' overall financial condition. BancShares' liquid assets include cash and due from banks, federal funds sold and investment securities available-for-sale. The liquidity ratio, which is defined as net cash plus short term and marketable securities divided by net deposits and short term liabilities, was 31.81% at March 31, 1998 and 37.15% at December 31, 1997.

     The Consolidated Statement of Cash Flows discloses the principal sources and uses of cash from operating, investing and financing activities for the three months ended March 31, 1998 and 1997, respectively. BancShares has no brokered deposits. Jumbo time deposits are considered to include all time deposits of $100,000 or more. BancShares has never aggressively bid on these deposits. Almost all jumbo time deposit customers have other relationships with the Bank, including savings, demand and other time deposits, and in some cases, loans. At March 31, 1998 and at December 31, 1997 jumbo time deposits represented 11.48% and 10.33%, respectively, of total deposits.

     Management believes that BancShares has the ability to generate sufficient amounts of cash to cover normal requirements and any additional needs which may arise, within realistic limitations, and management is not aware of any known demands, commitments or uncertainties that will affect liquidity in a material way.

     Accounting and Other Matters. In February 1998, the FASB issued Statement 132, "Employers' Disclosures about Pensions and other Postretirement Benefits. This statement standardizes the disclosure requirements of pensions and other postretirement benefits. This statement does not change any measurement or recognition provisions, and thus will not materially impact BancShares.

     The FASB also issues exposure drafts for proposed statements of financial accounting standards. Such exposure drafts are subject to comment from the public, to revisions by the FASB and to final issuance by the FASB as statements of financial accounting standards. Management considers the effect of the proposed statements on the consolidated financial statements of BancShares and monitors the status of changes to issued exposure drafts and to proposed effective dates.

     In 1997 BancShares developed a plan to deal with the "Year 2000 issue" and contracted with an industry consultant to review its overall exposure to the Year 2000 issue. The Year 2000 issue relates to computer programs written using two digits rather than four to define the applicable year. In 1997 management reviewed the results of the consultant's analysis of BancShares' data processing Year 2000 exposure and committed the human resources and the financial resources for BancShares to complete its resolution of the Year 2000 issue in 1998. The total cost of the Year 2000 conversion project for BancShares is estimated to be $200,000 and is being funded through operating cash flows. BancShares is expensing all costs associated with the required systems changes as the costs are incurred. As of December 31, 1997, excluding personnel costs, $3,000 had been expensed. As of March 31, 1998, excluding personnel costs, $6,000 additional had been expensed. As discussed in "Certain Relationships and Related Transactions," BancShares utilizes the mainframe system of FCBancShares and its subsidiary, FCB, for most of its mission-critical applications. These systems are currently being remediated, replaced or retired as part of FCBancShares' Year 2000 compliance program.

     BancShares is closely monitoring FCBancShares' progress. Based on discussions with management of FCBancShares, BancShares' management does not expect significant increases in future data processing costs relating to Year 2000 compliance.

     Effective May 15, 1998, the Bank acquired ESB, a state-chartered savings bank headquartered in Enfield, North Carolina, which maintained two banking offices. In connection with that transaction, the Bank assumed aggregate deposit liabilities of approximately $15.6 million, and purchased approximately $16.4 million in loans associated with one of ESB's offices which became a branch office of the Bank. The deposits and loans related to ESB's second office were transferred and assigned to FCB in a purchase and assumption transaction. In the third quarter of 1998 BancShares expects to acquire, subject to regulatory approval, the $6.0 million deposit Gates, North Carolina office of FCB. See "Certain Relationships and Related Transactions." BancShares has received approval to open de novo branches in two new eastern North Carolina markets. These offices are planned to open in 1999.

     Management is not aware of any other trends, events, uncertainties, or current recommendations by regulatory authorities that will have or that are reasonably likely to have a material effect on BancShares' liquidity, capital resources or other operations.

                                       46
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                                   BUSINESS

General

     BancShares is a registered bank holding company, incorporated under the laws of Delaware, and headquartered in Mount Olive, North Carolina. It was organized during 1986 as the successor to, and to effect a change in the state of incorporation of, the Bank's original bank holding company. BancShares conducts all of its operations through the Bank which provides a variety of retail and commercial banking products and services to individuals and small- to medium-sized businesses located in the communities it serves. At March 31, 1998, BancShares had total consolidated assets of approximately $593.9 million, total consolidated deposits of approximately $516.0 million, and total consolidated shareholders' equity of approximately $57.0 million. The Bank is a North Carolina-chartered bank that currently maintains 42 banking offices in 38 eastern North Carolina communities.

     BancShares is focused on community-oriented banking via (i) localized lending, (ii) core deposit funding, (iii) conservative balance sheet management, and (iv) stable growth. BancShares' franchise includes many smaller communities where competition is limited due to the exit of larger institutions or to the limited products of smaller institutions. By outsourcing its core data processing requirements, BancShares can offer a complete array of financial services while maintaining its community banking orientation. BancShares' focus on non-metropolitan markets and its emphasis on customer service provide it with a stable source of core funding. At March 31, 1998, transaction accounts and non-interest bearing accounts equaled approximately 25.23% and 12.41%, respectively, of total deposits.

     BancShares' return on average assets and return on average equity were 1.17% and 14.47%, respectively, for the year ended December 31, 1997, and an annualized 1.72% and 17.95%, respectively, for the three months ended March 31, 1998.

     Members of the Holding family, including Frank B. Holding, have been actively involved in the management of BancShares, and, currently, various members of the family control an aggregate of 51.55% of BancShares' common stock. See "Beneficial Ownership of Securities" and "Certain Relationships and Related Transactions." As a result, BancShares has been managed from a long-term perspective with primary emphasis being placed on balance sheet liquidity, loan quality, and earnings stability. At March 31, 1998, BancShares' loan-to-deposit ratio was 68.65%, 65.23% of its $184.6 million investment portfolio was invested in U.S. government obligations with an average maturity of 15 months, and approximately 38.39% of the investment portfolio was classified as held-to-maturity. Consistent with its management philosophy, BancShares has emphasized a low-risk loan portfolio derived from its local markets. At March 31, 1998, BancShares' non-performing assets were $1.2 million, or 0.35% of gross loans and other real estate. Net charge-offs for 1997 were 0.07% of average loans and, for the first quarter of 1998, were an annualized 0.02% of average loans. The allowance for loan losses at March 31, 1998, was 1.70% of gross loans and 504.27% of non-performing loans.

     BancShares' principal executive offices are located at 121 East Main Street, Mount Olive, North Carolina 28365, and its telephone number at that address is (919) 658-7000.

Description of Business

     General. The Bank is a community-oriented bank which is engaged in a general commercial and consumer banking business. Its operations are primarily retail oriented and directed toward individuals, small to medium-sized businesses and local governmental units located in its market area. While the Bank provides most traditional commercial and consumer banking services, its principal activities are the taking of demand and time deposits and the making of secured and unsecured loans. The Bank's deposits are insured by the FDIC to the maximum amount permitted by law.

     The Bank's primary source of revenue is interest income from its lending activities. Since it commenced business, the Bank has pursued a strategy of growth through internal expansion by establishing branch offices in communities in its geographic market and by acquiring smaller institutions or offices of other institutions in its existing markets or in new markets.

     Lending Activities. The Bank's loans are concentrated in three major areas: (i) real estate loans; (ii) commercial and agricultural loans; and (iii) consumer loans.

     At March 31, 1998, approximately 65.13% of the Bank's loan portfolio consisted of real estate loans. All real estate loans are secured by liens on real property, and management estimates that more than 70.00% of those loans actually were made for purposes related to the real estate collateral. However, in addition to such real estate purpose loans (which generally are made up of loans made to individuals and businesses for the purchase and improvement of or investment in real estate, including construction loans to individuals and builders), the Bank's real estate loans include loans secured by first or junior liens on real estate but which were made for various other commercial, agricultural and consumer purposes. The high percentage of the Bank's loans which are secured by real estate generally is reflective of efforts by management to
                                       47
minimize credit risk by taking real estate as primary or additional collateral on loans made for purposes not directly related to the real estate itself. Real estate loans may be made at fixed or variable interest rates and for terms, or which provide for payments based on an amortization schedule, of up to 15 years. However, loans having terms of more than five years, or which are based on an amortization schedule of more than that many years, generally will contain contractual provisions which allow the Bank to call the loan in full, or provide for a "balloon" payment in full, at any time after the fifth year.

     The Bank's commercial and agricultural loans include loans to individuals and small-to-medium sized businesses located in its market area for working capital, equipment purchases and various other business and agricultural purposes (other than any such loan secured by real estate) and loans made to finance the production of crops or livestock operations. A majority of the Bank's commercial and agricultural loans are secured by inventory, equipment or similar assets, but these loans also may be made on an unsecured basis. Commercial and agricultural loans may be made at variable or fixed rates of interest; however, it currently is the Bank's policy that those loans which have terms or amortization schedules of longer than five years normally will carry interest rates which vary with the prime lending rate and may be called in full at any time after the fifth year.

     The Bank's consumer loan portfolio consists primarily of loans to individuals for various consumer purposes (other than any such loan secured by real estate), but also includes the outstanding balances on consumer revolving credit accounts, including credit card accounts. The majority of the Bank's installment loans are secured by liens on various personal assets of the borrowers, but these loans may also be made on an unsecured basis. Consumer loans are made at fixed and variable interest rates and for terms which generally do not exceed five years. However, the Bank will make consumer loans for terms of up to seven years.

     The Bank's other loans consist primarily of lease receivables.

     Certain statistical information regarding the Bank's loan portfolio, reserve for loan losses and its nonaccrual, past due and restructured loans, at December 31, 1997, and March 31, 1998, is contained in this Prospectus under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Loan Administration and Underwriting. The Bank's loan portfolio is managed under a defined credit review process which includes guidelines for loan underwriting standards and risk assessment, procedures for ongoing identification and management of credit deterioration and regular portfolio reviews to assess loss exposure and to ascertain compliance with the Bank's credit policies and procedures. This process includes a centralized credit review and analysis prior to funding of all credit decisions in excess of $500,000, a review of all loans over $100,000 within 30 days after funding, and an annual review of all loans over $100,000.

     The Bank's loan approval policies generally provide for various levels of lending authority for lending personnel. All loans over $100,000 require the approval of senior management, and all loans over $800,000 require the approval of the Executive Committee of the Bank's Board of Directors.

     During periodic reviews, loans are assigned a grade which indicates the level of management attention to be given to that loan to protect the Bank's position and to reduce loss exposure. Loans are placed in a non-accrual status whenever, in the opinion of management, collection becomes doubtful, and they are charged off when the collection of principal and interest is doubtful and the loans can no longer be considered sound collectible assets. Management meets regularly to review asset quality trends and to discuss loan policy issues. Potential losses are identified during these reviews and reserves are established accordingly.

     Deposit Activities. The Bank's deposit services include business and individual checking accounts, savings accounts, NOW accounts, certificates of deposit and market rate checking accounts. It is the Bank's policy to monitor its competition in order to keep the rates paid on its deposits at a competitive level. Time deposits of $100,000 and over made up approximately 11.48% of the Bank's total deposits at March 31, 1998. The vast majority of the Bank's deposits are generated from within its market area. The Bank does not accept brokered deposits but does actively solicit public funds deposits in its market area.

     Certain statistical information regarding the Bank's deposit accounts at December 31, 1997, and March 31, 1998, is contained in this Prospectus under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Other Services. The Bank provides most other traditional commercial and consumer banking services. Trust services and discount brokerage and investment advisory services are offered by the Bank through a correspondent bank.

     Investment Portfolio. At December 31, 1997, the Bank's investment portfolio consisted almost entirely of U.S. government securities and obligations of states and political subdivisions, 29.00% of which mature within one year and 43.32% of which mature after one through five years.

     Certain statistical information regarding the Bank's investment portfolio at December 31, 1997, and March 31, 1998, is contained in this Prospectus under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Subsidiary. The Bank has one wholly-owned subsidiary which acts as agent for credit life and credit accident and health insurance written in connection with loans made by the Bank.

     Competition. Commercial banking in North Carolina is highly competitive. In its market areas, the Bank competes directly with a number of local, regional and superregional banking organizations. Competition among financial institutions for loans and deposits is based, to a large extent, on interest rates charged or paid. Fees and charges for other services, office location, the quality of customer services, community reputation and continuity of personnel, and, in the case of loans to large commercial borrowers, relative lending limits, also are important competitive factors. Many of the Bank's competitors have greater resources, broader geographic markets and higher lending limits and offer more services than the Bank, and they can better afford and make more effective use of media advertising, support services and electronic technology than can the Bank. The Bank depends on its reputation in its local community, direct customer contact, its ability to make credit and other business decisions locally, and personalized service to counter these competitive disadvantages.

     In recent years, federal and state legislation has heightened the competitive environment in which all financial institutions must conduct their business, and the potential for competition among financial institutions of all types has increased significantly. Additionally, with the elimination of restrictions on interstate banking, a North Carolina commercial bank may be required to compete not only with other North Carolina financial institutions, but also with out-of-state financial institutions which may acquire North Carolina institutions and are able to conduct certain specific financial services across state lines, thereby adding to the competitive atmosphere of the industry in general.

     Employees. At December 31, 1997, the Bank employed 295 full-time employees and 14 part-time employees. It is not a party to any collective bargaining agreements and considers relations with its employees to be good. BancShares does not have any separate employees.

     Property. BancShares does not own or lease any real property. Except for four tracts of land that are leased and upon which are constructed leasehold improvements for the conduct of its banking business, the Bank owns all of the real property utilized in its operations. At March 31, 1998, the Bank's investment in premises and equipment, net of depreciation, was approximately $18.0 million.

     Legal Proceedings. The Bank is a party to various legal proceedings in the ordinary course of its business. However, based on information presently available, and after consultation with legal counsel, BancShares' management believes that the ultimate outcome in such proceedings, in the aggregate, will not have any material adverse effect on BancShares' financial condition.

     Statistical Information. Certain statistical information with respect to BancShares' business is contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" which appears elsewhere in this Prospectus.
                          SUPERVISION AND REGULATION

     The following information is not intended to be an exhaustive description of the statutes and regulations applicable to BancShares or the Bank. The discussion is qualified in its entirety by reference to all particular statutory or regulatory provisions. Additional information regarding supervision and regulation is included in the documents filed by BancShares with the Commission. See "Available Information."

     The business and operations of BancShares and the Bank are subject to extensive federal and state governmental regulation and supervision.

Regulation of BancShares

     BancShares is a bank holding company registered with the Federal Reserve under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and is subject to supervision and examination by, and the regulations and reporting requirements of, the Federal Reserve. Under the BHCA, the activities of BancShares are limited to banking, managing or controlling banks or engaging in any other activity which the Federal Reserve determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

     The BHCA prohibits BancShares from acquiring direct or indirect control of more than 5.0% of the outstanding voting stock or substantially all of the assets of any financial institution, or merging or consolidating with another bank holding company or savings bank holding company, without prior approval of the Federal Reserve. Additionally, the BHCA prohibits BancShares from engaging in, or acquiring ownership or control of more than 5.0% of the outstanding voting stock of any company engaged in, a nonbanking activity unless such activity is determined by the Federal Reserve to be so closely related to banking as to be a proper incident thereto. In approving an application by BancShares to engage in a nonbanking activity, the Federal Reserve must consider whether that activity can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices.

     There are a number of obligations and restrictions imposed by law on a bank holding company and its insured depository institution subsidiaries that are designed to minimize potential loss to depositors and the FDIC insurance funds. For example, if a bank holding company's insured depository institution subsidiary becomes "undercapitalized," the bank holding company is required to guarantee (subject to certain limits) the subsidiary's compliance with the terms of any capital restoration plan filed with its appropriate federal banking agency. Also, a bank holding company is required to serve as a source of financial strength to its depository institution subsidiaries and to commit resources to support such institutions in circumstances where it otherwise might not do so, absent such policy. Under the BHCA, the Federal Reserve has the authority to require a bank holding company to terminate any activity or to relinquish control of a nonbank subsidiary upon the Federal Reserve's determination that such activity or control constitutes a serious risk to the financial soundness and stability of a depository institution subsidiary of the bank holding company.

Regulation of the Bank

     The Bank is a North Carolina-chartered commercial bank, and its deposits are insured by the FDIC. It is subject to supervision and examination by, and the regulations and reporting requirements of, the North Carolina Commissioner of Banks (the "Commissioner") and the FDIC. As a result of its ownership of the Bank, BancShares also is registered with and subject to regulation by the Commissioner under the state's bank holding company laws.

     As an insured institution, the Bank is prohibited from engaging as a principal in activities that are not permitted for national banks unless (i) the FDIC determines that the activity would pose no significant risk to the appropriate deposit insurance fund and (ii) the Bank is, and continues to be, in compliance with all applicable capital standards. Insured institutions also are prohibited from directly acquiring or retaining any equity investment of a type or in an amount not permitted for national banks.

     The Federal Reserve, the FDIC and the Commissioner all have broad powers to enforce laws and regulations applicable to BancShares and the Bank and to require corrective action of conditions affecting the safety and soundness of the Bank. Among others, these powers include cease and desist orders, the imposition of civil penalties and the removal of officers and directors.

Payment of Dividends

     BancShares is a legal entity separate and distinct from the Bank. The principal sources of cash flow of BancShares, including cash flow to pay dividends to its shareholders, are dividends it receives from the Bank. There are statutory and regulatory limitations on the payment of dividends by the Bank to BancShares, as well as by BancShares to its shareholders. As an insured depository institution, the Bank also is prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, it would become "undercapitalized" (as such term is defined in the Federal Deposit Insurance Act). See "Southern BancShares (N.C.), Inc. and Subsidiary Notes to Consolidated Financial Statements -- Note 11. Regulatory Requirements and Restrictions."

     If, in the opinion of the FDIC, a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the depository institution, could include the payment of dividends), the FDIC may require, after notice and hearing, that such institution cease and desist from such practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound banking practice. Under current federal law, a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. See

" -- Prompt Corrective Action." Moreover, the federal agencies have issued policy statements which provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

     At March 31, 1998, approximately $5.7 million was available for payment of dividends to BancShares from the Bank without affecting the Bank's classification as a "well capitalized" bank under federal bank regulatory capital guidelines and without regulatory approval.

     The payment of dividends by BancShares and the Bank may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines.

Capital Adequacy

     BancShares and the Bank are required to comply with the capital adequacy standards established by the Federal Reserve in the case of BancShares and the FDIC in the case of the Bank. There are two basic measures of capital adequacy that have been promulgated by the Federal Reserve and each of the federal bank regulatory agencies: a risk-based measure and a leverage measure. All applicable capital standards must be satisfied for a bank holding company or an insured depository institution to be considered in compliance.

     Under the Federal Reserve's standards, the minimum guideline for the ratio ("Total Capital Ratio") of total capital ("Total Capital") to risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) is 8.0%. At least half of Total Capital must be composed of common equity, undivided profits, minority interests in the equity accounts of consolidated subsidiaries, qualifying noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less goodwill and certain other intangible assets ("Tier 1 Capital"). The remainder may consist of certain subordinated debt, certain hybrid capital instruments and other qualifying preferred stock, and a limited amount of loan loss reserves ("Tier 2 Capital"). At March 31, 1998, BancShares' consolidated Total Capital Ratio and its ratio of Tier 1 Capital to risk-weighted assets ("Tier 1 Capital Ratio") were 13.49% and 12.14%, respectively, and the Bank's consolidated Total Capital and Tier 1 Capital Ratios were 12.68% and 11.37%, respectively.

     In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio (the "Leverage Capital Ratio") of Tier 1 Capital to average assets, less goodwill and certain other intangible assets, of 3.0% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies generally are required to maintain an additional cushion of 100 to 200 basis points above the stated minimums. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve has indicated that it will consider a "tangible Leverage Ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities. BancShares' and the Bank's respective Leverage Capital Ratios at March 31, 1998 were 6.53% and 6.01%, respectively.

     The Bank is subject to risk-based and leverage capital requirements adopted by the FDIC which are substantially similar to those adopted by the Federal Reserve for bank holding companies. The Bank was in compliance with applicable minimum capital requirements as of December 31, 1997. Neither BancShares nor the Bank has been advised by any federal banking agency of any additional, specific minimum capital ratio requirement applicable to it.

     Failure to meet capital guidelines could subject a bank to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on the taking of brokered deposits, and certain other restrictions on its business. As described below, substantial additional restrictions can be imposed upon FDIC-insured depository institutions that fail to meet applicable capital requirements. See " -- Prompt Corrective Action."

     The Federal Reserve and the FDIC also consider interest rate risk (when the interest rate sensitivity of an institution's assets does not match the sensitivity of its liabilities or its off-balance-sheet position) in the evaluation of a bank's capital adequacy. The bank regulatory agencies' methodology for evaluating interest rate risk requires banks with excessive interest rate risk exposure to hold additional amounts of capital against such exposures.

Prompt Corrective Action

     Current federal law establishes a system of prompt corrective action to resolve the problems of undercapitalized institutions. Under this system, which became effective in December 1992, the federal banking regulators are required to establish five capital categories (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized) and to take certain mandatory supervisory actions, and are authorized to take other discretionary actions, with respect to institutions in the three undercapitalized categories. The severity of such actions taken will depend upon the capital category in which the institution is placed. Generally, subject to a narrow exception, current federal law requires the banking regulators to appoint a receiver or conservator for an institution that is critically undercapitalized.

     Under the final agency rules implementing the prompt corrective action provisions, an institution that (i) has a Total Capital Ratio of 10% or greater, a Tier 1 Capital Ratio of 6.0% or greater, and a Leverage Ratio of 5.0% or greater, and (ii) is not subject to any written agreement, order, capital directive, or prompt corrective action directive issued by the appropriate federal banking agency, is deemed to be well capitalized. An institution with a Total Capital Ratio of 8.0% or greater, a Tier 1 Capital Ratio of 4.0% or greater, and a Leverage Ratio of 4.0% or greater, is considered to be adequately capitalized. A depository institution that has a Total Capital Ratio of less than 8.0%, a Tier 1 Capital Ratio of less than 4.0%, or a Leverage Ratio of less than 4.0%, is considered to be undercapitalized. A depository institution that has a Total Capital Ratio of less than 6.0%, a Tier 1 Capital Ratio of less than 3.0%, or a Leverage Ratio of less than 3.0%, is considered to be significantly undercapitalized, and an institution that has a tangible equity capital to assets ratio equal to or less than 2.0% is deemed to be critically undercapitalized. For purposes of the regulation, the term "tangible equity" includes core capital elements counted as Tier 1 Capital for purposes of the risk-based capital standards, plus the amount of outstanding cumulative perpetual preferred stock (including related surplus), minus all intangible assets with certain exceptions. A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

     An institution that is categorized as undercapitalized, significantly under-capitalized, or critically undercapitalized is required to submit an acceptable capital restoration plan to its appropriate federal banking agency. A bank holding company must guarantee that a subsidiary depository institution meets its capital restoration plan, subject to certain limitations. The obligation of a controlling bank holding company to fund a capital restoration plan is limited to the lesser of 5.0% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. An undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches, or engaging in any new line of business, except in accordance with an accepted capital restoration plan or with the approval of the FDIC. In addition, the appropriate federal banking agency is given authority with respect to any undercapitalized depository institution to take any of the actions it is required to or may take with respect to a significantly undercapitalized institution as described above if it determines "that those actions are necessary to carry out the purpose" of the law.

     At March 31, 1998, the Bank had the requisite capital levels to qualify as well capitalized.

Reserve Requirements

     Pursuant to regulations of the Federal Reserve, all FDIC-insured depository institutions must maintain average daily reserves against their transaction accounts. No reserves are required to be maintained on the first $4.3 million of transaction accounts, and reserves equal to 3% must be maintained on the next $52.0 million of transaction accounts, plus reserves equal to 10% on the remainder. These percentages are subject to adjustment by the Federal Reserve. Because required reserves must be maintained in the form of vault cash or in a non-interest-bearing account at a Federal Reserve Bank, the effect of the reserve requirement is to reduce the amount of the institution's interest-earning assets. As of March 31, 1998, the Bank met its reserve requirements.

FDIC Insurance Assessments

     The FDIC currently uses a risk-based assessment system that takes into account the risks attributable to different categories and concentrations of assets and liabilities for purposes of calculating deposit insurance assessments to be paid by insured depository institutions. The risk-based assessment system, which went into effect on January 1, 1994, assigns an institution to one of three capital categories: (i) well capitalized; (ii) adequately capitalized; and (iii) undercapitalized. These three categories are substantially similar to the prompt corrective action categories described above, with the "undercapitalized" category including institutions that are undercapitalized, significantly undercapitalized, and critically undercapitalized for prompt corrective action purposes. An institution is also assigned by the FDIC to one of three supervisory subgroups within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the FDIC by the institution's primary federal regulator and information which the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds (which may include, if applicable, information provided by the institution's state supervisor). An institution's insurance assessment rate is then determined based on the capital category and supervisory category to which it is assigned. Under the final risk-based assessment system, there are nine assessment risk classifications (i.e., combinations of capital groups and supervisory subgroups) to which different assessment rates are applied.

     In 1996, the FDIC imposed a special one-time assessment of approximately
65.7 basis points (0.657%) on a depository institution's assessable deposits insured by the SAIF held as of March 31, 1995 (or approximately 52.6 basis points on SAIF deposits acquired by banks in certain qualifying transactions), and adopted revisions to the assessment rate schedules that would generally eliminate the disparity between assessment rates applicable to the deposits insured by the BIF and the SAIF. BancShares anticipates that the net effect of the decrease in the premium assessment rate on SAIF deposits will result in a reduction in the Bank's total deposit insurance premium assessments through 1999 as compared to years prior to 1997, assuming no further changes in announced premium assessment rates. BancShares recorded a charge against earnings for the special assessment in 1996 in the pre-tax amount of approximately $569,000.

     Under the Federal Deposit Insurance Act, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order, or condition imposed by the FDIC.

Community Reinvestment

     Under the Community Reinvestment Act ("CRA"), as implemented by FDIC regulations, an insured institution has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the FDIC, in connection with its examination of an insured institution, to assess the institution's record of meeting the credit needs of its community, using the ratings of "outstanding," "satisfactory," "needs to improve," or "substantial noncompliance," and to take that record into account in its evaluation of certain applications by the institution. All institutions are required to make public disclosure of their CRA performance rating. The Bank received a satisfactory rating in its last CRA examination by the FDIC as of August 5, 1997.

     On May 4, 1995, the bank regulatory agencies, including the FDIC, adopted new uniform CRA regulations that provide guidance to financial institutions on their CRA obligations and the methods by which those obligations will be assessed and enforced. The regulations establish three tests applicable to the
Bank: (i) a lending test to evaluate direct lending in low-income areas and indirect lending to groups that specialize in community lending; (ii) a service test to evaluate its delivery of services to such areas, and (iii) an investment test to evaluate its investment in programs beneficial to such areas. The new CRA regulations became effective on July 1, 1995, but reporting requirements were not effective until January 1, 1997. Evaluation under the regulations was not mandatory until July 1, 1997. The Bank believes its current operations and policies substantially comply with the regulations and therefore no material changes to operations or policies are expected.

Transactions With Affiliates

     The Bank is subject to restrictions imposed by federal law on extensions of credit to, and certain other transactions with, BancShares and other affiliates and on investments in the stock or other securities thereof. These restrictions prevent BancShares and other affiliates from borrowing from the Bank unless the loans are secured by specified collateral, and require such transactions to have terms comparable to terms of arms-length transactions with third persons. Further, such secured loans and other transactions and investments by the Bank are generally limited in amount as to BancShares and as to any other affiliate to 10.0% of the Bank's capital and surplus and as to BancShares and all other affiliates to an aggregate of 20.0% of the Bank's capital and surplus. These regulations and restrictions may limit BancShares' ability to obtain funds from the Bank for its cash needs, including funds for acquisitions and for payment of dividends, interest and operating expenses. The Bank's ability to extend credit to its directors, executive officers, and 10.0% stockholders, as well as to entities controlled by such persons, is governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve thereunder.

Interstate Banking and Branching

     The BHCA, as amended by the interstate banking provisions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking Law"), permits adequately capitalized and managed bank holding companies to acquire control of the assets of banks in any state. Acquisitions are subject to antitrust provisions that cap at 10.0% the portion of the total deposits of insured depository institutions in the United States that a single bank holding company may control and generally cap at 30.0% the portion of the total deposits of insured depository institutions in a state that a single bank holding company may control. Under certain circumstances, states have the authority to increase or decrease the 30.0% cap, and states may set minimum age requirements of up to five years on target banks within their borders.
                                       53

     Beginning June 1, 1997, and subject to certain conditions, the Interstate Banking Law also permitted interstate branching by allowing a bank to merge with a bank located in a different state. A state was allowed to accelerate the effective date for interstate mergers by adopting a law authorizing such transactions prior to June 1, 1997, or it could "opt out" and thereby prohibit interstate branching by enacting legislation to that effect prior to that date. The Interstate Banking Law also permits banks to establish branches in other states by opening new branches or acquiring existing branches of other banks, provided the laws of those other states specifically permit that form of interstate branching. North Carolina has adopted statutes which, subject to conditions contained therein, specifically authorize out-of-state bank holding companies and banks to acquire or merge with North Carolina banks and to establish or acquire branches in North Carolina.

                      BENEFICIAL OWNERSHIP OF SECURITIES

Principal Shareholders

     At the close of business on March 9, 1998, the following persons were known to management to own beneficially or of record 5% or more of any class of BancShares' voting securities:

                              Name and address               Amount and nature of          Percentage      Percentage of
Title of class              of beneficial owner         beneficial ownership (1, 2, 3)      of class      total votes (4)
--------------------   -----------------------------   --------------------------------   ------------   ----------------
Common                 Frank B. Holding                             32,284                    26.92%           24.51%
                       P.O. Box 1377
                       Smithfield, NC 27577
                       Lewis R. Holding                             27,577                    23.00            20.93
                       P.O. Box 151
                       Raleigh, NC 27602
Series B Preferred     Frank B. Holding                             22,171                     5.47              .44
                       P.O. Box 1377
                       Smithfield, NC 27577
Series C Preferred     James R. Hendrix                              6,120                    14.03              .12
                       3332 Virginia Road
                       Tyner, NC 27980
                       Elmo J. Peele                                 3,229                     7.40              .06
                       P.O. Box 189
                       Lewiston-Woodville, NC 27849
                       Charlie H. Spivey                             2,550                     5.84              .05
                       Route 1, Box 33
                       Sunbury, NC 27979
                       Harry N. and Nell C. Willey                   2,200                     5.04              .04
                       Route 1, Box 235
                       Hobbsville, NC 27946

---------
(1) Except as otherwise indicated below and to the best knowledge of management of BancShares, the individuals named and included in the group exercise sole voting and investment power with respect to shares shown as beneficially owned.

(2) Named individuals exercise shared voting and investment power with respect to the following numbers of shares: Mr. F. Holding -- 17,205 shares Series B Preferred. Mr. and Mrs. Willey jointly own and share voting and investment power as to 1,700 shares of Series C Preferred, while Mr. Willey has sole voting and investment power as to an additional 500 shares.

(3) Named individuals disclaim beneficial ownership with respect to the following numbers of shares which are included in the shares listed for them above and as to which they may be deemed to exercise shared voting and investment power: Mr. F. Holding -- 24,935 shares Common and 4,020 shares Series B Preferred; Mr. L. Holding -- 5,001 shares Common.

(4) Reflects the total votes to which these shares are entitled as a percentage of the aggregate votes that may be cast by the holders of all shares of BancShares' outstanding voting securities.

Management

     As of the close of business on March 9, 1998, the beneficial ownership of BancShares' voting securities by its directors and each of its named executive officers, and by all directors and executive officers as a group, was as follows:

                                  Name of                      Amount and nature             Percentage      Percentage of
Title of class               beneficial owner          of beneficial ownership (1, 2, 3)      of class      total votes (4)
--------------------   ----------------------------   -----------------------------------   ------------   ----------------
Common                 Bynum R. Brown                                   372                       .31%            .28%
                       William H. Bryan                                 108                       .09              .08
                       D. Hugh Carlton                                  288                       .24              .22
                       Robert J. Carroll                                 30                       .03              .02
                       Hope H. Connell                                5,266                      4.39             4.00
                       J. Edwin Drew                                  3,593                      3.00             2.73
                       Moses B. Gillam, Jr.                             125                       .10              .09
                       LeRoy C. Hand, Jr.                               148                       .12              .11
                       Frank B. Holding                              32,284                     26.92            24.51
                       M. J. McSorley                                   204                       .17              .15
                       W. B. Midyette, Jr.                              150                       .13              .11
                       W. Hunter Morgan                                 350                       .29              .27
                       John C. Pegram, Jr.                                5                       .00                (5)
                       Charles I. Pierce, Sr.                            70                       .06              .05
                       W. A. Potts                                      550                       .46              .42
                       Charles L. Revelle, Jr.                        1,020                       .85              .77
                       Charles O. Sykes                                 100                       .08              .08
                       John N. Walker                                   190                       .16              .14
                       R. S. Williams                                   225                       .19              .17
                       All directors and executive
                       officers as a group
                       (22 persons)                                  39,887                     33.26            30.28
Series B Preferred     Bynum R. Brown                                 2,358                       .58%            .05%
                       Robert J. Carroll                              2,687                       .66              .05
                       Hope H. Connell                                2,000                       .49              .04
                       LeRoy C. Hand, Jr.                            17,522                      4.32              .35
                       Frank B. Holding                              22,171                      5.47              .44
                       M. J. McSorley                                 6,565                      1.62              .10
                       W. Hunter Morgan                               7,368                      1.82              .15
                       Charles I. Pierce, Sr.                           336                       .08              .01
                       R. S. Williams                                 7,109                      1.75              .14
                       All directors and executive
                       officers as a group
                       (22 persons)                                  66,116                     16.30             1.32
Series C Preferred     M. J. McSorley                                    25                       .06%               (5)
                       Charles I. Pierce, Sr.                           139                       .32                (5)
                       All directors and executive
                       officers as a group
                       (22 persons)                                     164                       .38                (5)

---------
(1) Except as otherwise indicated below and to the best knowledge of management of BancShares, the individuals named and included in the group exercise sole voting and investment power with respect to all shares shown as beneficially owned.
                                       55

(2) Individuals named or included in the group exercise shared voting and investment power with respect to the following numbers of shares: Mr. Carlton -- 174 shares Common; Ms. Connell -- 220 shares Common; Mr. Holding -- 17,205 shares Series B Preferred; Mr. Morgan -- 3,442 shares Series B Preferred; Mr. Pierce -- 71 shares Series B Preferred and 29 shares Series C Preferred.

(3) Individuals named or included in the group disclaim beneficial ownership with respect to the following numbers of shares which are included in the shares listed for them above and as to which they may be deemed to exercise shared voting and investment power: Ms. Connell -- 1,527 shares Common and 2,000 shares Series B Preferred; Mr. Hand -- 48 shares Common and 6,289 shares of Series B Preferred; Mr. Holding -- 24,935 shares Common and 4,020 shares Series B Preferred; Mr. McSorley -- 60 shares Common; Mr. Morgan -- 125 shares Common and 2,131 shares Series B Preferred; Mr. Potts -- 200 shares Common; Mr. Williams -- 50 shares Common and 324 shares Series B Preferred; Mr. Carroll -- 693 shares Series B Preferred; Mr. McSorley -- 6,015 shares Series B Preferred and 25 shares Series C Preferred.

(4) Reflects the votes to which these shares are entitled as a percentage of the aggregate votes that may be cast by the holders of all shares of BancShares' outstanding voting securities.

(5) Less than .01%

                       DIRECTORS AND EXECUTIVE OFFICERS
Directors

     BancShares' Bylaws currently provide for not less than five nor more than thirty directors, with the actual number of directors being set and changed from time to time by the Board of Directors. All directors serve for terms of one year or until their successors have been duly elected and qualified. The following table contains the names and certain information about BancShares' current directors.

                        Positions with       Year
                          BancShares        first                          Principal occupation and
Name and age               and Bank      elected (1)                business experience for past five years
---------------------- ---------------- ------------- ------------------------------------------------------------------
Bynum R. Brown         Director             1986      President and Owner, Bynum R. Brown Agency, Inc. (real estate
   72                                                 and insurance); Secretary/Treasurer, Roanoke Valley Nursing
                                                      Home, Inc.; President and Owner, Brown Manor, Inc. (family care home)
William H. Bryan       Director             1992      President, Director and Treasurer, Mount Olive Pickle Company,
   40                                                 Inc. (manufacturer of pickle and pepper products)
D. Hugh Carlton        Director             1994      President, Carlton Insurance Agency, Inc. (insurance)
   66
Robert J. Carroll      Director             1986      President and Owner, Carroll's Garage, Inc. (truck and farm
   73                                                 equipment dealer)
Hope H. Connell (2)    Director             1992      Senior Vice President, First-Citizens Bank & Trust Company
   35
J. Edwin Drew          Director             1973      Retired physician and former President, J. Edwin Drew, M.D., P.A.
   67
Moses B. Gillam, Jr.   Director             1982      Partner, Gillam and Gillam (attorneys)
   81
LeRoy C. Hand, Jr.     Director             1986      Retired physician and former President, Albemarle Emergency
   77                                                 Associates, P.A.
Frank B. Holding (2)   Director and         1962      Executive Vice Chairman, First Citizens BancShares, Inc. and
   69                  Chairman of                    First-Citizens Bank & Trust Company; Vice Chairman of the
                       Executive                      Board, First Citizens Bancorporation of S.C., Inc. and
                       Committee                      First-Citizens Bank and Trust Company of South Carolina
M. J. McSorley         Vice Chairman        1990      Vice Chairman of the Bank since January 1998; formerly President
   64                  of Bank                        and Chief Executive Officer of the Bank; Vice President of
                                                      BancShares
W. B. Midyette, Jr.    Director             1982      Retired farmer
   78
W. Hunter Morgan       Director             1986      President, Kellogg-Morgan Agency, Inc. (insurance)
   67

                           Positions with       Year
                             BancShares        first                          Principal occupation and
Name and age                  and Bank     elected (1)                 business experience for past five years
------------------------- ---------------- ------------- ------------------------------------------------------------------
John C. Pegram, Jr.       President of         1998      President of BancShares and Bank since January 1998; formerly
   53                     BancShares and                 Executive Vice President of Bank and Vice President of
                          Bank; Director                 BancShares; prior to that, Senior Vice President of Bank
Charles I. Pierce, Sr.    Director             1986      President, Pierce Printing Co., Inc. (commercial printers)
   80
W. A. Potts               Vice Chairman        1968      Retired veterinarian and former President, W. A. Potts, DVM,
   71                     of the Board                   P.A.; former Chairman of the Board, Mount Olive Pickle
                                                         Company, Inc.
Charles L. Revelle, Jr.   Director             1986      Chairman of the Board, Revelle Agri-Products, Inc.; Vice
   71                                                    President, Revelle Builders of NC, Inc.; President, Revelle
                                                         Equipment Co., Inc. (agribusiness)
Charles O. Sykes          Director             1984      President, Mount Olive Livestock Market, Inc. (livestock auction
   68                                                    market and dealer)
John N. Walker            Director             1971      President Emeritus (former President, Chief Executive Officer and
   72                                                    Director), Mount Olive Pickle Company, Inc. (manufacturer of pickle and pepper products)
R. S. Williams            Chairman of          1971      Chairman of the Board and Consultant, Southern BancShares and
   69                     the Board                      Bank; retired President of BancShares and Bank)

---------
(1) Refers to the year each director first became a director of BancShares or its predecessor or, if elected to the Board prior to December 31, 1982, the year first elected to the Board of the Bank.

(2) Ms. Connell is the daughter of Frank B. Holding.

Executive Officers

     Information regarding BancShares' and the Bank's executive officers is set forth in the following table. All executive officers serve at the pleasure of the Board of Directors.

Name and age                       Positions with BancShares and the Bank
----------------------- ------------------------------------------------------------
R. S. Williams          Chairman of the Board of BancShares and Bank; previously,
  68                    President and Chief Executive Officer of BancShares (until
                        January 1998) and President of Bank
M. J. McSorley          Vice President and Director of BancShares (since 1990);
  64                    Director of Bank (since 1990) (Vice Chairman since January
                        1998); previously, President and Chief Executive Officer of
                        Bank
John C. Pegram, Jr      President and Director of BancShares and Bank (since 1998);
  53                    previously, Executive Vice President of Bank and Vice
                        President of BancShares
Paul A. Brewer          Senior Vice President (since 1992) of Bank; previously,
  55                    Regional Vice President of Bank
Richard D. Ray          Senior Vice President (since 1993) of Bank; previously,
  51                    Regional Vice President of Bank
David A. Bean           Treasurer (since 1986) and Secretary (since 1992) of
  49                    BancShares; Vice President and Controller (since 1984) and
                        Secretary (since 1992) of Bank

                            EXECUTIVE COMPENSATION

Executive Officers

     Cash Compensation. The following table shows, for 1997, 1996 and 1995, the cash and certain other compensation paid to or received or deferred by certain of the executive officers of BancShares and the Bank, respectively, in all capacities in which they served.

                                             Summary Compensation Table
                                                                        Annual Compensation
                                                                ------------------------------------
                                                                                       Other annual      All other
Name and principal position                               Year   Salary (1)    Bonus   compensation    compensation
-------------------------------------------------------- ------ ------------ -------- -------------- ----------------
  R. S. Williams                                         1997     $      0    $    0        $0          $  80,900(3)
  Chairman, President and Chief                          1996            0         0         0             80,900
  Executive Officer of BancShares (2)                    1995            0     6,000         0             78,500
  M. J. McSorley                                         1997     $134,640    $    0        $0          $   6,083(5)
  President and Chief Executive                          1996      128,055         0         0              5,286
  Officer of Bank and Vice President of BancShares (4)   1995      119,730         0         0              5,237

--------
(1) Includes amounts deferred at Mr. McSorley's election pursuant to the Bank's
 Section 401(k) salary deferral plan.

(2) Mr. Williams retired from active employment with the Bank in December 1989 but continued to serve as President and Chief Executive Officer of BancShares until January 21, 1998, when John C. Pegram was elected as President of BancShares. Mr. Williams continues to serve as Chairman of, and to provide consulting services to, BancShares and the Bank.

(3) The 1997 amount consists of $46,900 in benefits from the Bank's pension plan and $34,000 received pursuant to a noncompetition and consulting agreement with the Bank. See "Pension Plan" and "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

(4) Mr. McSorley served in the capacities indicated above during 1995, 1996 and 1997. On January 21, 1998, he was elected as Vice Chairman of the Bank's Board and John C. Pegram, Jr. was elected as President of the Bank. Mr. McSorley continues to serve as Vice President of BancShares.

(5) The 1997 amount consists entirely of the Bank's contributions on Mr. McSorley's behalf pursuant to the terms of the Bank's Section 401(k) salary deferral plan.

     Pension Plan. The following table shows the estimated annual benefits payable to a covered participant at normal retirement age under the Bank's qualified defined benefit pension plan (the "Pension Plan") based on various specified numbers of years of service and levels of covered compensation.

                                                          Years of service
                            -----------------------------------------------------------------------------
Final average compensation   10 years   15 years   20 years   25 years   30 years   35 years    40 years
--------------------------- ---------- ---------- ---------- ---------- ---------- ---------- -----------
         $  175,000          $30,470    $45,705    $60,940    $76,176    $91,411    $106,646   $117,146
            150,000           25,845     38,768     51,690     64,613     77,536      90,458     99,458
            125,000           21,220     31,830     42,440     53,051     63,661      74,271     81,771
            100,000           16,595     24,893     33,190     41,448     49,786      58,083     64,083
             75,000           11,970     17,955     23,940     29,926     35,911      41,896     46,396
             50,000            7,345     11,018     14,690     18,363     22,036      25,708     28,708

     Benefits shown in the table are computed as straight life annuities beginning at age 65 and are not subject to a deduction for Social Security benefits or any other offset amount. A participant's compensation covered by the Pension Plan is his base salary, and the participant's benefits are based on his "final average compensation" covered by the Pension Plan, which consists of the average earnings of the participant during the five highest consecutive earning years of the last ten complete calendar years as a participant. The current estimated years of service and "final average compensation," respectively, for M. J. McSorley are 38 years and $120,285. R. S. Williams retired from employment with the Bank in December 1989 and receives benefits of $46,900 per year pursuant to the terms of the Pension Plan.

     Employment Contracts, Termination of Employment and Change-in-Control Arrangements. Effective on R. S. Williams' retirement from employment with the Bank in December 1989, he entered into a consulting and noncompetition agreement with the Bank pursuant to which he provides advisory and consulting services to the Bank, agreed not to compete with the Bank in North Carolina, and currently receives monthly payments of $2,533 for the noncompetition arrangement and $300 for consulting services. The agreement, as amended, will terminate on December 31, 1998, unless further extended by mutual agreement of the parties involved.

     Pursuant to the terms of a similar agreement with the Bank, M. J. McSorley will receive monthly payments of $1,067 for a noncompetition arrangement and $356 for consulting services during the ten-year period following his retirement.

Director Compensation

     BancShares' directors receive a quarterly retainer of $400, plus $200 for attendance at each meeting of the Board of Directors, $100 for attendance at each meeting of a Board committee of which a director is a member, and $40 for attendance at each monthly local advisory board meeting. R. S. Williams, Frank
B. Holding, M. J. McSorley, and John C. Pegram, Jr. do not receive any separate compensation for their service as directors of BancShares.

     Since his retirement as the Bank's President in December 1989, R. S. Williams has been compensated for his services pursuant to a consulting and noncompetition agreement with the Bank under which he currently receives monthly payments of $2,533 for the noncompetition arrangement and $300 for his consulting services. In addition, Mr. Williams receives payments under the Bank's Pension Plan. See " -- Cash Compensation" and " -- Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with several of the directors, executive officers, and principal shareholders of BancShares and the Bank and their associates. Loans included in those transactions were made on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others, and did not involve more than the normal risk of collectibility or present other unfavorable features. Each such transaction has been approved by the Board of Directors of the Bank.

     The Bank is party to a contract with FCB, an affiliated financial institution located in Raleigh, North Carolina, pursuant to which FCB provides the Bank with certain management consulting services and with various support and data processing services relating to (i) its deposit and loan, item processing, general ledger, statement rendering and securities portfolio management functions which the Bank has chosen not to provide for itself, (ii) service as trustee for the Bank's pension plan and Section 401(k) salary deferral plan, and (iii) until 1997, internal audit services. Fees paid by the Bank to FCB for such services during 1997, 1996 and 1995 totaled approximately $2.4 million, $2.6 million and $2.0 million. Management of the Bank estimates that fees payable during 1998 will total approximately $2.6 million. FCB is the wholly-owned bank subsidiary of FCBancShares. Frank B. Holding, who is a director, Chairman of the Executive Committee and a principal shareholder of BancShares, and Lewis R. Holding, also a principal shareholder of BancShares, are directors and executive officers of FCBancShares and FCB and are principal shareholders of FCBancShares, and Hope H. Connell, the daughter of Frank B. Holding and a director of BancShares, also is a principal shareholder of FCBancShares and an officer of FCB; and, the Holding family, whose control of BancShares' outstanding capital stock is described under "Benficial Ownership of Securities," also controls 43.0% of the Class A, and 68.8% of the Class B, common stock of FCBancShares. The Bank's contract with FCB was negotiated at arms-length and was approved by BancShares' Board of Directors, with Mr. Holding and Ms. Connell abstaining from the voting. Based on its comparison of the terms of the contract in previous years with terms available to it from other providers of the services being obtained from FCB, management of the Bank believes the terms of its contract with FCB, including prices, are no less favorable to the Bank than could be obtained from an unrelated provider. Included in the services described above are the management services of Frank
B. Holding for which the Bank reimburses FCB for a portion of his salary paid by FCB. The amount of such reimbursement was $75,842 during 1997 (which is included in the aggregate amount of 1997 payments listed above) and is expected to amount to $77,549 during 1998. Mr. Holding receives no salary, directors fees or other compensation from BancShares or the Bank for his services as a director and Chairman of the Executive Committee.

     During 1995 and 1996, the Bank purchased assets (including loans) totaling approximately $10.5 million, and assumed an aggregate of approximately $10.5 million in deposit liabilities, of branch offices of FCB located in Kill Devil Hills and Windsor, North Carolina. In connection with those transactions, the Bank paid deposit premiums to FCB of $62,000 and $539,000, respectively. Effective May 18, the Bank sold and transferred to FCB approximately $2,000 in assets (including loans) and approximately $2.4 million in deposit liabilities of the Littleton, North Carolina, branch office of ESB which was acquired by the Bank and for which FCB paid a deposit premium to the Bank of approximately $84,000. Additionally, during 1998, the Bank has agreed to purchase assets (including loans) totaling approximately $1.1 million, and assume an aggregate of approximately $6.3 million in deposit liabilities, of FCB's Gates, North Carolina, branch office, and for which it will pay FCB a deposit premium that currently is projected to amount to approximately $221,000.

     During the quarter ended March 31, 1998, the Bank acquired the rights to service $51 million in mortgage loans from The Fidelity Bank, Fuquay-Varina, North Carolina, for which the Bank paid $522,000. The Holding family controls 77.3% of the common stock of The Fidelity Bank's parent holding company.

     During 1997, the Bank paid $98,323 to Carlton Insurance Agency, Inc., of which D. Hugh Carlton, a director of BancShares and the Bank, is President, for servicing the general liability and comprehensive insurance policies on property and vehicles for the Bank, as well as the Bank's workers' compensation coverage and umbrella policies. It is expected that such relationship will continue during 1998.

     During 1997, the law firm of Gillam and Gillam performed legal services for the Bank, and it is expected that such relationship will continue during 1998. Moses B. Gillam, Jr., who serves as a director of BancShares and the Bank, is senior partner in that firm.

                     DESCRIPTION OF THE CAPITAL SECURITIES

     Pursuant to the terms of the Trust Agreement for the Issuer Trust, the Issuer Trustees on behalf of the Issuer Trust will issue the Capital Securities and the Common Securities. The Capital Securities will represent preferred undivided beneficial interests in the assets of the Issuer Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Trust Agreement. This summary of certain provisions of the Capital Securities and the Trust Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms. Wherever particular defined terms of the Trust Agreement are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of the Trust Agreement is available upon request from the Issuer Trust by contacting the Issuer Trustees.

General

     The Capital Securities will be limited to $20,000,000 aggregate Liquidation Amount outstanding (unless the Underwriter's over allotment option is exercised, in which case they will be limited to $23,000,000 aggregate Liquidation Amount). The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under " -- Subordination of Common Securities." The Junior Subordinated Debentures will be registered in the name of the Issuer Trust and held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and Common Securities. The Guarantee will be a guarantee on a subordinated basis with respect to the Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Capital Securities when the Issuer Trust does not have funds on hand available to make such payments. See "Description of the Guarantee."

Distributions

     The Capital Securities represent preferred undivided beneficial interests in the assets of the Issuer Trust, and Distributions on each Capital Security will be payable at an annual rate equal to 8.25% on the stated Liquidation Amount of $10.00, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each a "Distribution Date"), to the holders of the Capital Securities at the close of business on the fifteenth day (whether or not a Business Day (as defined below)) next preceding the relevant Distribution Date. Distributions on the Capital Securities will be cumulative. Distributions will accumulate from the date of original issuance. The first Distribution Date for the Capital Securities will be September 30, 1998. The amount of Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. If any date

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on which Distributions are payable on the Capital Securities is not a Business
Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (without any additional Distributions or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable.

     So long as no Debenture Event of Default has occurred and is continuing, BancShares has the right under the Junior Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures or end on a date other than a Distribution Date. As a consequence of any such deferral, quarterly distributions on the Capital Securities by the Issuer Trust will be deferred during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at a rate equal to 8.25% per annum, compounded quarterly from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, BancShares may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of BancShares' capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of BancShares that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of BancShares in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of BancShares (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of BancShares' capital stock (or any capital stock of a subsidiary of BancShares) for any class or series of BancShares' capital stock or of any class or series of BancShares' indebtedness for any class or series of BancShares' capital stock,
(c) the purchase of fractional interests in shares of BancShares' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, BancShares may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods, extend beyond the Stated Maturity of the Junior Subordinated Debentures, or end on a date other than a Distribution Date. Upon the termination of any such Extension Period and the payment of all amounts then due, BancShares may elect to begin a new Extension Period. No interest shall be due and payable during an Extension Period, except at the end thereof. BancShares must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable but for the election to begin such Extension Period and
(ii) the date the Property Trustee is required to give notice to holders of the Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of BancShares' election to begin a new Extension Period to the holders of the Capital Securities. Subject to the foregoing, there is no limitation on the number of times that BancShares may elect to begin an Extension Period. See "Description of the Junior Subordinated Debentures -- Option To Extend Interest Payment Period" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     BancShares has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.

     The revenue of the Issuer Trust available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debentures in which the Issuer Trust will invest the proceeds from the issuance and sale of the Capital Securities. See "Description of the Junior Subordinated Debentures." If BancShares does not make payments on the Junior Subordinated Debentures, the Issuer Trust may not have funds available to pay Distributions or other amounts payable on the Capital Securities. The payment of Distributions and other amounts payable on the Capital Securities (if and to the extent the Issuer Trust has funds legally available for and cash sufficient to make such payments) is guaranteed by BancShares on a limited basis as set forth herein under "Description of the Guarantee."

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Redemption

     Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Junior Subordinated Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined herein) of the Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Capital Securities plus accumulated but unpaid Distributions thereon to but excluding the date of redemption (the "Redemption Date"). See "Description of the Junior Subordinated Debentures -- Redemption." If less than all the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Capital Securities and the Common Securities.

     BancShares has the right to redeem the Junior Subordinated Debentures (i) on or after June 30, 2003, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event, in each case subject to possible regulatory approval. See " -- Liquidation Distribution Upon Dissolution." A redemption of the Junior Subordinated Debentures would cause a mandatory redemption of a Like Amount of the Capital Securities and Common Securities at the Redemption Price.

     The Redemption Price, in the case of a redemption under (i) or (ii) above, shall equal the Liquidation Amount, together with accumulated Distributions to but excluding the date fixed for redemption.

     "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the City of New York, New York, or the City of Raleigh, North Carolina are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

     "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Junior Subordinated Indenture, allocated to the Common Securities and to the Capital Securities pro rata based upon the relative Liquidation Amounts of such classes and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of the Issuer Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

     "Liquidation Amount" means the stated amount of $10.00 per Trust Security.

     "Tax Event" means the receipt by the Issuer Trust of an opinion of counsel to BancShares experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities (including, without limitation, any of the foregoing arising with respect to, or resulting from, any proposal, proceeding or other action commencing on or before such date), there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by BancShares on the Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion, will not be, deductible by BancShares, in whole or in part, for United States federal income tax purposes or (iii) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Investment Company Event" means the receipt by the Issuer Trust of an opinion of counsel to BancShares experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Capital Securities.

     "Capital Treatment Event" means, in respect of the Issuer Trust, the reasonable determination by BancShares that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or
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any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that BancShares will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as "Tier 1 capital" (or the then equivalent thereof) for purposes of the risk-based capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to BancShares.

     Payment of Additional Sums. If a Tax Event described in clause (i) or
(iii) of the definition of Tax Event above has occurred and is continuing and the Issuer Trust is the holder of all the Junior Subordinated Debentures, BancShares will pay Additional Sums (as defined herein), if any, on the Junior Subordinated Debentures.

     "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Issuer Trust on the outstanding Capital Securities and Common Securities of the Issuer Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer Trust has become subject as a result of a Tax Event.

Redemption Procedures

     Capital Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Junior Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer Trust has funds on hand available for the payment of such Redemption Price. See also " -- Subordination of Common Securities."

     If the Issuer Trust gives a notice of redemption in respect of any Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, in the case of Capital Securities held in book-entry form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Capital Securities. With respect to Capital Securities not held in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Securities called for redemption shall be payable to the holders of the Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price, and any Distribution payable in respect of the Capital Securities, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. If any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by BancShares pursuant to the Guarantee as described under "Description of the Guarantee," Distributions on such Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Issuer Trust for such Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities laws), BancShares or its affiliates may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement, and may resell such securities.

     If less than all the Capital Securities and Common Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Capital Securities and Common Securities to be redeemed shall be allocated pro rata to the Capital Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Capital Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption. The Property Trustee shall promptly notify the securities registrar for the Trust Securities in writing of the Capital Securities selected

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for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be redeemed.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered holder of Capital Securities to be redeemed at its address appearing on the securities register for the Trust Securities. Unless BancShares defaults in payment of the Redemption Price on the Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on the Junior Subordinated Debentures or portions thereof (and, unless payment of the Redemption Price in respect of the Capital Securities is withheld or refused and not paid either by the Issuer Trust or BancShares pursuant to the Guarantee, Distributions will cease to accumulate on the Capital Securities or portions thereof) called for redemption.

Subordination of Common Securities

     Payment of Distributions (including Additional Amounts, if applicable) on, the Liquidation Distribution in respect of, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Capital Securities and Common Securities. However, if on any Distribution Date or Redemption Date a Debenture Event of Default has occurred and is continuing as a result of any failure by BancShares to pay any amounts in respect of the Junior Subordinated Debentures when due, no payment of any Distribution (including Additional Amounts) on, or Liquidation Distribution in respect of, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts) on all the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price, the full amount of such Redemption Price on all the outstanding Capital Securities then called for redemption, or in the case of payment of the Liquidation Distribution, the full amount of such Liquidation Distribution on all outstanding Capital Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including any Additional Amounts) on, or the Redemption Price of, or Liquidation Distribution in respect of, the Capital Securities then due and payable. The existence of an Event of Default does not entitle the Holders of Capital Securities to accelerate the maturity thereof.

     In the case of any Event of Default resulting from a Debenture Event of Default, the holders of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Trust Agreement until the effects of all such Events of Default with respect to such Capital Securities have been cured, waived or otherwise eliminated. See " -- Events of Default; Notice" and "Description of the Junior Subordinated Debentures -- Debenture Events of Default." Until all such Events of Default under the Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Capital Securities and not on behalf of the holders of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

     The amount payable on the Capital Securities in the event of any liquidation of the Issuer Trust is $10.00 per Capital Security plus accumulated and unpaid Distributions to the date of payment, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures.

     The holders of all the outstanding Common Securities have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Issuer Trust.

     The Federal Reserve's risk-based capital guidelines currently provide that redemptions of permanent equity or other capital instruments before stated maturity could have a significant impact on a bank holding company's overall capital structure and that any organization considering such a redemption should consult with the Federal Reserve before redeeming any equity or capital instrument prior to maturity if such redemption could have a material effect on the level or composition of the organization's capital base (unless the equity or capital instrument were redeemed with the proceeds of, or replaced by, a like amount of a similar or higher quality capital instrument and the Federal Reserve considers the organization's capital position to be fully adequate after the redemption).

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     In the event BancShares, while a holder of Common Securities, dissolves the Issuer Trust prior to the Stated Maturity of the Capital Securities and the dissolution of the Issuer Trust is deemed to constitute the redemption of capital instruments by the Federal Reserve under its risk-based capital guidelines or policies, the dissolution of the Issuer Trust by BancShares may be subject to the prior approval of the Federal Reserve. Moreover, any changes in applicable law or changes in the Federal Reserve's risk-based capital guidelines or policies could impose a requirement on BancShares that it obtain the prior approval of the Federal Reserve to dissolve the Issuer Trust.

     Pursuant to the Trust Agreement, the Issuer Trust will automatically dissolve upon expiration of its term or, if earlier, will dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of BancShares or the holder of the Common Securities, (ii) if the holders of Common Securities have given written direction to the Property Trustee to dissolve the Issuer Trust (which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holders of Common Securities), (iii) the repayment of all the Capital Securities in connection with the redemption of all the Trust Securities as described under " -- Redemption" and (iv) the entry of an order for the dissolution of the Issuer Trust by a court of competent jurisdiction.

     If dissolution of the Issuer Trust occurs as described in clause (i), (ii) or (iv) above, the Issuer Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is not practical, in which event such holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Issuer Trust on its Capital Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Debenture Event of Default has occurred and is continuing as a result of any failure by BancShares to pay any amounts in respect of the Junior Subordinated Debentures when due, the Capital Securities shall have a priority over the Common Securities. See " -- Subordination of Common Securities."

     After the liquidation date fixed for any distribution of Junior Subordinated Debentures (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the registered holder of Capital Securities represented by Global Capital Securities (as herein described) shall receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution with respect to such Global Capital Securities, and (iii) each certificates representing the Capital Securities other than Global Capital Securities will be deemed to represent the Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the Capital Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on the Capital Securities until such certificates are presented to the security registrar for the Trust Securities for transfer or reissuance.

     If BancShares does not redeem the Junior Subordinated Debentures prior to the Stated Maturity and the Issuer Trust is not liquidated and the Junior Subordinated Debentures are not distributed to holders of the Capital Securities, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debentures and the distribution of the Liquidation Distribution to the holders of the Capital Securities.

     There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a dissolution and liquidation of the Issuer Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Issuer Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

Events of Default; Notice

     Any one of the following events constitutes an "Event of Default" under the Trust Agreement (an "Event of Default") with respect to the Capital Securities (whatever the reason for such Event of Default and whether it is voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

      (i) the occurrence of a Debenture Event of Default (see "Description of the Junior Subordinated Debentures -- Debenture Events of Default"); or

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      (ii) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

      (iii) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

      (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer Trustees and BancShares by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

      (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee will transmit notice of such Event of Default to the holders of Trust Securities and the Administrators, unless such Event of Default has been cured or waived. BancShares, as Depositor, and the Administrators are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing as a result of any failure by BancShares to pay any amounts in respect of the Junior Subordinated Debentures when due, the Capital Securities will have a preference over the Common Securities with respect to payments of any amounts in respect of the Capital Securities as described above. See " -- Subordination of Common Securities," " -- Liquidation Distribution Upon Dissolution" and "Description of the Junior Subordinated Debentures -- Debenture Events of Default."

Removal of Issuer Trustees; Appointment of Successors

     The holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities may remove an Issuer Trustee for cause or, if a Debenture Event of Default has occurred and is continuing, with or without cause. If an Issuer Trustee is removed by the holders of the outstanding Capital Securities, the successor may be appointed by the holders of at least 25% in Liquidation Amount of Capital Securities then outstanding. If an Issuer Trustee resigns, such Issuer Trustee will appoint its successor. If an Issuer Trustee fails to appoint a successor, the holders of at least 25% in Liquidation Amount of the outstanding Capital Securities may appoint a successor. If a successor has not been appointed by the holders, any holder of Capital Securities or Common Securities or the other Issuer Trustee may petition a court in the State of Delaware to appoint a successor. Any Delaware Trustee must meet the applicable requirements of Delaware law. Any Property Trustee must be a national or state-chartered bank and have a combined capital and surplus of at least $50,000,000. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

Merger or Consolidation of Issuer Trustees

     Any entity into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee is a party, or any entity succeeding to all or substantially all of the corporate trust business of such Issuer Trustee, will be the successor of such Issuer Trustee under the Trust Agreement, provided such entity is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Issuer Trust

     The Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as otherwise set forth in the Trust Agreement. The Issuer Trust may, at the request of the holders of the Common Securities and with the consent of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, so long as (i) such successor entity either (a) expressly assumes all the obligations of the Issuer Trust with respect to the Capital Securities or
(b) substitutes for the Capital Securities other

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securities having substantially the same terms as the Capital Securities (the
"Successor Securities") so long as the Successor Securities have the same priority as the Capital Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity, possessing the same powers and duties as the Property Trustee, is appointed to hold the Junior Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer Trust has received an opinion from independent counsel experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an investment company under the Investment Company Act, and (vii) BancShares or any permitted successor or assignee owns all the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer Trust may not, except with the consent of holders of 100% in aggregate Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be taxable other than as a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

     Except as provided below and under " -- Removal of Issuer Trustees; Appointment of Successors" and "Description of the Guarantee -- Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

     The Trust Agreement may be amended from time to time by the holders of a majority in Liquidation Amount of the Common Securities and the Property Trustee, without the consent of the holders of the Capital Securities, (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, provided that any such amendment does not adversely affect in any material respect the interests of any holder of Trust Securities, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as may be necessary to ensure that the Issuer Trust will not be taxable other than as a grantor trust for United States federal income tax purposes at any time that any Trust Securities are outstanding or to ensure that the Issuer Trust will not be required to register as an "investment company" under the Investment Company Act, and any such amendments of the Trust Agreement will become effective when notice of such amendment is given to the holders of Trust Securities. The Trust Agreement may be amended by the holders of a majority of the Common Securities and the Property Trustee with (i) the consent of holders representing not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer Trust's being taxable as a grantor trust for United States federal income tax purposes or the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act, except that, without the consent of each holder of Trust Securities affected thereby, the Trust Agreement may not be amended to (x) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (y) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Junior Subordinated Debentures are held by the Issuer Trust, the Property Trustee will not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under Section 5.13 of the Junior Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Junior Subordinated Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate Liquidation Amount of the Capital Securities, except that, if a consent under the Junior Subordinated Indenture would require the

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consent of each holder of Junior Subordinated Debentures affected thereby, no such consent will be given by the Property Trustee without the prior written consent of each holder of the Capital Securities. The Property Trustee may not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of the holders of the Capital Securities. The Property Trustee will notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Capital Securities, before taking any of the foregoing actions, the Property Trustee will obtain an opinion of counsel experienced in such matters to the effect that the Issuer Trust will not be taxable other than as a grantor trust for United States federal income tax purposes on account of such action.

     Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each registered holder of Capital Securities in the manner set forth in the Trust Agreement.

     No vote or consent of the holders of Capital Securities will be required to redeem and cancel Capital Securities in accordance with the Trust Agreement.

     Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by BancShares, the Issuer Trustees or any affiliate of BancShares or any Issuer Trustees, will, for purposes of such vote or consent, be treated as if they were not outstanding.

Form, Denomination, Book-Entry Procedures and Transfer

     The Capital Securities to be issued in the offering may be transferred or exchanged in the manner and at the offices described below.

     The Capital Securities to be issued in the offering initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC, as described below.

     Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Certificated Capital Securities except in the limited circumstances described under " -- Exchange of Book-Entry Capital Securities for Certificated Capital Securities" below. In addition, transfer of beneficial interests in the Global Capital Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depositary Procedures

     DTC has advised the Issuer Trust and BancShares that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

     DTC has also advised the Issuer Trust and BancShares that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants on behalf of purchasers of the Capital Securities with portions of the Liquidation Amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

     Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are Participants in such system, or indirectly through organizations which are Participants in such system. All interests in a Global Capital
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Security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see " -- Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

     Except as described below, owners of interests in the Global Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Certificated Capital Securities and will not be considered the registered owners or holders thereof under the Trust Agreement for any purpose.

     Payments in respect of the Global Capital Securities registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Issuer Trust and BancShares that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the account of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Issuer Trust or BancShares. Neither the Issuer Trust nor BancShares or the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Issuer Trust or BancShares and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     DTC has advised the Issuer Trust and BancShares that it will take any action permitted to be taken by a holder of Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for Certificated Capital Securities and to distribute such Capital Securities to its Participants.

     The information in this section concerning DTC and book-entry systems has been obtained from sources that the Issuer Trust and BancShares believe to be reliable, but neither the Issuer Trust nor BancShares takes responsibility for the accuracy thereof.

Exchange of Book-Entry Capital Securities for Certificated Capital Securities

     A Global Capital Security is exchangeable for Certificated Capital Securities if (i) DTC (x) notifies BancShares and the Property Trustee in writing that it is unwilling or unable to properly discharge its responsibilities as depositary for the Global Capital Security and BancShares is unable to locate a qualified successor, or (y) has ceased to be a clearing agency registered under the Exchange Act and BancShares thereupon is unable to locate a qualified successor, (ii) the Issuer Trust at its option advises DTC in writing that it elects to terminate the book-entry system through DTC, or
(iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In addition, beneficial interests in a Global Capital Security may be exchanged for Certificated Capital Securities upon request but only upon at least 20 days prior written notice given to the Property Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, Certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

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Expenses and Taxes

     In the Trust Agreement, BancShares has agreed to pay all debts and other obligations (other than with respect to the Capital Securities) and all costs and expenses of the Issuer Trust (including costs and expenses relating to the organization of the Issuer Trust, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Issuer Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than withholding taxes) to which the Issuer Trust might become subject. The foregoing obligations of BancShares under the Trust Agreement are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of BancShares directly against BancShares, and BancShares has irrevocably waived any right or remedy to require that any such Creditor take any action against the Issuer Trust or any other person before proceeding against BancShares. BancShares has also agreed in the Trust Agreement to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

Payment and Paying Agency

     Payments in respect of the Capital Securities will be made by check mailed to the address of the holder entitled thereto as such address appears on the securities register for the Trust Securities. The paying agent (the "Paying Agent") initially will be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrators. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Administrators. If the Property Trustee is no longer the Paying Agent, the Property Trustee will appoint a successor (which must be a bank or trust company reasonably acceptable to the Administrators) to act as Paying Agent.

Registrar and Transfer Agent

     The Property Trustee will act as registrar and transfer agent for the Capital Securities.

     Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trust will not be required to register or cause to be registered the transfer of the Capital Securities after the Capital Securities have been called for redemption.

Information Concerning the Property Trustee

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

     For information concerning the relationships between Bankers Trust Company, the Property Trustee, and BancShares, see "Description of the Junior Subordinated Debentures -- Information Concerning the Debenture Trustee."

Miscellaneous

     The Administrators and the Property Trustee are authorized and directed to conduct the affairs of and to operate the Issuer Trust in such a way that the Issuer Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxable other than as a grantor trust for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of BancShares for United States federal income tax purposes. In this connection, the Property Trustee and the holders of Common Securities are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Issuer Trust or the Trust Agreement, that the Property Trustee and the holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Capital Securities.

     Holders of the Capital Securities have no preemptive or similar rights.

     The Issuer Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

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Governing Law

   The Trust Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

     The Junior Subordinated Debentures are to be issued under the Junior Subordinated Indenture, under which Bankers Trust Company is acting as Debenture Trustee. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Junior Subordinated Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Junior Subordinated Indenture, including the definitions therein of certain terms. Whenever particular defined terms of the Junior Subordinated Indenture (as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of Junior Subordinated Indenture is available from the Debenture Trustee upon request.

General

     Concurrently with the issuance of the Capital Securities, the Issuer Trust will invest the proceeds thereof, together with the consideration paid by BancShares for the Common Securities, in the Junior Subordinated Debentures issued by BancShares. The Junior Subordinated Debentures will bear interest, accruing from the date of original issuance, at a rate equal to 8.25% per annum on the principal amount thereof, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing September 30, 1998, to the person in whose name each Junior Subordinated Debenture is registered at the close of business on the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Issuer Trust, each Junior Subordinated Debenture will be registered in the name of the Issuer Trust and held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period will be computed by dividing the rate per annum by four. If any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at a rate equal to 8.25% per annum, compounded quarterly and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by four. The term "interest" as used herein includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

     The Junior Subordinated Debentures will mature on June 30, 2028.

     The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of BancShares. The Junior Subordinated Debentures will not be subject to a sinking fund and will not be eligible as collateral for any loan made by BancShares. The Junior Subordinated Indenture does not limit the incurrence or issuance of other secured or unsecured debt by BancShares, including Senior Indebtedness, whether under the Junior Subordinated Indenture or any existing or other indenture or agreement that BancShares may enter into in the future or otherwise. See " -- Subordination."

Option to Extend Interest Payment Period

     So long as no Debenture Event of Default has occurred and is continuing, BancShares has the right at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures or end on a date other than an Interest Payment Date. At the end of such Extension Period, BancShares must pay all interest then accrued and unpaid (together with interest thereon at a rate equal to 8.25% per annum, compounded quarterly and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period, to the extent permitted by applicable law). The amount of additional interest payable for any full interest period will be computed by dividing the rate

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per annum by four. During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (or holders of Capital Securities while outstanding) will be required to accrue original issue discount income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     During any such Extension Period, BancShares may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of BancShares' capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of BancShares that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of BancShares in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of BancShares (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of BancShares' capital stock (or any capital stock of a subsidiary of BancShares) for any class or series of BancShares' capital stock or of any class or series of BancShares' indebtedness for any class or series of BancShares' capital stock,
(c) the purchase of fractional interests in shares of BancShares' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholders rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, BancShares may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures or end on a date other than an Interest Payment Date. Upon the termination of any such Extension Period and the payment of all amounts then due, BancShares may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. BancShares must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of BancShares' election to begin a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that BancShares may elect to begin an Extension Period.

Redemption

     The Junior Subordinated Debentures are redeemable prior to maturity at the option of BancShares (i) on or after June 30, 2003, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined under "Description of Capital Securities -- Redemption"), in each case at the redemption price described below. The proceeds of any such redemption will be used by the Issuer Trust to redeem the Capital Securities.

     The Federal Reserve's risk-based capital guidelines, which are subject to change, currently provide that redemptions of permanent equity or other capital instruments before stated maturity could have a significant impact on a bank holding company's overall capital structure and that any organization considering such a redemption should consult with the Federal Reserve before redeeming any equity or capital instrument prior to maturity if such redemption could have a material effect on the level or composition of the organization's capital base (unless the equity or capital instrument were redeemed with the proceeds of, or replaced by, a like amount of a similar or higher quality capital instrument and the Federal Reserve considers the organization's capital position to be fully adequate after the redemption).

     The redemption of the Junior Subordinated Debentures by BancShares prior to their Stated Maturity would constitute the redemption of capital instruments under the Federal Reserve's current risk-based capital guidelines and may be subject to the prior approval of the Federal Reserve.

     The redemption price for Junior Subordinated Debentures in the case of a redemption under (i) or (ii) above shall equal their principal amount, together with accrued interest to but excluding the date fixed for redemption.

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Additional Sums

     BancShares has covenanted in the Junior Subordinated Indenture that, if and for so long as (i) the Issuer Trust is the holder of all Junior Subordinated Debentures and (ii) the Issuer Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, BancShares will pay as additional sums on the Junior Subordinated Debentures such amounts as may be required so that the Distributions payable by the Issuer Trust will not be reduced as a result of any such additional taxes, duties or other governmental charges. See "Description of Capital Securities -- Redemption."

Registration, Denomination and Transfer

     The Junior Subordinated Debentures will initially be registered in the name of the Issuer Trust. If the Junior Subordinated Debentures are distributed to holders of Capital Securities, it is anticipated that the depositary arrangements for the Junior Subordinated Debentures will be substantially identical to those in effect for the Capital Securities. See "Description of Capital Securities -- Book Entry, Delivery and Form."

     Although DTC has agreed to the procedures described above, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days of receipt of notice from DTC to such effect, the Company will cause the Junior Subordinated Debentures to be issued in definitive form.

     Payments on Junior Subordinated Debentures represented by a global security will be made to Cede, the nominee for DTC, as the registered holder of the Junior Subordinated Debentures, as described under "Description of the Capital Securities -- Book Entry, Delivery and Form." If Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other authorized denominations of a like aggregate principal amount, at the corporate trust office of the Debenture Trustee in New York, New York or at the offices of any Paying Agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto. However, a holder of $1 million or more in aggregate principal amount of Junior Subordinated Debentures may receive payments of interest (other than interest payable at the Stated Maturity) by wire transfer of immediately available funds upon written request to the Debenture Trustee not later than 15 calendar days prior to the date on which the interest is payable.

     The Junior Subordinated Debentures will be issuable only in registered form without coupons in integral multiples of $10.00. Junior Subordinated Debentures will be exchangeable for other Junior Subordinated Debentures of like tenor, of any authorized denominations, and of a like aggregate principal amount.

     Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the securities registrar appointed under the Junior Subordinated Indenture or at the office of any transfer agent designated by BancShares for such purpose without service charge and upon payment of any taxes and other governmental charges as described in the Junior Subordinated Indenture. BancShares will appoint the Debenture Trustee as securities registrar under the Junior Subordinated Indenture. BancShares may at any time designate additional transfer agents with respect to the Junior Subordinated Debentures.

     In the event of any redemption, neither BancShares nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the Junior Subordinated Debentures to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) to register the transfer or exchange of any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

     Any monies deposited with the Debenture Trustee or any paying agent, or then held by BancShares in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of BancShares, be repaid to BancShares and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to BancShares for payment thereof.

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Restrictions on Certain Payments; Certain Covenants of BancShares

     BancShares has covenanted that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of BancShares' capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of BancShares that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of BancShares in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of BancShares (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period or other event referred to below, (b) as a result of an exchange or conversion of any class or series of BancShares' capital stock (or any capital stock of a subsidiary of BancShares) for any class or series of BancShares' capital stock or of any class or series of BancShares' indebtedness for any class or series of BancShares' capital stock, (c) the purchase of fractional interests in shares of BancShares' capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock), if at such time (x) there has occurred any event (1) of which BancShares has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (2) that BancShares has not taken reasonable steps to cure, (y) if the Junior Subordinated Debentures are held by the Issuer Trust, BancShares is in default with respect to its payment of any obligations under the Guarantee or (z) BancShares has given notice of its election of an Extension Period as provided in the Junior Subordinated Indenture and has not rescinded such notice, or such Extension Period, or any extension thereof, is continuing.

     BancShares has covenanted in the Junior Subordinated Indenture (i) to continue to hold, directly or indirectly, 100% of the Common Securities, provided that certain successors that are permitted pursuant to the Junior Subordinated Indenture may succeed to BancShares' ownership of the Common Securities, (ii) as holder of the Common Securities, not to voluntarily terminate, wind up or liquidate the Issuer Trust, other than (a) in connection with a distribution of Junior Subordinated Debentures to the holders of the Capital Securities in liquidation of the Issuer Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer Trust to continue to be taxable as a grantor trust for United States federal income tax purposes.

Modification of Junior Subordinated Indenture

     From time to time, BancShares and the Debenture Trustee may, without the consent of any of the holders of the outstanding Junior Subordinated Debentures, amend, waive or supplement the provisions of the Junior Subordinated Indenture to: (i) evidence succession of another corporation or association to BancShares and the assumption by such person of the obligations of BancShares under the Junior Subordinated Indenture and the Junior Subordinated Debentures; (ii) add further covenants for the benefit of holders of the Junior Subordinated Debentures, or surrender any right or power conferred upon BancShares by the Junior Subordinated Indenture; (iii) cure ambiguities or correct or supplement any provision in the Junior Subordinated Debentures in the case of defects or inconsistencies in the provisions thereof, so long as any such cure or correction does not adversely affect the interest of the holders of the Junior Subordinated Debentures or the Capital Securities in any material respect; (iv) change the terms of the Junior Subordinated Indenture to facilitate the issuance of the Junior Subordinated Debentures in certificated or other definitive form; (v) evidence or provide for the acceptance of appointment under the Junior Subordinated Indenture of a successor Debenture Trustee; (vi) comply with the requirements of the Commission to qualify, or maintain the qualification of, the Junior Subordinated Indenture under the Trust Indenture Act; (vii) convey, transfer, assign, mortgage or pledge any property to or with the Debenture Trustee or to surrender any right or power conferred on BancShares in the Junior Subordinated Indenture; (viii) establish the form or terms of any series of the Junior Subordinated Debentures as permitted by the Junior Subordinated Indenture; (ix) change or eliminate any provision of the Junior Subordinated Indenture, so long as at the time of such change there are no outstanding Junior Subordinated Debentures entitled to the benefit of such provision or such change does not apply to then outstanding Junior Subordinated Debentures; or (x) add any additional Debenture Events of Default for the holders of the Junior Subordinated Debentures. The Junior Subordinated Indenture contains provisions permitting BancShares and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures, to modify the Junior

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Subordinated Indenture in a manner affecting the rights of the holders of the
Junior Subordinated Debentures, except that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of the principal of, or any installment of interest on, the Junior Subordinated Debentures, or reduce the principal amount thereof, the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the currency in which, any such amount is payable or impair the right to institute suit for the enforcement of any Junior Subordinated Debenture or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of, or to waive certain matters provided for in, the Junior Subordinated Indenture. Furthermore, so long as any of the Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Junior Subordinated Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Junior Subordinated Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the outstanding Capital Securities unless and until the principal of (and premium, if any, on) the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

Debenture Events of Default

     The Junior Subordinated Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes an "Event of Default" with respect to the Junior Subordinated Debentures:

      (i) failure to pay any interest on the Junior Subordinated Debentures when due and payable, and continuance of such default for a period of 30 days (subject to the deferral of any due date in the case of an Extension Period); or

      (ii) failure to pay any principal of or premium, if any, on the Junior Subordinated Debentures when due whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

      (iii) failure to duly observe or perform in any material respect certain other covenants contained in the Junior Subordinated Indenture for 90 days after written notice to BancShares from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding Junior Subordinated Debentures; or

      (iv) certain events in bankruptcy, insolvency or reorganization of BancShares.

     For purposes of the Trust Agreement and this Offering Memorandum, each such Event of Default under the Junior Subordinated Debenture is referred to as a "Debenture Event of Default." As described in "Description of the Capital Securities -- Events of Default; Notice," the occurrence of a Debenture Event of Default will also constitute an Event of Default in respect of the Trust Securities.

     The holders of at least a majority in aggregate principal amount of outstanding Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate principal amount of outstanding Junior Subordinated Debentures may declare the principal due and payable upon a Debenture Event of Default which is continuing, and, should the Debenture Trustee or such holders of Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities shall have such right. The holders of a majority in aggregate principal amount of outstanding Junior Subordinated Debentures may annul such declaration and waive the default if all defaults (other than the non-payment of the principal of Junior Subordinated Debentures which has become due solely by such acceleration) have been cured or waived and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the outstanding Capital Securities shall have such right.

     The holders of at least a majority in aggregate principal amount of the outstanding Junior Subordinated Debentures affected thereby, and the holders of a majority in aggregate Liquidation Amount of the Capital Securities issued by the Issuer Trust, may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Junior Subordinated Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture affected thereby. See " -- Modification of Junior Subordinated Indenture." BancShares is required to file annually with the Debenture Trustee a

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certificate as to whether or not BancShares is in compliance with all the conditions and covenants applicable to it under the Junior Subordinated
Indenture.

     If a Debenture Event of Default occurs and is continuing, the Property Trustee will have the right to declare the principal of and the interest on the Junior Subordinated Debentures, and any other amounts payable under the Junior Subordinated Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debentures.

Enforcement of Certain Rights by Holders of Capital Securities

     If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of BancShares to pay any amounts payable in respect of the Junior Subordinated Debentures on the date such amounts are otherwise payable, a registered holder of Capital Securities may institute a legal proceeding directly against BancShares for enforcement of payment to such holder of an amount equal to the amount payable in respect of Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities held by such holder (a "Direct Action"). BancShares may not amend the Junior Subordinated Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all the Capital Securities. BancShares will have the right under the Junior Subordinated Indenture to set-off any payment made to such holder of Capital Securities by BancShares in connection with a Direct Action.

     With certain exceptions, the holders of the Capital Securities would not be able to exercise directly any remedies available to the holders of the Junior Subordinated Debentures except under the circumstances described in the preceding paragraph. See "Description of the Capital Securities -- Events of Default; Notice."

Consolidation, Merger, Sale of Assets and Other Transactions

     The Junior Subordinated Indenture provides that BancShares may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person may consolidate with or merge into BancShares or convey, transfer or lease its properties and assets substantially as an entirety to BancShares, unless (i) if BancShares consolidates with or merges into another Person or conveys, or transfers or leases its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state thereof or the District of Columbia, and such successor Person expressly assumes BancShares' obligations in respect of the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would constitute a Debenture Event of Default, has occurred and is continuing; and (iii) certain other conditions as prescribed in the Junior Subordinated Indenture are satisfied.

     The provisions of the Junior Subordinated Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving BancShares that may adversely affect holders of the Junior Subordinated Debentures.

Satisfaction and Discharge

     The Junior Subordinated Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i)(a) have become due and payable or (b) will become due and payable at the Stated Maturity within one year, or (c) are to be called for redemption within one year under arrangements satisfactory to the Debenture Trustee, and (ii) BancShares deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest (including any additional interest) to the date of the deposit or to the Stated Maturity, as the case may be, then the Junior Subordinated Indenture will, upon BancShares' request, be satisfied and discharged and cease to be of further effect (except as to any surviving rights of registration of transfer or exchange, certain obligations of BancShares to the Debenture Trustree and the obligations of the Debenture Trustee to apply money deposited by BancShares in payment of the Junior Subordinated Debentures).

Subordination

     The Junior Subordinated Debentures will be subordinate and junior in right of payment, to the extent set forth in the Junior Subordinated Indenture, to all Senior Indebtedness (as defined below) of BancShares. If BancShares defaults in the payment of any principal, premium, if any, or interest, if any, on any Senior Indebtedness when the same becomes due and

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payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Indebtedness has been paid, no direct or indirect payment (in cash, property, securities, by setoff or otherwise) may be made or agreed to be made on the Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures.

     As used herein, "Senior Indebtedness" means, whether recourse is to all or a portion of the assets of BancShares and whether or not contingent, (i) every obligation of BancShares for money borrowed; (ii) every obligation of BancShares evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of BancShares with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of BancShares; (iv) every obligation of BancShares issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of BancShares; (vi) every obligation of BancShares for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person the payment of which BancShares has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise. At March 31, 1998, BancShares' Senior Indebtedness aggregated approximately $4.3 million. See "Risk Factors -- Risk Factors Relating to BancShares -- Status of BancShares as a Bank Holding Company." "Senior Indebtedness" shall not include (i) any obligations which, by their terms, are expressly stated to rank pari passu in right of payment with, or to not be superior in right of payment to, the Junior Subordinated Debentures, (ii) any indebtedness of BancShares which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to BancShares, (iii) any indebtedness of BancShares to any of its subsidiaries, (iv) indebtedness to any executive officer or director of BancShares, or (v) any indebtedness in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with BancShares that is a financing entity of BancShares in connection with the issuance of such financing entity of securities that are similar to the Capital Securities.

     In the event of (i) certain events of bankruptcy, dissolution or liquidation of BancShares, (ii) any proceeding for the liquidation, dissolution or other winding up of BancShares, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by BancShares for the benefit of creditors or (iv) any other marshalling of the assets of BancShares, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the Junior Subordinated Debentures. In such event, any payment or distribution on account of the Junior Subordinated Debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debentures will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.

     In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Junior Subordinated Debentures, together with the holders of any obligations of BancShares ranking on a parity with the Junior Subordinated Debentures, will be entitled to be paid from the remaining assets of BancShares the amounts at the time due and owing on the Junior Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of BancShares ranking junior to the Junior Subordinated Debentures and such other obligations. If any payment or distribution on account of the Junior Subordinated Debentures of any character or any security, whether in cash, securities or other property is received by any holder of any Junior Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. By reason of such subordination, in the event of the insolvency of BancShares, holders of Senior Indebtedness may receive more, ratably, and holders of the Junior Subordinated Debentures may receive less, ratably, than the other creditors of BancShares. Such subordination will not prevent the occurrence of any Event of Default in respect of the Junior Subordinated Debentures.
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     The Junior Subordinated Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by BancShares. BancShares expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

Information Concerning the Debenture Trustee

     The Debenture Trustee, other than during the occurrence and continuance of a Debenture Event of Default, undertakes to perform only such duties as are specifically set forth in the Junior Subordinated Indenture, is under no obligation to exercise any of the powers vested in it by the Junior Subordinated Indenture, and, after such Debenture Event of Default, must exercise the same degree of care and skill as a prudent person would exercise in the conduct of his or her own affairs. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     Bankers Trust Company, the Debenture Trustee, may serve from time to time as trustee under other indentures or trust agreements with BancShares or its subsidiaries relating to other issues of their securities. In addition, BancShares and certain of its affiliates may have other banking relationships with Bankers Trust Company and its affiliates.

Governing Law

     The Junior Subordinated Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.
                         DESCRIPTION OF THE GUARANTEE

     The Guarantee will be executed and delivered by BancShares concurrently with the issuance of Capital Securities by the Issuer Trust for the benefit of the holders from time to time of the Capital Securities. Bankers Trust Company will act as Guarantee Trustee under the Guarantee. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Guarantee, including the definitions therein of certain terms. A copy of the form of Guarantee is available upon request from the Guarantee Trustee. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

General

     BancShares will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Issuer Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Capital Securities, to the extent that the Issuer Trust has funds on hand available therefor at such time; (ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time; and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the Capital Securities on liquidation of the Issuer Trust. BancShares' obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by BancShares to the holders of the Capital Securities or by causing the Issuer Trust to pay such amounts to such holders.

     The Guarantee will be an irrevocable guarantee on a subordinated basis of the Issuer Trust's obligations under the Capital Securities, but will apply only to the extent that the Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection.

     If BancShares does not make payments on the Junior Subordinated Debentures held by the Issuer Trust, the Issuer Trust will not be able to pay any amounts payable in respect of the Capital Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of BancShares. See " -- Status of the Guarantee." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of BancShares, including Senior Indebtedness, whether under the Junior Subordinated Indenture, any other indenture that BancShares may enter into in the future or otherwise.

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     BancShares has, through the Guarantee, the Trust Agreement, the Junior
Subordinated Debentures and the Junior Subordinated Indenture, taken together, fully, irrevocably and unconditionally guaranteed all the Issuer Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations in respect of the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee."

Status of the Guarantee

     The Guarantee will constitute an unsecured obligation of BancShares and will rank subordinate and junior in right of payment to all Senior Indebtedness of BancShares in the same manner as the Junior Subordinated Debentures.

     The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer Trust or distribution to the holders of the Capital Securities of the Junior Subordinated Debentures.

Amendments and Assignment

     Except with respect to any changes which do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of the Capital Securities -- Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of BancShares and shall inure to the benefit of the holders of the Capital Securities then outstanding.

Events of Default

     An event of default under the Guarantee will occur upon the failure of BancShares to perform any of its payment or other obligations thereunder, or to perform any non-payment obligation if such non-payment default remains unremedied for 30 days. The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     Any registered holder of Capital Securities may institute a legal proceeding directly against BancShares to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity.

     BancShares, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not BancShares is in compliance with all the conditions and covenants applicable to it under the Guarantee.

Information Concerning the Guarantee Trustee

     The Guarantee Trustee, other than during the occurrence and continuance of a default by BancShares in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after the occurrence of an event of default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

     For information concerning the relationship between Bankers Trust Company, the Guarantee Trustee, and BancShares, see "Description of the Junior Subordinated Debentures -- Information Concerning the Debenture Trustee."

Termination of the Guarantee

     The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Capital Securities, upon full payment of the amounts payable with respect to the Capital Securities upon liquidation of the

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Issuer Trust or upon distribution of Junior Subordinated Debentures to the holders of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

Governing Law

   The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE
               JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

Full and Unconditional Guarantee

     Payments of Distributions and other amounts due on the Capital Securities (to the extent the Issuer Trust has funds available for such payment) are irrevocably guaranteed by BancShares as and to the extent set forth under "Description of the Guarantee." Taken together, BancShares' obligations under the Junior Subordinated Debentures, the Junior Subordinated Indenture, the Trust Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations in respect of the Capital Securities. If and to the extent that BancShares does not make payments on the Junior Subordinated Debentures, the Issuer Trust will not have sufficient funds to pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of amounts payable with respect to the Capital Securities when the Issuer Trust does not have sufficient funds to pay such amounts. In such event, the remedy of a holder of the Capital Securities is to institute a legal proceeding directly against BancShares for enforcement of payment of BancShares' obligations under Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities held by such holder.

     The obligations of BancShares under the Junior Subordinated Debentures and the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

Sufficiency of Payments

     As long as payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments distributable on the Capital Securities, primarily because: (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate, Distribution Dates and other payment dates for the Capital Securities; (iii) BancShares will pay for all and any costs, expenses and liabilities of the Issuer Trust except the Issuer Trust's obligations to holders of the Trust Securities; and (iv) the Trust Agreement further provides that the Issuer Trust will not engage in any activity that is not consistent with the limited purposes of the Issuer Trust.

     Notwithstanding anything to the contrary in the Junior Subordinated Indenture, BancShares has the right to set-off any payment it is otherwise required to make thereunder against and to the extent BancShares has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

Enforcement Rights of Holders of Capital Securities

     A holder of any Capital Security may institute a legal proceeding directly against BancShares to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer Trust or any other person or entity. See "Description of the Guarantee."

     A default or event of default under any Senior Indebtedness of BancShares would not constitute a default or Event of Default in respect of the Capital Securities. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of BancShares, the subordination provisions of the Junior Subordinated Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. See "Description of the Junior Subordinated Debentures -- Subordination."

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Limited Purpose of Issuer Trust

     The Capital Securities represent preferred undivided beneficial interests in the assets of the Issuer Trust, and the Issuer Trust exists for the sole purpose of issuing its Capital Securities and Common Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of a Capital Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from BancShares payments on Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions or other amounts distributable with respect to the Capital Securities from the Issuer Trust (or from BancShares under the Guarantee) only if and to the extent the Issuer Trust has funds available for the payment of such Distributions.

Rights Upon Dissolution

     Upon any voluntary or involuntary dissolution of the Issuer Trust, other than any such dissolution involving the distribution of the Junior Subordinated Debentures, after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law, the holders of the Capital Securities will be entitled to receive, out of assets held by the Issuer Trust, the Liquidation Distribution in cash. See "Description of the Capital Securities -- Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of BancShares, the Issuer Trust, as registered holder of the Junior Subordinated Debentures, would be a subordinated creditor of BancShares, subordinated and junior in right of payment to all Senior Indebtedness as set forth in the Junior Subordinated Indenture, but entitled to receive payment in full of all amounts payable with respect to the Junior Subordinated Debentures before any shareholders of BancShares receive payments or distributions. Since BancShares is the guarantor under the Guarantee and has agreed under the Junior Subordinated Indenture to pay for all costs, expenses and liabilities of the Issuer Trust (other than the Issuer Trust's obligations to the holders of the Trust Securities), the positions of a holder of the Capital Securities and a holder of such Junior Subordinated Debentures relative to other creditors and to shareholders of BancShares in the event of liquidation or bankruptcy of BancShares are expected to be substantially the same.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES
General

     The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities. The statements of law and legal conclusions set forth in this summary regarding the tax consequences to the beneficial owners of Capital Securities (the "Securityholders") represent the opinion of Hunton & Williams, Richmond, Virginia, special tax counsel to BancShares. This summary does not address all tax consequences that may be applicable to a Securityholder, nor does it address the tax consequences to (i) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (ii) persons that will hold Capital Securities as part of a position in a "straddle" or as part of a "hedging", "conversion" or other integrated investment transaction for federal income tax purposes, (iii) except with respect to the discussion under the caption "United States Alien Securityholders", persons whose functional currency is not the United States dollar or (iv) persons that do not hold Capital Securities as capital assets.

     This summary is based upon the Code, Treasury Regulations, Internal Revenue Service (the "IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Capital Securities. In addition, the authorities on which this summary is based (including authorities distinguishing debt from equity) are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the Capital Securities may differ from the treatment described below. No ruling has been received from the IRS regarding the tax consequences of the Capital Securities. Counsel's opinion regarding such tax consequences represents only counsel's best legal judgment based on current authorities and is not binding on the IRS or the courts.

     PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

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
Classification of the Junior Subordinated Debentures

     The Junior Subordinated Debentures are intended to be, in the opinion of Hunton & Williams should be, and BancShares intends to take the position that the Junior Subordinated Debentures will be, classified for United States federal income tax purposes as indebtedness under current law. No assurance can be given, however, that the IRS will not challenge that position. According to a petition recently filed in the United States Tax Court by a corporation unrelated to BancShares and the Issuer Trust, the IRS has challenged the status as indebtedness, for United States federal income tax purposes, of certain purported debt instruments held by entities intended to be taxable as partnerships for United States federal income tax purposes, where those entities, in turn, issued preferred securities to investors. Although the overall structure of the financing arrangement involved in that case is somewhat similar to the financing structure for the Junior Subordinated Debentures and the Issuer Trust, the relevant facts involved in that case appear to differ significantly from those relating to the Junior Subordinated Debentures and the Issuer Trust. The remainder of this summary assumes that the Junior Subordinated Debentures will be classified as indebtedness for United States federal income tax purposes.

Classification of the Issuer Trust

     In the opinion of Hunton & Williams, under current law and assuming compliance with the terms of the Trust Agreement, the Issuer Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each Securityholder will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures. Accordingly, each Securityholder will be required to include in its gross income its pro rata share of the interest, including any OID, and any other income received or accrued with respect to the Junior Subordinated Debentures whether or not cash is actually distributed to the Securityholders. See " -- Interest Income and Original Issue Discount." No amount included in income with respect to the Capital Securities will be eligible for the dividends received deduction.

Interest Income and Original Issue Discount

     Under Treasury Regulations applicable to debt instruments issued after August 12, 1996 (the "Regulations"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. BancShares believes that the likelihood of its exercising its option to defer payments of interest on the Junior Subordinated Debentures is remote. Based on the foregoing, in the opinion of Hunton & Williams, the Junior Subordinated Debentures will not be considered to be issued with OID at the time of their original issuance and, accordingly, a Securityholder should include in gross income such Securityholder's allocable share of interest on the Junior Subordinated Debentures (other than any portion of the first interest payment attributable to pre-issuance accrued interest, which a Securityholder may treat as a reduction of the issue price of the Junior Subordinated Debentures rather than as gross income) in accordance with such Securityholder's method of tax accounting.

     Under the Regulations, if BancShares should actually exercise its option to defer any payment of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID so long as the Junior Subordinated Debentures remained outstanding. In such event, all of a Securityholder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for as OID on an economic accrual basis regardless of such Securityholder's method of tax accounting, and actual payments of stated interest would not be reported as taxable income. Consequently, a Securityholder would be required to include in gross income OID even though BancShares would not make any cash payments during an Extension Period.

     The Regulations have not been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation herein.

Market Discount and Amortizable Premium

     A secondary market purchaser of Capital Securities at a discount from the principal amount (or, if the Junior Subordinated Debentures are deemed to be issued with OID, the issue price plus accrued but unpaid OID) of the pro rata share of Junior Subordinated Debentures represented by the Capital Securities acquires such Capital Securities with "market discount" if the discount is not less than the product of (i) 0.25% of the principal amount (or, if the Junior Subordinated Debentures are deemed to be issued with OID, the issue price plus accrued but unpaid OID) multiplied by (ii) the number of complete years to maturity of the Junior Subordinated Debentures after the date of purchase. A purchaser of Capital Securities with market discount generally will be required to treat any gain on the sale, redemption or other disposition of all or part of such Capital Securities as ordinary income to the extent of accrued (but not previously taxable) market discount. Market discount generally will accrue ratably during the period from the date of purchase to the maturity date, unless

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the Securityholder elects to accrue such market discount on the basis of a constant interest rate. A Securityholder who acquires Capital Securities at a market discount may be required to defer some interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Capital Securities.

     A secondary market purchaser of Capital Securities at a premium over the stated principal amount of the pro rata share of Junior Subordinated Debentures (plus accrued interest) generally may elect to amortize such premium ("Section 171 premium"), under a constant yield method, as an offset to interest income on the Junior Subordinated Debentures. If the Junior Subordinated Debentures are deemed to be issued with OID and Capital Securities are acquired at a premium, the premium will not be Section 171 premium but will be amortized as a reduction in the amount of OID includable in the Securityholder's income.

Distribution of Junior Subordinated Debentures to Holders of Capital Securities

     Except as noted below, under current law a distribution by the Issuer Trust of the Junior Subordinated Debentures as described under the caption "Description of Capital Securities -- Liquidation Distribution Upon Dissolution," would not be a taxable event to Securityholders for United States federal income tax purposes; such a distribution would result in a Securityholder receiving directly its pro rata share of the Junior Subordinated Debentures previously held indirectly through the Issuer Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Capital Securities before such distribution; and a Securityholder would account for interest, market discount and amortizable premium in respect of Junior Subordinated Debentures received from the Issuer Trust in the manner described above under " -- Interest Income and Original Issue Discount" and " -- Market Discount and Amortizable Premium." If, however, the Junior Subordinated Debentures were distributed in connection with a Tax Event that would cause the Issuer Trust to be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, the distribution likely would be a taxable event to Securityholders. In that case, Securityholders would recognize gain or loss equal to the difference between their adjusted bases in their Capital Securities and the fair market value of the Junior Subordinated Debentures distributed to the Securityholders, and they would obtain new holding periods and fair market value bases for such Junior Subordinated Debentures.

Sale or Redemption of Capital Securities

     Upon a sale (including redemption) of Capital Securities, a Securityholder will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (excluding any amount attributable to any accrued interest with respect to such Securityholder's pro rata share of the Junior Subordinated Debentures not previously included in income, which will be taxable as ordinary income). Provided that BancShares does not exercise its option to defer payment of interest on the Junior Subordinated Debentures and the Capital Securities are not considered to be issued with OID, a Securityholder's adjusted tax basis in the Capital Securities generally will be its initial purchase price, increased by any market discount included in income and reduced by any amortized Section 171 premium for such Capital Securities. If the Junior Subordinated Debentures are deemed to be issued with OID as a result of BancShares' deferral of any interest payment, a Securityholder's tax basis in the Capital Securities generally will be increased by OID previously includable in such Securityholder's gross income to the date of disposition and decreased by distributions or other payments received on the Capital Securities since and including the commencement date of the first Extension Period. Such gain or loss, except to the extent of any accrued market discount, generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

     Should BancShares exercise its option to defer any payment of interest on the Junior Subordinated Debentures, the Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. As a result, and because a Securityholder will be required to include in income accrued but unpaid interest on Junior Subordinated Debentures and to add such amount to its adjusted tax basis, such Securityholder may recognize a capital loss on a sale of Capital Securities during an Extension Period. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Backup Withholding Tax and Information Reporting

     The amount of interest paid and any OID accrued with respect to the Capital Securities to Securityholders (other than corporations and other exempt Securityholders) will be reported to the IRS. It is expected that such income on the Capital Securities will be reported to Securityholders on Form 1099 and mailed to Securityholders by January 31 following each

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calendar year. "Backup" withholding at a rate of 31% will apply to payments of interest and payments of disposition (including redemption) proceeds to a non-exempt Securityholder unless the Securityholder furnishes to the payor its taxpayer identification number, certifies that such number is correct, and meets certain other conditions. Any amounts withheld from a Securityholder under the backup withholding rules will be allowable as a refund or a credit against such Securityholder's United States federal income tax liability.

United States Alien Securityholders

     For purposes of this discussion, a United States Alien Securityholder is any corporation, individual, partnership, estate or trust that for United States federal income tax purposes is a foreign corporation, non-resident alien individual, foreign partnership, foreign estate or foreign trust. This discussion assumes that income with respect to the Capital Securities is not effectively connected with a trade or business in the United States in which the United States Alien Securityholder is engaged.

     Under current United States federal income tax law:

      (i) payments by the Issuer Trust or any of its paying agents to any holder of Capital Securities that is a United States Alien Securityholder generally will not be subject to withholding or other Untied States federal income tax, provided that, in the case of payments with respect to interest (including OID), (a) the beneficial owner of the Capital Securities does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of BancShares entitled to vote, (b) the beneficial owner of the Capital Securities is not a controlled foreign corporation that is related to BancShares through stock ownership, and (c) either (A) the beneficial owner of the Capital Securities certifies to the Issuer Trust or its agent, under penalties of perjury, that it is a United States Alien Securityholder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the Capital Securities in such capacity certifies to the Issuer Trust or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Issuer Trust or its agent with a copy thereof; and

      (ii) a United States Alien Securityholder of Capital Securities generally will not be subject to withholding or other United States federal income tax on any gain realized upon the sale or other disposition of Capital Securities.

Possible Tax Law Changes

     In both 1996 and 1997, the Clinton Administration proposed to amend the Code to deny deductions of interest and OID on instruments with features similar to those of the Junior Subordinated Debentures when issued under arrangements similar to the Issuer Trust. That proposal was not passed by, and is not currently pending before, Congress. There can be no assurance, however, that future legislative proposals, future regulations or official administrative pronouncements, or future judicial decisions will not affect the ability of BancShares to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit BancShares, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the Capital Securities, as described more fully under "Description of the Capital Securities -- Redemption."

                             ERISA CONSIDERATIONS

     Before authorizing an investment in the Capital Securities, fiduciaries of pension, profit sharing or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974 ("ERISA") ("Plans") should consider, among other matters, (a) ERISA's fiduciary standards (including its prudence and diversification requirements), (b) whether such fiduciaries have authority to make such investment in the Capital Securities under the applicable Plan investment policies and governing instruments, and (c) rules under ERISA and the Code that prohibit Plan fiduciaries from causing a Plan to engage in a "prohibited transaction."

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from, among other things, engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined

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in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33)
of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

     The Department of Labor (the "DOL") has issued a regulation (29 C.F.R. ss. 2510.3-101) (the "Plan Assets Regulation") concerning the definition of what constitutes the assets of a Plan. The Plan Assets Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed, for purposes of ERISA, to be assets of the investing Plan unless certain exceptions apply.

     Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Issuer Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Issuer Trust, less than 25% of the value of each class of equity interests in the Issuer Trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such Capital Securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All the Common Securities will be purchased and held directly by BancShares.

     Under another exception contained in the Plan Assets Regulation, if the Capital Securities qualify as "publicly offered securities" under the Plan Assets Regulation, the assets of the Issuer Trust would not be deemed to be "plan assets" by reason of a Plan's acquisition or holding of such securities. The Capital Securities would qualify as "publicly offered securities" if, among other things, they are offered pursuant to an effective registration statement, are owned by 100 or more investors independent of the issuer and each other at the time of the offering, and are subsequently registered under the Exchange Act. It is expected that the 100 investor requirement will not be satisfied and that the New Capital Securities will not be registered under the Exchange Act. However, the Capital Securities are being offered pursuant to an effective Registration Statement.

     There can be no assurance that any of the exceptions set forth in the Plan Assets Regulation will apply to the purchase of Capital Securities offered hereby and, as a result, an investing Plan's assets could be considered to include an undivided interest in the Junior Subordinated Debentures held by the Issuer Trust. In the event that assets of the Issuer Trust are considered assets of an investing Plan, the Trustees, BancShares and/or other persons, in providing services with respect to the Junior Subordinated Debentures, could be considered fiduciaries to such Plan and subject to the fiduciary responsibility provisions of Title I of ERISA. In addition, certain transactions involving the Issuer Trust and/or the Capital Securities could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan. For example, if BancShares is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of the Banks or other subsidiaries), extensions of credit between BancShares and the Issuer Trust (as represented by the Junior Subordinated Debentures and the Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and
Section 4975(c)(1)(B) of the Code.

     The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities, assuming that assets of the Issuer Trust were deemed to be "plan assets" of Plans investing in the Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

     Because of ERISA's prohibitions and those of Section 4975 of the Code, the Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any other person investing "plan assets" of any Plan, unless such purchase or holding is covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. If a purchaser or holder of the Capital Securities that is a Plan or a Plan Asset Entity elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, BancShares and the Issuer Trust may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding. Any purchaser or holder of the Capital Securities that is a Plan or a Plan Asset Entity or is purchasing such securities on behalf of or with "plan assets" will be deemed to have represented by its purchase and holding thereof that (a) the purchase and holding of the Capital Securities is covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption, (b) BancShares and the Administrators are not "fiduciaries," within the meaning of Section 3(21) of ERISA and the regulations thereunder, with respect to such person's interest in the Capital Securities or the Junior Subordinated Debentures, and (c) in purchasing the Capital Securities, such person approves the purchase of the Junior Subordinated Debentures and the appointment of the Issuer Trustees.

     Insurance companies considering an investment in the Capital Securities should note that the Small Business Job Protection Act of 1996 added new
Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to
Section 401(c), the Department of Labor issued proposed regulations (the "Proposed General Accounting Regulations") in December 1997 with respect to insurance policies that are supported by an insurer's general account. The Proposed General Accounting Regulations are intended to provide guidance on which assets held by the insurer constitute "plan assets" of an ERISA Plan for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code.

     Any plans or other entities whose assets include Plan assets subject to ERISA or Section 4975 of the Code proposing to acquire Capital Securities should consult with their own counsel.

     Governmental Plans and certain church plans are not subject to ERISA, and are also not subject to the prohibited transaction provisions of Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction provisions similar to those under ERISA and the Code discussed above. Accordingly, fiduciaries of governmental and church plans, in consultation with the advisers, should consider the impact of their respective state laws on investments in the Capital Securities and the considerations discussed above to the extent applicable.

                                 UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement, BancShares and the Issuer Trust have agreed that the Issuer Trust will sell 2,000,000 Capital Securities to Wheat First Union, a division of Wheat First Securities, Inc. (the "Underwriter"), and the Underwriter has agreed to purchase that number of Capital Securities from the Issuer Trust.

     Under the terms and conditions set forth in the Underwriting Agreement, the Underwriter is committed to take and pay for all such Capital Securities offered hereby, if any are taken.

     The Underwriter proposes to offer the Capital Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus and in part to certain securities dealers at such price less a concession of $0.20 per Capital Security. After the Capital Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriter.

     BancShares and the Issuer Trust have granted to the Underwriter an option, exercisable not later than the earlier of (i) 30 days after the date of this Prospectus, or (ii) prior to the effective date of any Tax Proposal, to purchase up to an additional $3,000,000 aggregate Liquidation Amount of Capital Securities (300,000 Capital Securities) at the public offering price, less the underwriting discounts and commissions set forth on the cover page of this Prospectus, plus accrued interest, if any, from June 9, 1998. To the extent that the Underwriter exercises such option, the Issuer Trust will be obligated, pursuant to the option, to sell such additional Capital Securities to the Underwriter. The Underwriter may exercise such option only to cover over-allotments made in connection with the sale of Capital Securities offered hereby. If purchased, the Underwriter will offer such additional Capital Securities on the same terms as those on which the $20,000,000 aggregate Liquidation Amount of the Capital Securities are being offered.

     In connection with the offering of the Capital Securities, the Underwriter and any selling group members and their respective affiliates may engage in transactions effected in accordance with Rule 104 of the Commission's Regulation M that are intended to stabilize, maintain or otherwise affect the market price of the Capital Securities. Such transactions may include over-allotment transactions in which the Underwriter creates a short position for their own account by selling more Capital Securities than they are committed to purchase from the Issuer Trust. In such a case, to cover all or part of the short position, the Underwriter may exercise the over-allotment option described above or may purchase Capital Securities in the open market following completion of the initial offering of Capital Securities. The Underwriter also may engage in stabilizing transactions in which it bids for, and purchases, shares of the Capital Securities at a level above that which might otherwise prevail in the open market for the purpose of preventing or retarding a decline in the market price of the Capital Securities. The Underwriter also may reclaim any selling concessions allowed to a dealer if the Underwriter repurchases shares distributed by that dealer. Any of the foregoing transactions may result in the maintenance of a price for the Capital Securities at a level above that which might otherwise prevail in the open market. Neither BancShares nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Capital Securities. The Underwriter is not required to engage in any of the foregoing transactions and, if commenced, such transactions may be discontinued at any time without notice.

     In view of the fact that the proceeds from the sale of the Capital Securities will be used to purchase the Junior Subordinated Debentures issued by BancShares, the Underwriting Agreement provides that BancShares will pay as Underwriters' Compensation for the Underwriter's arranging the investment therein of such proceeds an amount of $0.375 per Capital Security for the accounts of the Underwriter.

     BancShares and the Issuer Trust have agreed that, during the period beginning from the date of the Underwriting Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Capital Securities, as communicated to BancShares by the Underwriter, and (ii) 180 days following the Closing Date, they will not offer, sell, contract to sell or otherwise dispose of any additional securities of the Issuer Trust or BancShares substantially similar to the Capital Securities or any securities convertible into or exchangeable for or that represent the right to receive any such similar securities, without the consent of the Underwriter, which consent shall not be unreasonably withheld.

     Prior to this offering, there has been no public market for the Capital Securities. The Capital Securities have been approved for listing on AMEX, subject to notice of issuance. However, no assurance can be given as to the liquidity of or the existence of the trading market for the Capital Securities.


     BancShares and the Issuer Trust have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Underwriter or its affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to BancShares and its affiliates, for which the Underwriter or its affiliates have received or will receive customary fees and commissions.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the Capital Securities, the enforceability of the Trust Agreement and the creation of the Issuer Trust will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to BancShares and the Issuer Trust. Certain tax matters relating to the Capital Securities and the Issuer Trust will be passed upon for BancShares by Hunton & Williams, Richmond, Virginia, special tax counsel to BancShares. The validity of the Guarantee and the Junior Subordinated Debentures will be passed upon for BancShares by Ward and Smith, P.A., Raleigh, North Carolina, General Counsel of BancShares, and for the Underwriter by Alston & Bird LLP, Washington, D.C., special counsel to the Underwriter. Ward and Smith, P.A. and Alston & Bird LLP, will rely as to certain matters of Delaware law on the opinion of Richards, Layton & Finger, P.A.

                                    EXPERTS

     The consolidated balance sheets of Southern BancShares (N.C.), Inc. and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, cash flows and changes in shareholders' equity, for each of the years in the three-year period ended December 31, 1997, have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
                                       87

                     (This Page Intentionally Left Blank)

                SOUTHERN BANCSHARES (N.C.), INC. AND SUBSIDIARY


                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                            Page
                                                                                           -----
Independent Auditors' Report .............................................................  F-2
Consolidated Balance Sheets as of March 31, 1998 (unaudited), and as of December 31, 1997   F-3
  and 1996
Consolidated Statements of Income for the three months ended March 31, 1998 (unaudited), and for each of the
 years in the three-year period ended December 31, 1997 ..................................  F-4
Consolidated Statements of Cash Flows for the three months ended March 31, 1998 and 1997
(unaudited), and for
 each of the years in the three-year period ended December 31, 1997 ......................  F-5
Consolidated Statements of Changes in Shareholders' Equity for the three months ended
March 31, 1998
 (unaudited), and for each of the years in the three-year period ended December 31, 1997 .  F-6
Notes to Consolidated Financial Statements ...............................................  F-7

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Southern BancShares (N.C.), Inc.:

     We have audited the accompanying consolidated balance sheets of Southern BancShares (N.C.), Inc. and subsidiary (the "Company") as of December 31, 1997 and 1996, and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southern BancShares (N.C.), Inc. and subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                        /S/ KPMG PEAT MARWICK LLP

Raleigh, North Carolina
February 20, 1998
                                      F-2

                SOUTHERN BANCSHARES (N.C.), INC. AND SUBSIDIARY


                          CONSOLIDATED BALANCE SHEETS


            (Dollars in thousands except share and per share data)

                                                                                              December 31,
                                                                             March 31,
                                                                               1998         1997         1996
                                                                           ------------ ------------ ------------
                                                                            (Unaudited)
ASSETS
Cash and due from banks ..................................................   $ 24,175     $ 28,381     $ 21,445
Federal funds sold .......................................................      8,225       10,240       11,020
Investment securities:
 Held-to-maturity, at amortized cost (fair value $71,873, $57,294
   and $64,559, respectively).............................................     70,886       56,281       63,676
 Available-for-sale, at fair value (amortized cost $91,477, $100,978
   and $88,504, respectively).............................................    113,754      123,852      105,013
Loans ....................................................................    354,206      349,353      317,755
 Less allowance for loan losses ..........................................     (6,016)      (5,971)      (6,163)
                                                                             --------     --------     --------
Net loans ................................................................    348,190      343,382      311,592
Premises and equipment ...................................................     17,985       18,157       15,439
Accrued interest receivable ..............................................      4,779        4,205        3,999
Intangible assets ........................................................      5,122        5,506        5,991
Other assets .............................................................        773          748        2,583
                                                                             --------     --------     --------
   Total assets ..........................................................   $593,889     $590,752     $540,758
                                                                             ========     ========     ========
LIABILITIES
Deposits:
 Noninterest-bearing .....................................................   $ 64,055     $ 66,565     $ 64,089
 Interest-bearing ........................................................    451,922      446,763      416,477
                                                                             --------     --------     --------
Total deposits ...........................................................    515,977      513,328      480,566
Short-term borrowings ....................................................      6,236        6,826        5,064
Long-term obligations ....................................................      4,300        4,750        1,400
Accrued interest payable .................................................      3,932        4,394        3,204
Other liabilities ........................................................      6,431        6,470        5,746
                                                                             --------     --------     --------
   Total liabilities .....................................................    536,876      535,768      495,980
                                                                             --------     --------     --------
SHAREHOLDERS' EQUITY
Series B non-cumulative preferred stock, no par value; 408,728 shares authorized; 404,946, 404,946 and 407,752 shares issued and outstanding at
 March 31, 1998, December 31, 1997 and 1996, respectively ................      1,976        1,976        1,986
Series C non-cumulative preferred stock, no par value; 43,631 shares authorized; 43,631 shares issued and outstanding at March 31, 1998,
 December 31, 1997 and 1996 ..............................................        578          578          578
Common stock, $5 par value; 158,485 shares authorized; 119,918 shares
 issued and outstanding at March 31, 1998, December 31, 1997 and 1996 ....        600          600          600
Surplus ..................................................................     10,000       10,000       10,000
Retained earnings ........................................................     29,155       26,733       20,718
Unrealized gain on securities available-for-sale, net of tax .............     14,704       15,097       10,896
                                                                             --------     --------     --------
   Total shareholders' equity ............................................     57,013       54,984       44,778
                                                                             --------     --------     --------
    Total liabilities and shareholders' equity ...........................   $593,889     $590,752     $540,758
                                                                             ========     ========     ========

The accompanying notes are an integral part of these consolidated financial statements.

                SOUTHERN BANCSHARES (N.C.), INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME


            (Dollars in thousands except share and per share data)

                                                               Three months ended
                                                                    March 31,               Year ended December 31,
                                                             ----------------------- -------------------------------------
                                                                 1998        1997        1997         1996        1995
                                                             ----------- ----------- ------------ ----------- ------------
                                                                   (Unaudited)
Interest income:
  Loans ....................................................  $  7,532    $  6,906    $  29,225    $ 26,878    $  24,338
  Investment securities:
   U. S. Government ........................................     1,735       1,587        6,353       6,756        5,365
   State, county and municipal .............................       481         533        2,057       2,163        2,135
   Other ...................................................       161         119          797         577          246
                                                              --------    --------    ---------    --------    ---------
      Total investment securities interest income ..........     2,377       2,239        9,207       9,496        7,746
  Federal funds sold .......................................       184         110          623         402          810
                                                              --------    --------    ---------    --------    ---------
    Total interest income ..................................    10,093       9,255       39,055      36,776       32,894
Interest expense:
  Deposits .................................................     4,656       4,309       18,229      16,933       15,410
  Short-term borrowings ....................................        70          52          303         400          336
  Long-term obligations ....................................        76           2          295         117          309
                                                              --------    --------    ---------    --------    ---------
   Total interest expense ..................................     4,802       4,363       18,827      17,450       16,055
                                                              --------    --------    ---------    --------    ---------
   Net interest income .....................................     5,291       4,892       20,228      19,326       16,839
  Provision for loan losses ................................        60          60           60         140           --
                                                              --------    --------    ---------    --------    ---------
   Net interest income after provision for loan losses .....     5,231       4,832       20,168      19,186       16,839
Noninterest income:
  Service charges on deposit accounts ......................       762         648        2,918       2,664        2,347
  Other service charges and fees ...........................       246         208          868         780          645
  Investment securities gains, net .........................     1,788       3,534        5,567         460            1
  Insurance commissions ....................................        19          17           90         145           99
  Gain (loss) on sale of loans .............................         1         (10)          52        (158)          39
  Other ....................................................       117          73          354         617          897
                                                              --------    --------    ---------    --------    ---------
   Total noninterest income ................................     2,933       4,470        9,849       4,508        4,028
Noninterest expense:
  Personnel ................................................     2,285       2,088        8,763       7,975        6,892
  Intangibles amortization .................................       395         402        1,755       1,638        1,362
  Data processing ..........................................       432         353        1,598       1,440        1,334
  Furniture and equipment ..................................       332         384        1,633       1,314        1,111
  Occupancy ................................................       378         333        1,388       1,203          941
  FDIC insurance assessment ................................        37          27          112         772          651
  Charitable contributions .................................        --       4,072        4,076         589          173
  Other ....................................................       929         806        3,739       3,272        3,197
                                                              --------    --------    ---------    --------    ---------
   Total noninterest expense ...............................     4,788       8,465       23,064      18,203       15,661
                                                              --------    --------    ---------    --------    ---------
    Income before income taxes .............................     3,376         837        6,953       5,491        5,206
    Income taxes ...........................................       809          80          340       1,127        1,293
                                                              --------    --------    ---------    --------    ---------
      Net income ...........................................  $  2,567    $    757    $   6,613    $  4,364    $   3,913
                                                              ========    ========    =========    ========    =========
Per share information:
  Net income applicable to common shares ...................  $  20.58    $   5.48    $   51.77    $  33.00    $   28.90
  Cash dividends declared on common shares .................       .38         .37         1.50        1.50         1.00
  Weighted average common shares outstanding ...............   119,918     119,918      119,918     119,918      121,226
                                                              ========    ========    =========    ========    =========

The accompanying notes are an integral part of these consolidated financial statements.

                SOUTHERN BANCSHARES (N.C.), INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                            (Dollars in thousands)

                                                                                      March 31,
                                                                             ---------------------------
                                                                                 1998          1997
                                                                             ------------ --------------
                                                                                     (Unaudited)
OPERATING ACTIVITIES:
 Net income ................................................................  $    2,567    $     757
 Adjustments to reconcile net income to net cash
   provided by operating activities:
   Provision for loan losses ...............................................          60           60
   Contribution expense for donation of marketable equity securities .......          --        4,072
   Gain on contribution of marketable equity securities ....................          --       (3,529)
   Gains on sales and issuer calls of securities ...........................      (1,788)          (5)
   Loss on sale and abandonment of premises and equipment ..................           3           27
   Net accretion of discounts on investments ...............................         (19)         (21)
   Amortization of intangibles .............................................         384          402
   Depreciation ............................................................         334          245
   Net increase in accrued interest receivable .............................        (574)        (481)
   Net (decrease) increase in accrued interest payable .....................        (462)         477
   Net (increase) decrease in other assets .................................         (25)         864
   Net (decrease) increase in other liabilities ............................         (39)        (219)
                                                                              ----------    -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES ..................................         441        2,649
                                                                              ----------    -----------
INVESTING ACTIVITIES:
 Proceeds from maturities and issuer calls of investment securities
   available-for-sale ......................................................      16,000           --
 Proceeds from maturities and issuer calls of investment securities
   held-to-maturity ........................................................       1,198       14,703
 Proceeds from sales of investment securities available-for-sale ...........       1,975           --
 Purchases of investment securities held-to-maturity .......................     (15,803)     (11,010)
 Purchases of investment securities available-for-sale .....................      (6,463)      (6,264)
 Net increase in loans .....................................................      (4,868)     (11,014)
 Proceeds from sales of premises and equipment .............................          --           --
 Additions to premises and equipment .......................................        (165)      (1,226)
 Net cash received for branches acquired ...................................          --           --
                                                                              ----------    -----------
NET CASH USED IN INVESTING ACTIVITIES ......................................      (8,126)     (14,811)
                                                                              ----------    -----------
FINANCING ACTIVITIES:
 Net (decrease) increase in demand and interest bearing demand deposits           (1,954)      (8,599)
 Net increase in time deposits .............................................       4,603        8,929
 (Repayments) proceeds of long-term obligations ............................        (450)       4,700
 Net (repayments) proceeds of short-term borrowings ........................        (590)       1,668
 Cash dividends paid .......................................................        (145)        (143)
 Purchase and retirement of stock ..........................................          --           --
                                                                              ----------    -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES ..................................       1,464        6,555
                                                                              ----------    -----------
NET (DECREASE) INCREASE IN CASH AND
 CASH EQUIVALENTS ..........................................................      (6,221)      (5,607)
CASH AND CASH EQUIVALENTS AT
 THE BEGINNING OF YEAR .....................................................      38,621       32,465
                                                                              ----------    -----------
CASH AND CASH EQUIVALENTS AT THE END OF PERIOD .............................  $   32,400    $  26,858
                                                                              ==========    ===========
SUPPLEMENTAL DISCLOSURES OF CASH PAID DURING
 THE YEAR FOR:
 Interest ..................................................................  $    5,264    $   3,882
 Income taxes ..............................................................  $      844    $      96
                                                                              ==========    ===========
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
 FINANCING ACTIVITIES:
 Change in unrealized gain on securities available-for-sale ................  $     (597)   $    (996)
                                                                              ==========    ===========

                                                                                      Year ended December 31,
                                                                             ------------------------------------------
                                                                                 1997          1996           1995
                                                                             ------------ -------------- --------------
OPERATING ACTIVITIES:
 Net income ................................................................  $    6,613    $   4,364      $   3,913
 Adjustments to reconcile net income to net cash
   provided by operating activities:
   Provision for loan losses ...............................................          60          140             --
   Contribution expense for donation of marketable equity securities .......       4,071          536             --
   Gain on contribution of marketable equity securities ....................      (3,529)        (458)            --
   Gains on sales and issuer calls of securities ...........................      (2,038)          (2)            (1)
   Loss on sale and abandonment of premises and equipment ..................         317           55            315
   Net accretion of discounts on investments ...............................         (88)         (66)           (40)
   Amortization of intangibles .............................................       1,755        1,638          1,362
   Depreciation ............................................................       1,139          963            811
   Net increase in accrued interest receivable .............................        (206)         (28)          (603)
   Net (decrease) increase in accrued interest payable .....................       1,190         (287)         1,810
   Net (increase) decrease in other assets .................................       1,839       (1,666)          (114)
   Net (decrease) increase in other liabilities ............................      (1,339)       2,275          2,184
                                                                              ----------    -----------    -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES ..................................       9,784        7,464          9,637
                                                                              ----------    -----------    -----------
INVESTING ACTIVITIES:
 Proceeds from maturities and issuer calls of investment securities
   available-for-sale ......................................................      25,798          111             81
 Proceeds from maturities and issuer calls of investment securities
   held-to-maturity ........................................................      43,856       53,749         50,457
 Proceeds from sales of investment securities available-for-sale ...........       2,246          105             --
 Purchases of investment securities held-to-maturity .......................     (37,261)     (11,414)       (53,850)
 Purchases of investment securities available-for-sale .....................     (38,134)     (58,592)       (18,650)
 Net increase in loans .....................................................     (30,406)     (24,748)       (33,141)
 Proceeds from sales of premises and equipment .............................          --           12             --
 Additions to premises and equipment .......................................      (3,899)      (4,472)        (2,906)
 Net cash received for branches acquired ...................................      17,966        3,380         46,056
                                                                              ----------    -----------    -----------
NET CASH USED IN INVESTING ACTIVITIES ......................................     (19,834)     (41,869)       (11,953)
                                                                              ----------    -----------    -----------
FINANCING ACTIVITIES:
 Net (decrease) increase in demand and interest bearing demand deposits           (4,658)      15,455         18,226
 Net increase in time deposits .............................................      16,360        6,713         12,330
 (Repayments) proceeds of long-term obligations ............................       3,350       (1,200)        (1,200)
 Net (repayments) proceeds of short-term borrowings ........................       1,762        3,595           (497)
 Cash dividends paid .......................................................        (585)        (587)          (531)
 Purchase and retirement of stock ..........................................         (23)         (12)          (253)
                                                                              ----------    -----------    -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES ..................................      16,206       23,964         28,075
                                                                              ----------    -----------    -----------
NET (DECREASE) INCREASE IN CASH AND
 CASH EQUIVALENTS ..........................................................       6,156      (10,441)        25,759
CASH AND CASH EQUIVALENTS AT
 THE BEGINNING OF YEAR .....................................................      32,465       42,906         17,147
                                                                              ----------    -----------    -----------
CASH AND CASH EQUIVALENTS AT THE END OF PERIOD .............................  $   38,621    $  32,465      $  42,906
                                                                              ==========    ===========    ===========
SUPPLEMENTAL DISCLOSURES OF CASH PAID DURING
 THE YEAR FOR:
 Interest ..................................................................  $   17,637    $  17,737      $  14,245
 Income taxes ..............................................................  $    1,776    $   1,085      $   1,764
                                                                              ==========    ===========    ===========
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
 FINANCING ACTIVITIES:
 Change in unrealized gain on securities available-for-sale ................  $    6,365    $   5,833      $   4,650
                                                                              ==========    ===========    ===========

The accompanying notes are an integral part of these consolidated financial statements.

                SOUTHERN BANCSHARES (N.C.), INC. AND SUBSIDIARY

          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED)

            (Dollars in thousands except share and per share data)

                                                                                                   Common
                                                           Preferred Stock                         Stock
                                                    Series B               Series C
                                               Shares      Amount      Shares     Amount      Shares     Amount
                                            ----------- ------------ ---------- ---------- ----------- ----------
BALANCE, DECEMBER 31, 1994 ................   413,389      $2,014      43,959      $582      121,767      $609
Net income ................................        --         --           --       --            --       --
Purchase and retirement of stock ..........    (4,661)        (23)       (328)       (4)      (1,849)       (9)
Cash dividends:
 Common stock ($1.00 per share) ...........        --         --           --       --            --       --
 Preferred B ($.90 per share) .............        --         --           --       --            --       --
 Preferred C ($.90 per share) .............        --         --           --       --            --       --
Change in unrealized gain on available-
 for-sale securities, net of taxes ........        --         --           --       --            --       --
                                              -------      ------      ------      -----     -------      -----
BALANCE, DECEMBER 31, 1995 ................   408,728      $1,991      43,631      $578      119,918      $600
Net income ................................        --         --           --       --            --       --
Purchase and retirement of stock ..........      (976)         (5)         --       --            --       --
Cash dividends:
 Common stock ($1.50 per share) ...........        --         --           --       --            --       --
 Preferred B ($.90 per share) .............        --         --           --       --            --       --
 Preferred C ($.90 per share) .............        --         --           --       --            --       --
Change in unrealized gain on available-
 for-sale securities, net of taxes ........        --         --           --       --            --       --
                                              -------      -------     ------      -----     -------      -----
BALANCE, DECEMBER 31, 1996 ................   407,752      $1,986      43,631      $578      119,918      $600
Net income ................................        --         --           --       --            --       --
Purchase and retirement of stock ..........    (2,806)        (10)         --       --            --       --
Cash dividends:
 Common stock ($1.50 per share) ...........        --         --           --       --            --       --
 Preferred B ($.90 per share) .............        --         --           --       --            --       --
 Preferred C ($.90 per share) .............        --         --           --       --            --       --
Change in unrealized gain on available-
 for-sale securities, net of taxes ........        --         --           --       --            --       --
                                              -------      -------     ------      -----     -------      -----
BALANCE, DECEMBER 31, 1997 ................   404,946      $1,976      43,631      $578      119,918      $600
                                              =======      =======     ======      =====     =======      =====
Net income ................................        --         --           --       --            --       --
Cash dividends:
 Common stock ($.38 per share) ............        --         --           --       --            --       --
 Preferred B ($.22 per share) .............        --         --           --       --            --       --
 Preferred C ($.22 per share) .............        --         --           --       --            --       --
Change in unrealized gain on available-
 for-sale securities, net of taxes ........        --         --           --       --            --       --
                                              -------      -------     ------      -----     -------      -----
BALANCE, MARCH 31, 1998 ...................   404,946      $1,976      43,631      $578      119,918      $600
                                              =======      =======     ======      =====     =======      =====

                                                                      Unrealized
                                                                       gain on
                                                                      securities
                                                                      available-       Total
                                                         Retained      for-sale    Shareholders'
                                             Surplus     Earnings    net of taxes     Equity
                                            --------- ------------- ------------- --------------
BALANCE, DECEMBER 31, 1994 ................  $10,000     $13,783       $ 3,977       $30,965
Net income ................................       --       3,913            --         3,913
Purchase and retirement of stock ..........       --        (217)           --          (253)
Cash dividends:
 Common stock ($1.00 per share) ...........       --        (121)           --          (121)
 Preferred B ($.90 per share) .............       --        (370)           --          (370)
 Preferred C ($.90 per share) .............       --         (40)           --           (40)
Change in unrealized gain on available-
 for-sale securities, net of taxes ........       --         --          3,069         3,069
                                             -------     -------       -------       -------
BALANCE, DECEMBER 31, 1995 ................  $10,000     $16,948       $ 7,046       $37,163
Net income ................................       --       4,364            --         4,364
Purchase and retirement of stock ..........       --          (7)           --           (12)
Cash dividends:
 Common stock ($1.50 per share) ...........       --        (180)           --          (180)
 Preferred B ($.90 per share) .............       --        (368)           --          (368)
 Preferred C ($.90 per share) .............       --         (39)           --           (39)
Change in unrealized gain on available-
 for-sale securities, net of taxes ........       --         --          3,850         3,850
                                             -------     --------      -------       -------
BALANCE, DECEMBER 31, 1996 ................  $10,000     $20,718       $10,896       $44,778
Net income ................................       --       6,613            --         6,613
Purchase and retirement of stock ..........       --         (13)           --           (23)
Cash dividends:
 Common stock ($1.50 per share) ...........       --        (180)           --          (180)
 Preferred B ($.90 per share) .............       --        (366)           --          (366)
 Preferred C ($.90 per share) .............       --         (39)           --           (39)
Change in unrealized gain on available-
 for-sale securities, net of taxes ........       --         --          4,201         4,201
                                             -------     --------      -------       -------
BALANCE, DECEMBER 31, 1997 ................  $10,000     $26,733       $15,097       $54,984
                                             =======     ========      =======       =======
Net income ................................       --       2,567            --         2,567
Cash dividends:
 Common stock ($.38 per share) ............       --         (46)           --           (46)
 Preferred B ($.22 per share) .............       --         (89)           --           (89)
 Preferred C ($.22 per share) .............       --         (10)           --           (10)
Change in unrealized gain on available-
 for-sale securities, net of taxes ........       --         --           (393)         (393)
                                             -------     --------      -------       -------
BALANCE, MARCH 31, 1998 ...................  $10,000     $29,155       $14,704       $57,013
                                             =======     ========      =======       =======

The accompanying notes are an integral part of these consolidated financial statements.

                SOUTHERN BANCSHARES (N.C.), INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            (Dollars in Thousands)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BancShares

     Southern BancShares (N.C.), Inc. ("BancShares") is the holding company for Southern Bank and Trust Company (the "Bank"), which operates 42 banking offices in eastern North Carolina. The Bank, which began operations in January, 1901, has a non-bank subsidiary, Goshen, Inc., whose insurance agency operations complement the operations of its parent. The Bank and BancShares are headquartered in Mount Olive, North Carolina.

     Principles of Consolidation

     The consolidated financial statements include the accounts of BancShares and its wholly-owned subsidiary, the Bank. The statements also include the accounts of Goshen, Inc. a wholly-owned subsidiary of the Bank. BancShares' financial resources are primarily provided by dividends from the Bank and there are no material differences between the results of operations or financial position of BancShares and of the Bank. All significant intercompany balances have been eliminated in consolidation.

     Basis of Financial Statement Presentation

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant estimates made by BancShares in the preparation of its consolidated financial statements are the determination of the allowance for loan losses, the valuation of other real estate, the valuation allowance for deferred tax assets and fair value estimates for financial instruments.

     The consolidated financial statements as of March 31, 1998, and for the three months ended March 31, 1998 and 1997, are unaudited. In the opinion of management, all adjustments (none of which were other than normal accruals) necessary for a fair presentation of the financial position and results of operations for the interim periods presented have been included.

     Reclassifications

     Certain prior year balances have been reclassified to conform to the current year presentation. Such reclassifications had no effect on net income or shareholders' equity as previously reported.

     Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks and federal funds sold. Federal funds are purchased and sold for one day periods.

     Investment Securities

     BancShares accounts for investment securities under the provisions of Statement of Financial Accounting Standards ("Statement") No. 115, "Accounting for Certain Investments in Debt and Equity Securities". Statement 115 requires that investments in certain debt and equity securities be classified as either: held-to-maturity (reported at amortized cost), trading (reported at fair value with unrealized gains and losses included in earnings), or available-for-sale (reported at fair value with unrealized gains and losses excluded from earnings and reported, net of related income taxes, as a separate component of shareholders' equity).

     BancShares' investment securities are classified in two categories and accounted for as follows:

   o Securities held-to-maturity: Securities held-to-maturity consist of debt instruments for which BancShares has the positive intent and ability to hold to maturity, and are reported at amortized cost.

   o Securities available-for-sale: Securities available-for-sale consist of certain debt and marketable equity securities not classified as trading securities nor as securities held-to-maturity, and consist of securities which may be sold in

                SOUTHERN BANCSHARES (N.C.), INC. AND SUBSIDIARY

                             (Dollars in Thousands)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- Continued

    response to changes in interest rates, prepayment risk, regulatory capital requirements and liquidity needs. BancShares does not hold any trading securities.

   Gains and losses on the sale and contribution of securities available-for-sale are determined using the specific-identification method. Premiums and discounts are amortized into income on a level yield basis.

     Loans

     Loans are stated at principal amounts outstanding, reduced by unearned income and an allowance for loan losses.

     The Bank originates certain residential mortgages with the intent to sell. Such loans held-for-sale are included in loans in the accompanying consolidated balance sheets at the lower of cost or fair value as determined by outstanding commitments from investors or current quoted market prices.

     Interest income on substantially all loans is recognized in a manner that approximates the level yield method when related to the principal amount outstanding. Accrual of interest is discontinued on a loan when management believes the borrower's financial condition is such that collection of principal or interest is doubtful. Loans are returned to the accrual status when the factors indicating doubtful collectibility cease to exist.

     Management considers a loan to be impaired when based on current information or events, it is probable that a borrower will be unable to pay all amounts due according to contractual terms of the loan agreement. Impaired loans are valued using either the discounted expected cash flow method or the collateral or the collateral value. When the ultimate collectibility of the impaired loan's principal is doubtful, all cash receipts are applied to principal. Once the recorded principal balance has been reduced to zero, future cash receipts are applied to interest income, to the extent that any interest has been foregone. Future cash receipts are recorded as recoveries of any amounts previously charged-off.

     The Bank provides an allowance for loan losses on a reserve basis and includes in operating expenses a provision for loan losses determined by management. The allowance is reduced by charge-off's and increased by subsequent recoveries. Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's experience, the estimated value of any underlying collateral, current economic conditions and other risk factors. Allowances for loan losses related to loans that are identified as impaired are based on discounted cash flows using the loans' initial interest rates or the fair value of the collateral if the loan is collateral dependent. Large groups of smaller balance, homogenous loans that are collectively evaluated for impairment (such as credit card, residential mortgage and consumer installment loans) are excluded from this impairment evaluation, and their allowance for loan losses is calculated in accordance with the allowance for loan losses policy discussed above.

     Management believes it has established the allowance in accordance with generally accepted accounting principles and in consideration of the current economic environment. While management uses the best information available to make evaluations, future adjustments may be necessary if economic and other conditions differ substantially from the assumptions used.

     In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses and losses on other real estate owned. Such agencies may require the Bank to recognize additions to the allowances based on the examiners' judgments about information available to them at the time of their examinations.

     Premises and Equipment

     Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated lives of the assets.

     Depreciation of buildings and improvements, and furniture and equipment is provided over the estimated useful lives of the assets. Estimated useful lives range from 15 to 31.5 years for buildings and improvements and 3 to 10 years for furniture and equipment.

                SOUTHERN BANCSHARES (N.C.), INC. AND SUBSIDIARY

                             (Dollars in Thousands)

     Intangible Assets

     Intangible assets amounted to $5,506 and $5,991 at December 31, 1997 and 1996, respectively. Such assets are generally amortized on an accelerated basis over a period of 10 years. Intangible assets are subject to periodic review and are adjusted for any impairment of value.

     Income Taxes

     BancShares uses the asset and liability method to account for deferred income taxes. The objective of the asset and liability method is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the income tax basis of BancShares' assets and liabilities at enacted rates expected to be in effect when such amounts are realized or settled.

     BancShares files a consolidated federal income tax return with the Bank and its subsidiaries. The method of allocating federal income tax expense is determined under a tax allocation agreement between BancShares and the subsidiaries. This allocation agreement specifies that income tax expense will be computed for subsidiaries on a separate company basis.

     Recognition of deferred tax assets is based on management's belief that it is "more likely than not" that the tax benefit associated with certain temporary differences, operating loss carry forwards and tax credits will be realized. A valuation allowance is recorded for deferred tax assets when the "more likely than not" standard is not met.

     Earnings Per Common Share

     In February 1997, the FASB issued Statement 128, "Earnings per Share." Statement 128 establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly held common stock or potential common stock. This statement simplifies the standards for computing EPS previously found in APB Opinion No. 15, "Earnings per Share", and makes them comparable to international EPS standards. Statement 128 replaces the presentation of primary EPS with a presentation of basic EPS. Statement 128 also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Statement 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods, with earlier application not permitted. Additionally, once adopted, restatement of all prior-period EPS data presented was required. Adoption of this pronouncement did not have an effect on BancShares' consolidated financial statements since BancShares has no dilutive securities.

     Earnings per common share are computed by dividing income applicable to common shares by the weighted average number of common shares outstanding during the period. Income applicable to common shares represents net income reduced by dividends paid to preferred shareholders.

     Earnings per common share are calculated based on the following amounts for the years ended December 31:

                                                     1997        1996        1995
                                                 ----------- ----------- -----------
      Net income ...............................  $  6,613    $  4,364    $  3,913
      Less: Preferred dividends ................      (405)       (407)       (410)
                                                  --------    --------    --------
      Net income applicable to common shares ...  $  6,208    $  3,957    $  3,503
                                                  ========    ========    ========
      Weighted average common shares outstanding
        during the period ......................   119,918     119,918     121,226
                                                  ========    ========    ========

     New Accounting Standards

     In June 1997, the FASB issued Statement 130, "Reporting Comprehensive Income." Statement 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. It does not address issues of recognition or measurement for comprehensive income and its components. The provisions of Statement 130 are effective for fiscal years beginning after December 15, 1997. BancShares adopted this statement

                SOUTHERN BANCSHARES (N.C.), INC. AND SUBSIDIARY

                             (Dollars in Thousands)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- Continued

in the first quarter of fiscal 1998. During the three months ended March 31, 1998 and 1997, comprehensive income, which consisted of net income and changes in net unrealized gains and losses, net of applicable tax effects, amounted to $2,174 (unaudited) and $100 (unaudited), respectively.

     In June 1997, the FASB issued Statement 131, "Disclosures about Segments of an Enterprise and Related Information." Statement 131 requires that public business enterprises report certain information about operating segments in complete sets of financial statements issued to shareholders. It also requires that public business enterprises report certain information about their products and services, the geographic areas in which they operate and their major customers. The provisions of Statement 131 are effective for fiscal years beginning after December 15, 1997. Adoption of this pronouncement is not expected to have a material effect on BancShares' consolidated financial statements.

     In February 1998, the FASB issued Statement 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." This statement standardizes the disclosure requirements of pensions and other postretirement benefits. This statement does not change any measurement or recognition provisions, and thus will not materially impact BancShares. This statement is effective for fiscal years beginning after December 15, 1997.

NOTE 2. INVESTMENT SECURITIES

     The amortized cost and estimated fair values of investment securities at December 31 were as follows:

                                                              1997
                                        -------------------------------------------------
                                                        Gross        Gross     Estimated
                                         Amortized   Unrealized   Unrealized      Fair
                                            Cost        Gains       Losses       Value
                                        ----------- ------------ ------------ -----------
SECURITIES HELD-TO-
 MATURITY:
 U. S. Government .....................  $ 33,969         122          --        34,091
 Obligations of states and political
   subdivisions .......................    22,212         890          --        23,102
 Corporate securities .................       100           1          --           101
                                         --------         ---          --        ------
                                           56,281       1,013          --        57,294
                                         --------       -----          --        ------
SECURITIES AVAILABLE-
 FOR-SALE:
 U. S. Government .....................    82,471         130          (9)       82,592
 Marketable equity securities .........     8,119      22,183          (8)       30,294
 Obligations of states and political
   subdivisions .......................     8,411         527          --         8,938
 Mortgage-backed securities ...........     1,977          51          --         2,028
                                         --------      ------          --        ------
                                          100,978      22,891         (17)      123,852
                                         --------      ------         ---       -------
TOTALS ................................  $157,259      23,904         (17)      181,146
                                         ========      ======         ===       =======

                                                              1996
                                        ------------------------------------------------
                                                        Gross        Gross     Estimated
                                         Amortized   Unrealized   Unrealized     Fair
                                            Cost        Gains       Losses       Value
                                        ----------- ------------ ------------ ----------
SECURITIES HELD-TO-
 MATURITY:
 U. S. Government .....................  $ 36,311          91          --       36,402
 Obligations of states and political
   subdivisions .......................    27,165         799          (4)      27,960
 Corporate securities .................       200          --          (3)         197
                                         --------         ---          ---      ------
                                           63,676         890          (7)      64,559
                                         --------         ---          ---      ------
SECURITIES AVAILABLE-
 FOR-SALE:
 U. S. Government .....................    70,121          --         (15)      70,106
 Marketable equity securities .........     8,612      16,296         (97)      24,811
 Obligations of states and political
   subdivisions .......................     7,647         278          (4)       7,921
 Mortgage-backed securities ...........     2,124         106         (55)       2,175
                                         --------      ------         ---       ------
                                           88,504      16,680        (171)     105,013
                                         --------      ------        ----      -------
TOTALS ................................  $152,180      17,570        (178)     169,572
                                         ========      ======        ====      =======

     Securities with a par value of $53,015 were pledged at December 31, 1997 to secure public deposits and for other purposes as required by law and contractual arrangements.

                SOUTHERN BANCSHARES (N.C.), INC. AND SUBSIDIARY

                             (Dollars in Thousands)

NOTE 2. INVESTMENT SECURITIES -- Continued

     The amortized cost and estimated fair value of debt securities at December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                      Amortized     Fair
                                                         Cost       Value
                                                     ----------- ----------
       Held-to-maturity securities:
        Due in one year or less ....................  $  6,584    $  6,595
        Due after one year through five years ......    40,060      40,356
        Due after five years through ten years .....     6,911       7,331
        Due after ten years ........................     2,726       3,012
                                                      --------    --------
                                                      $ 56,281    $ 57,294
                                                      ========    ========
       Available-for-sale securities:
        Due in one year or less ....................    45,609      45,649
        Due after one year through five years ......    37,869      37,978
        Due after five years through ten years .....     2,124       2,277
        Due after ten years ........................     5,280       5,626
        Mortgage-backed securities .................     1,977       2,028
        Marketable equity securities ...............     8,119      30,294
                                                      --------    --------
                                                      $100,978    $123,852
                                                      ========    ========

     On December 17, 1996, the board of directors of the Bank approved the contribution of 7,500 shares of marketable equity securities to the Southern Bank Foundation. These investments had a cost basis of $78 and a fair value of $536 on that date, resulting in the recognition of a realized securities gain of $458. BancShares recorded charitable contribution expense of $536 related to this transaction.

     On February 14, 1997, the board of directors of the Bank approved the contribution of 48,250 shares of marketable equity securities to the Southern Bank Foundation. These investments had a cost basis of $542 and a fair value of $4,071 on that date, resulting in the recognition of a realized securities gain of $3,529. BancShares recorded charitable contribution expense of $4,071 related to this transaction.

     Sales of securities available-for-sale having a cost basis of $216 resulted in gross realized gains of $2,030 for 1997. There were no sales of securities available-for-sale during the years ended December 31, 1996 and 1995. Excluding the gains discussed above, gains on investment securities in 1997, 1996 and 1995 were attributable to issuer calls of debt securities.

                SOUTHERN BANCSHARES (N.C.), INC. AND SUBSIDIARY

                             (Dollars in Thousands)

NOTE 3. LOANS

     Loans by type were as follows:

                                                            December 31,
                                                      ------------------------
                                                          1997         1996
                                                      ------------ -----------
      Commercial, financial and agricultural ........   $ 84,281    $ 70,881
      Real estate -- construction ...................      5,209       2,470
      Real estate -- mortgage .......................    220,127     206,870
      Consumer ......................................     35,780      35,512
      Lease financing ...............................      5,385       2,370
                                                        --------    --------
        Total loans .................................    350,782     318,103
         Less unearned income .......................     (1,429)       (348)
                                                        --------    --------
          Total loans less unearned income ..........   $349,353    $317,755
                                                        ========    ========
      Loans held for sale ...........................   $  3,019    $  4,143
      Loans serviced for others .....................   $ 78,426    $ 73,202

     On December 31, 1997 and 1996, total loans to directors, executive officers and related individuals and organizations were $1,469 and $4,734, respectively. During 1997, $208 of new loans were made to this group and repayments totaled $3,473. There were no restructured or nonaccrual loans to directors, executive officers or related individuals and organizations. All extensions of credit to such persons have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time in comparable transactions with others and did not involve more than normal risks of collectibility.

NOTE 4. ALLOWANCE FOR LOAN LOSSES

     Transactions in the allowance for loan losses for the three years ended December 31 were:

                                                     December 31,
                                             -----------------------------
                                                1997      1996      1995
                                             --------- --------- ---------
      Balance at beginning of year .........  $6,163    $6,321    $6,653
      Provision for loan losses ............      60       140        --
      Loans charged off ....................    (463)     (539)     (463)
      Loan recoveries ......................     211       241       131
                                              ------    ------    ------
      Balance at end of the year ...........  $5,971    $6,163    $6,321
                                              ======    ======    ======

     At December 31, 1997 and 1996, the Bank had nonaccrual loans of $230 and $147, respectively. At December 31, 1997 and 1996, the Bank had restructured loans of $0 and $8, respectively. At December 31, 1997 and 1996, the Bank had accruing loans past 90 days or more totaling $466 and $343, respectively. The amounts of foregone interest on nonaccrual and restructured loans for the years ended December 31, 1997, 1996 and 1995 were not material for the periods presented. At December 31, 1997 and 1996, the Bank's impaired loans, as determined under Statement 114, were less than the nonaccrual and restructured loan amounts presented above, and no additional allowances for loan losses were required as a result of the application of Statement 114 to these impaired loans.

                SOUTHERN BANCSHARES (N.C.), INC. AND SUBSIDIARY

                             (Dollars in Thousands)

NOTE 5. PREMISES AND EQUIPMENT

     The components of premises and equipment were as follows:

                                                    December 31,
                                               -----------------------
                                                   1997        1996
                                               ----------- -----------
      Land ...................................  $  3,377    $  2,783
      Buildings and improvements .............    14,292       9,262
      Furniture and equipment ................     6,387       5,804
      Construction-in-progress ...............        90       3,467
                                                --------    --------
                                                  24,146      21,316
      Less: accumulated depreciation .........    (5,989)     (5,877)
                                                --------    --------
                                                $ 18,157    $ 15,439
                                                ========    ========

NOTE 6. INCOME TAXES

     The components of income tax expense (benefit) for the years ended December 31 were:

                              1997       1996       1995
                          ----------- ---------- ---------
      Current:
  Federal ...............  $  1,737    $ 1,348    $1,040
  State .................         8         21         6
                           --------    -------    ------
                              1,745      1,369     1,046
                           --------    -------    ------
      Deferred:
  Federal ...............    (1,405)      (242)      247
                           --------    -------    ------
                           $    340      1,127    $1,293
                           ========    =======    ======

     A reconciliation of the expected tax expense, based on the Federal statutory rate of 34 percent, to the actual tax expense for the years ended December 31 is as follows:

                                                                               1997        1996       1995
                                                                           ----------- ----------- ----------
      Amount of tax computed at Federal statutory rate of 34 percent .....  $  2,364     $ 1,867    $ 1,770
      Increase (decrease) in taxes resulting from:
        Tax exempt income ................................................      (943)       (792)      (625)
        Amortization of intangible assets ................................       172         167        190
        Nontaxable gain on securities donated ............................    (1,200)       (162)        --
        State income tax (net of federal benefit) ........................         5          14          4
        Other, net .......................................................       (58)         33        (46)
                                                                            --------     -------    -------
                                                                            $    340     $ 1,127    $ 1,293
                                                                            ========     =======    =======
      Effective tax rate .................................................         5%         21%        25%
                                                                            ========     =======    =======

                SOUTHERN BANCSHARES (N.C.), INC. AND SUBSIDIARY

                             (Dollars in Thousands)

NOTE 6. INCOME TAXES -- Continued

     Significant components of BancShares' deferred tax liabilities and (assets) are as follows:

                                                       December 31,
                                                  -----------------------
                                                      1997        1996
                                                  ----------- -----------
      Deferred tax liabilities:
        Depreciation ............................  $    741    $    703
        Leased assets ...........................       164         134
        Investment securities ...................     7,777       5,613
        Other ...................................       264         279
                                                   --------    --------
         Gross deferred tax liabilities .........     8,946       6,729
                                                   --------    --------
      Deferred tax assets:
        Allowance for loan losses ...............    (1,594)     (1,574)
        Intangible assets .......................      (696)       (446)
        Other ...................................    (1,245)        (57)
                                                   --------    --------
         Gross deferred tax assets ..............    (3,535)     (2,077)
                                                   --------    --------
      Net deferred tax liability ................  $  5,411    $  4,652
                                                   ========    ========

     No valuation allowance for deferred tax assets was required at December 31, 1997 or 1996. Management has determined that it is more likely than not that the net deferred tax asset can be supported by carrybacks to federal taxable income in the carryback period. A portion of the change in the net deferred tax liability relates to unrealized gains on securities available-for-sale. The related deferred tax charges of approximately $2,164 and $1,983 for the years ended December 31, 1997 and 1996, respectively, have been recorded directly to shareholders' equity as a reduction of the related unrealized gains on securities available-for-sale.

NOTE 7. DEPOSITS

     Deposits at December 31 are summarized as follows:

                                           1997       1996
                                        ---------- ----------
      Demand ..........................  $ 66,565   $ 64,089
      Checking with interest ..........    66,695     66,554
      Savings .........................    51,087     51,969
      Money market accounts ...........    50,061     45,027
      Time ............................   278,920    252,927
                                         --------   --------
        Total deposits ................  $513,328   $480,566
                                         ========   ========

     Total time deposits with a denomination of $100 or more were $53,004 and $45,566 at December 31, 1997 and 1996, respectively.

     At December 31, 1997, the scheduled maturities of time deposits were:

  1998 ..........................  $228,168
  1999 ..........................    34,706
  2000 ..........................    15,708
  2001 ..........................       338
  2002 and thereafter ...........        --
                                   --------
  Total time deposits ...........  $278,920
                                   ========

                SOUTHERN BANCSHARES (N.C.), INC. AND SUBSIDIARY

                             (Dollars in Thousands)

NOTE 8. SHORT-TERM BORROWINGS AND LONG-TERM OBLIGATIONS

     Short-Term Borrowings

     Short-term borrowings at December 31 were:

                                                         1997      1996
                                                      --------- ---------
       U.S. Treasury tax and loan accounts ..........  $2,065    $1,226
       Repurchase agreements ........................   4,761     3,838
                                                       ------    ------
         Total short-term borrowings ................  $6,826    $5,064
                                                       ======    ======

     The Treasury tax and loan accounts averaged $997 and $1,052 in 1997 and 1996, respectively. The highest month-end balance of the Treasury tax and loan accounts in 1997 and 1996 was $2,215 and $1,300, respectively. The average rate on Treasury tax and loan deposits in 1997 and 1996 was 5.85 and 5.09 percent, respectively.

     The repurchase agreements averaged $4,819 and $2,934 in 1997 and 1996, respectively. The highest month-end balance of the repurchase agreements in 1997 and 1996 was $5,929 and $4,507, respectively. The average rate on repurchase agreements in 1997 and 1996 was 4.18 and 4.04 percent, respectively. At December 31, 1997 investment securities with a book value of $11,028 were pledged for repurchase agreements. The securities collateralizing the repurchase agreements have been delivered to a third party custodian for safekeeping.

     Long-Term Obligations

     The $4,750 note payable to a bank at December 31, 1997, was negotiated in 1997 by BancShares to provide additional capital to its subsidiary, and is secured by investment securities. Interest is payable quarterly at the 90 day LIBOR rate plus 70 basis points. Future principal payments as of December 31, 1997, are as follows:

  1998 .........  $ 1,800
  1999 .........    1,800
  2000 .........    1,150
                  -------
                  $ 4,750
                  =======

                SOUTHERN BANCSHARES (N.C.), INC. AND SUBSIDIARY

                             (Dollars in Thousands)

NOTE 9. ACQUISITIONS

     BancShares has consummated numerous acquisitions in recent years. All of the transactions have been accounted for as purchases, with the results of operations not included in BancShares' consolidated statements of income until after the transaction date. The pro forma impact of the acquisitions, as though they had been made at the beginning of the periods presented, is not material to BancShares' consolidated financial statements.

     The following table provides information regarding the acquisitions that have been consummated during the three-year period ending December 31, 1997:

                                                                          Deposit
                                                            Assets      Liabilities     Resulting
Date            Institution/Location                       Acquired       Assumed       Intangible
-------------   ---------------------------------------   ----------   -------------   -----------
May 1997        Wachovia Bank of North Carolina, N.A.      $ 5,083        $ 5,117          $179
                 Aulander, North Carolina
May 1997        Wachovia Bank of North Carolina, N.A.       11,803         11,838           947
                 Aurora, North Carolina
May 1997        Wachovia Bank of North Carolina, N.A.        4,073          4,106           144
                 Hamilton, North Carolina
August 1996     United Carolina Bank                         6,085          6,085           419
                 Edenton, North Carolina
June 1996       First Citizens Bank                          7,352          7,348           539
                 Windsor, North Carolina
June 1995       First Union National Bank                   18,041         18,039           774
                 Farmville, North Carolina
June 1995       First Union National Bank                    9,299          9,297           399
                 Garland, North Carolina
June 1995       First Union National Bank                    8,057          8,057           345
                 Kill Devil Hills, North Carolina
June 1995       First Union National Bank                   12,427         12,425           533
                 Salemburg, North Carolina
June 1995       First Citizens Bank                          3,109          3,107            62
                 Kill Devil Hills, North Carolina

                SOUTHERN BANCSHARES (N.C.), INC. AND SUBSIDIARY

                             (Dollars in Thousands)

NOTE 10. RETIREMENT PLANS

     The Bank has a noncontributory, defined benefit pension plan which covers substantially all full-time employees. Employees who qualify under length of service and other requirements participate in the noncontributory defined benefit pension plan. Under the plan, retirement benefits are based on years of service and average earnings. The policy is to fund the maximum amount allowable for federal income tax purposes. The plan's assets consist primarily of investments in a related bank's common trust funds, which include listed common stocks and fixed income securities (see Note 15). It is Southern's policy to determine the service cost and projected benefit obligation using the Projected Unit Credit Cost method.

     Pension expense is included in personnel expense and includes the following components:

                                                       1997     1996     1995
                                                     -------- -------- --------
      Service benefits earned during the period ....  $  298   $  255   $  191
      Interest cost on projected benefit obligation      418      373      338
      Return on assets .............................    (818)    (309)    (865)
      Net amortization and deferral ................     493        2      540
                                                      ------   ------   ------
      Net periodic pension cost ....................  $  391   $  321   $  204
                                                      ======   ======   ======

     The funded status of the plan as of December 31 was as follows:

                                                                                   1997          1996
                                                                              ------------- -------------
      Accumulated benefit obligation, including vested benefits of $4,508 and
        $3,873, respectively ................................................   $   4,853     $   4,031
                                                                                =========     =========
      Projected benefit obligation ..........................................   $  (6,598)    $  (5,417)
      Plan assets, at fair value ............................................       5,943         4,936
                                                                                ---------     ---------
      Plan assets in excess of (less than) projected benefit obligation .....        (655)         (481)
      Unrecognized prior service cost .......................................          81            90
      Unrecognized net loss .................................................         530           409
      Unrecognized transition asset .........................................        (225)         (265)
                                                                                ---------     ---------
      Prepaid (accrued) pension expense .....................................   $    (269)    $    (247)
                                                                                =========     =========

     The projected benefit obligation was determined using an assumed discount rate of 7.25 percent at December 31, 1997, 1996 and 1995, respectively, an assumed long-term rate of compensation increase of 4.25 percent at December 31, 1997, 1996 and 1995, respectively, and an assumed long-term rate of return on plan assets of 8.25 percent, 8.25 percent and 8.50 percent at December 31, 1997, 1996 and 1995, respectively.

     Employees are also eligible to participate in a matching savings plan after one year of service. During 1997 the Bank made participating contributions to this plan of $220 compared to $198 during 1996 and $173 during 1995.

NOTE 11. REGULATORY REQUIREMENTS AND RESTRICTIONS

     BancShares and its banking subsidiary are subject to certain requirements imposed by state and federal banking statutes and regulations. These regulations establish guidelines for minimum capital levels, restrict certain dividend payments and require the maintenance of noninterest-bearing reserve balances at the Federal Reserve Bank. Such reserves averaged $9,760 during 1997 of which $8,489 was satisfied by vault cash and the remainder by amounts held in the Federal Reserve Bank.

     Various regulatory agencies have implemented guidelines that evaluate capital based on risk adjusted assets. An additional capital computation evaluates tangible capital based on tangible assets. Minimum capital requirements set forth by the regulators require a Tier 1 capital ratio of no less than 4 percent of risk-adjusted assets, a total capital ratio of no less than 8 percent of risk-adjusted assets, and a leverage capital ratio of no less than 4 percent of average tangible assets. To meet the Federal Deposit Insurance Corporation's ("FDIC") "well capitalized" standards, the Tier 1 and total capital ratios must

                SOUTHERN BANCSHARES (N.C.), INC. AND SUBSIDIARY

                             (Dollars in Thousands)

NOTE 11. REGULATORY REQUIREMENTS AND RESTRICTIONS -- Continued

be at least 6 percent and 10 percent, respectively. Failure to meet minimum capital requirements may result in certain actions by regulators that could have a direct material effect on the consolidated financial statements. As of December 31, 1997, the Bank was considered to be "well capitalized" by the FDIC.

     The Bank's capital ratios as of December 31, 1997 and 1996 are set forth below:

                                             1997          1996
                                        ------------- -------------
      Risk-based capital:
      Tier 1 capital ..................   $  33,999     $  27,891
      Total capital ...................      37,876        31,861
      Risk-adjusted assets ............     295,654       298,862
      Average tangible assets .........     564,633       510,574
      Tier 1 capital ratio ............       11.50%         9.33%
      Total capital ratio .............       12.81%        10.66%
      Leverage capital ratio ..........        6.02%         5.46%

     The primary source of funds for the dividends paid by BancShares to its shareholders is dividends received from its banking subsidiary. The Bank is restricted as to dividend payout by state laws applicable to banks and may pay dividends only out of retained earnings. Should at anytime its surplus be less than 50% of its paid-in capital stock, the Bank may not declare a dividend until it has transferred from retained earnings to surplus 25% of its undivided profits or any lesser percentage that may be required to restore its surplus to an amount equal to 50% of its paid-in capital stock. Additionally, dividends paid by the Bank may be limited by the need to retain sufficient earnings to satisfy minimum capital requirements imposed by the FDIC. Dividends on BancShares' common shares may be paid only after dividends on preferred Series "B" and "C" shares have been paid. Common share dividends are based upon BancShares' profitability and paid at the discretion of the Board of Directors. Management does not expect any of the foregoing restrictions to materially limit its ability to pay dividends comparable to those paid in the past. At December 31, 1997, the Bank had available for the payment of dividends undivided profits of approximately $8.8 million, unless declaration of dividends for such amount would reduce the regulatory capital of the Bank below the minimum levels discussed above. At December 31, 1997, approximately $39.4 million of BancShares' investment in the Bank was restricted as to transfer to BancShares without obtaining prior regulatory approval.

     Common shareholders are entitled to one vote per share and both classes of preferred shareholders are entitled to one vote for each 38 shares owned of a class.

NOTE 12. COMMITMENTS, CONTINGENCIES AND CONCENTRATION OF CREDIT RISK

     In the normal course of business there are various commitments and contingent liabilities outstanding, such as guarantees, commitments to extend credit, etc., which are not reflected in the accompanying financial statements.

     The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, standby letters of credit and undisbursed advances on customer lines of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheet.

     The Bank is exposed to credit loss, in the event of nonperformance by the other party to the financial instrument, for commitments to extend credit and standby letters of credit which is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making these commitments and conditional obligations as it does for on-balance-sheet instruments.

                SOUTHERN BANCSHARES (N.C.), INC. AND SUBSIDIARY

                             (Dollars in Thousands)

NOTE 12. COMMITMENTS, CONTINGENCIES AND CONCENTRATION OF CREDIT
   RISK -- Continued

     Commitments to extend credit and undisbursed advances on customer lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many commitments expire without being drawn, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank, upon extension of credit is based on management's credit evaluation of the borrower. Collateral held varies but may include trade accounts receivable, property, plant, and equipment and income-producing commercial properties.

     Standby letters of credit are commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

     Outstanding standby letters of credit as of December 31, 1997 and 1996 amounted to $1,324 and $1,260, respectively. Outstanding commitments were $53,763 and $48,878 at December 31, 1997 and 1996, respectively. Undisbursed advances on customer lines of credit were $29,602 and $22,084 at December 31, 1997 and 1996, respectively. The Bank does not anticipate any losses as a result of these transactions.

     The Bank grants agribusiness, commercial and consumer loans to customers primarily in eastern North Carolina. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the agricultural industry and in particular the tobacco segment thereof. For several decades tobacco has come under increasing criticism for potential health risks. Management is unable to predict the impact of the contingencies inherent in this market segment as it relates to the Bank.

     BancShares is also involved in various legal actions arising in the normal course of business. Management is of the opinion that the outcome of such actions will not have a material adverse effect on the consolidated financial condition of BancShares.

     BancShares has deposits insured under both of the FDIC insurance funds, the Bank Insurance Fund ("BIF") and the Savings Association Insurance Fund ("SAIF"). In July 1995, the FDIC and other regulatory agencies proposed a plan to recapitalize the SAIF, and Congress mandated a one-time assessment for all SAIF-insured deposits on September 30, 1996. BancShares had approximately $87,000 of SAIF-insured deposits subject to the one-time assessment and recorded $569 on September 30, 1996 as a one-time FDIC insurance expense.

NOTE 13. PARENT COMPANY FINANCIAL STATEMENTS

     Presented below are the condensed balance sheets (parent company only) of BancShares as of December 31, 1997 and 1996 and condensed statements of income and cash flows for each of the three years ended December 31, 1997, 1996 and 1995.
                                      F-19

                SOUTHERN BANCSHARES (N.C.), INC. AND SUBSIDIARY

                             (Dollars in Thousands)

NOTE 13. PARENT COMPANY FINANCIAL STATEMENTS -- Continued

Condensed Balance Sheets

                                                            December 31,
                                                         -------------------
                                                            1997      1996
                                                         --------- ---------
       Assets
       Cash ............................................  $    33   $    46
       Investment securities available-for-sale ........   15,572     6,188
       Investment in subsidiary ........................   47,700    41,322
                                                          -------   -------
        Total assets ...................................  $63,305   $47,556
                                                          =======   =======
       Liabilities and Shareholders' Equity
       Accrued liabilities .............................  $ 3,562   $ 1,378
       Accrued interest payable ........................        9        --
       Note payable ....................................    4,750     1,400
                                                          -------   -------
        Total liabilities ..............................    8,321     2,778
       Shareholders' equity ............................   54,984    44,778
                                                          -------   -------
        Total liabilities and shareholders' equity .....  $63,305   $47,556
                                                          =======   =======

Condensed Statements of Income

                                                                       Year ended December 31,
                                                                    -----------------------------
                                                                       1997      1996      1995
                                                                    --------- --------- ---------
      Dividends from bank subsidiary ..............................  $5,458    $2,637    $2,507
      Other dividends .............................................      80        78        44
                                                                     ------    ------    ------
        Total income ..............................................   5,538     2,715     2,551
      Interest expense ............................................    (295)     (117)     (309)
      Miscellaneous income (expense) ..............................     (49)      (42)        6
                                                                     ------    ------    ------
        Income before equity in undistributed income of subsidiary    5,194     2,556     2,248
      Equity in undistributed income of subsidiary ................   1,419     1,808     1,665
                                                                     ------    ------    ------
        Net income ................................................  $6,613    $4,364    $3,913
                                                                     ======    ======    ======

                SOUTHERN BANCSHARES (N.C.), INC. AND SUBSIDIARY

                             (Dollars in Thousands)

NOTE 13. PARENT COMPANY FINANCIAL STATEMENTS -- Continued

Condensed Statements of Cash Flows

                                                                              Year ended December 31,
                                                                        -----------------------------------
                                                                            1997        1996        1995
                                                                        ----------- ----------- -----------
       Operating Activities:
        Net income ....................................................  $  6,613    $  4,364    $  3,913
        Adjustments to reconcile net income to net cash provided by operating activities:
         Equity in undistributed net income of subsidiary .............    (1,419)     (1,808)     (1,665)
         Increase in accrued liabilities ..............................        --         642         153
         Dividend income in the form of investment securities .........    (2,753)         --          --
         Increase (decrease) in interest payable ......................         9         (39)          9
                                                                         --------    --------    --------
       Net Cash Provided By Operating Activities ......................     2,450       3,159       2,410
                                                                         --------    --------    --------
       Investing Activities:
        Purchase of investments .......................................      (205)     (1,318)       (444)
        Investments in subsidiaries ...................................    (5,000)         --          --
                                                                         --------    --------    --------
       Net Cash Used In Investing Activities ..........................    (5,205)     (1,318)       (444)
                                                                         --------    --------    --------
       Financing Activities:
        Dividends paid ................................................      (585)       (587)       (531)
        Purchase and retirement or redemption of stock ................       (23)        (12)       (253)
        Principal additions (payments) on note payable ................     3,350      (1,200)     (1,200)
                                                                         --------    --------    --------
       Net Cash Provided (Used) in Financing Activities ...............     2,742      (1,799)     (1,984)
                                                                         --------    --------    --------
       Net Increase (Decrease) in Cash and Cash Equivalents ...........       (13)         42         (18)
       Cash and Cash Equivalents at the Beginning of Year .............        46           4          22
                                                                         --------    --------    --------
       Cash and Cash Equivalents at the End of Year ...................  $     33    $     46    $      4
                                                                         ========    ========    ========

                SOUTHERN BANCSHARES (N.C.), INC. AND SUBSIDIARY

                             (Dollars in Thousands)

NOTE 14. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

     Cash and due from banks, federal funds sold, and accrued interest receivable

     The carrying amounts for cash and due from banks, federal funds sold and accrued interest receivable are equal to their fair values due to the short term nature of these financial instruments.

     Investment securities

     Fair values of investment securities are based on quoted market prices. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

     Loans receivable

     For variable-rate loans that are performing, fair values are based on carrying values. The fair values of fixed rate loans that are performing are estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. The fair value of nonperforming loans is based on the book value of each loan, less an applicable reserve for credit losses. This reserve for credit losses is determined on a loan by loan basis for nonperforming assets based on one or a combination of the following: external appraisals, internal assessments using available market information and specific borrower information, or discounted cash flow analysis.

     Deposits

     The fair value of demand deposits, savings accounts and money market deposits is the amount payable on demand at year end. The fair value of certificates of deposit is estimated by discounting the future cash flows using the current rates paid for similar deposits.

     Short-term borrowings and accrued interest payable

     The carrying amounts for short-term borrowings and accrued interest payable are equal to the fair values due to the short term nature of these financial instruments.

     Long-term obligations

     The carrying amount for the long-term obligation is considered to be equal to its fair value since the underlying note bears interest at a variable rate.

     Commitments

     The Bank's commitments to extend credit have no carrying value and are generally at variable rates and/or have relatively short terms to expiration. Accordingly, these financial instruments are deemed to have no material fair value.

     Fair value estimates are made by management at specific points in time based on relevant information about the financial instrument and the market. These estimates do not reflect any premium or discount that could result from offering for sale at one time BancShares' entire holdings of a particular financial instrument nor are potential taxes and other expenses that would be incurred in an actual sale considered. Because no market exists for a significant portion of BancShares' financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions and/or the methodology used could significantly affect the estimates disclosed. Similarly, the fair values disclosed could vary significantly from amounts realized in actual transactions.

     Fair value estimates are based on existing on-and-off balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. For example, BancShares has premises and equipment which are not considered financial instruments. Accordingly, the value

                SOUTHERN BANCSHARES (N.C.), INC. AND SUBSIDIARY

                             (Dollars in Thousands)

NOTE 14. FAIR VALUE OF FINANCIAL INSTRUMENTS -- Continued

of these assets has not been incorporated into the fair value estimates. In addition, tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates.

     The estimated fair values of BancShares' financial instruments at December 31 are as follows:

                                                   1997                    1996
                                          ----------------------- ----------------------
                                           Carrying    Estimated     Carrying   Estimated
                                            Amount    Fair Value      Amount    Fair Value
                                          ---------- ------------   ---------- -----------
      Financial assets:
        Cash and due from banks .........  $ 28,381    $ 28,381      $ 21,445   $ 21,445
        Federal funds sold ..............    10,240      10,240        11,020     11,020
        Investment securities:
         Held-to-maturity ...............    56,281      57,294        63,676     64,559
         Available-for-sale .............   123,852     123,852       105,013    105,013
        Loans ...........................   343,382     349,805       311,592    322,746
        Accrued interest receivable .....     4,205       4,205         3,999      3,999
      Financial liabilities:
        Deposits ........................  $513,328    $514,095      $480,566   $481,091
        Short-term borrowings ...........     6,826       6,826         5,064      5,064
        Long-term obligations ...........     4,750       4,750         1,400      1,400
        Accrued interest payable ........     4,394       4,394         3,204      3,204

NOTE 15. RELATED PARTIES

     BancShares has entered into various service contracts with another bank holding company and its subsidiary (the "Corporation"). The Corporation has two significant shareholders, which are also significant shareholders of BancShares. The first significant shareholder is a director of BancShares and at December 31, 1997 beneficially owned 32,284 shares, or 26.92 percent, of BancShares' outstanding common stock and 22,171 shares, or 5.47 percent, of BancShares' outstanding Series B preferred stock. At the same date, the second significant shareholder beneficially owned 27,577 shares, or 23.00 percent, of BancShares' outstanding common stock, and 17,205 shares, or 4.24 percent, of BancShares' Series B preferred stock. The above totals include 17,205 Series B preferred shares, or 4.24 percent, that are considered to be beneficially owned by both of the shareholders and, therefore, are included in each of their totals.

     These two significant shareholders are directors and executive officers of the Corporation and at December 31, 1997, beneficially owned 2,548,519 shares, or 26.46 percent, and 1,157,052 shares, or 12.01 percent, respectively, of the Corporation's outstanding Class A common stock, and 632,146 shares, or 36.04 percent, and 190,191 shares, or 10.84 percent, respectively, of the Corporation's outstanding Class B common stock. The above totals include 258,136 Class A common shares, or 2.68 percent, and 41,825 Class B Common shares, or 2.38 percent, that are considered to be beneficially owned by both of the shareholders and, therefore, are included in each of their totals. A subsidiary of the Corporation is First-Citizens Bank & Trust Company ("FCB"). As more fully discussed elsewhere herein, the Bank acquired branches from FCB in 1996 and 1995.

                SOUTHERN BANCSHARES (N.C.), INC. AND SUBSIDIARY

                             (Dollars in Thousands)

NOTE 15. RELATED PARTIES -- Continued

     The following table lists the various charges paid to the Corporation during the years ended December 31,

                                                       1997      1996      1995
                                                    --------- --------- ---------
      Data and item processing ....................  $1,840    $1,828    $1,477
      Forms, supplies and equipment ...............     220       300       180
      Trustee for employee benefit plans ..........      66        62        57
      Consulting fees .............................      79        79        69
      Trust investment services ...................      22        24        24
      Internal auditing services ..................      41       165       132
      Other services ..............................      94       143        64
                                                     ------    ------    ------
                                                     $2,362    $2,601    $2,003
                                                     ======    ======    ======

     Data and item processing expenses include courier services, proof and encoding, microfilming, check storage, statement rendering and item processing forms. BancShares also has a correspondent relationship with the Corporation. Correspondent account balances with the Corporation included in cash and due from banks totaled $10,071, $8,673 and $16,167 at December 31, 1997, 1996 and
1995, respectively.

NOTE 16. SUBSEQUENT EVENTS

     The Bank has entered into an agreement, subject to regulatory approval, to buy a branch from another bank. The effect on BancShares will be an increase of approximately $21 million in deposits. This transaction is scheduled to be completed in the second quarter of 1998.

     The Bank has received approval from the regulatory authorities to open de novo branches in two new eastern North Carolina markets. These branches are planned to open in 1999.

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

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

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No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by BancShares, the Issuer Trust or by the Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder and thereunder shall, under any circumstances, create an implication that there has been no change in the affairs of BancShares or the Issuer Trust since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                       --------------------------------
                               TABLE OF CONTENTS

                                                                  Page
                                                               ---------
Available Information ......................................        4
Prospectus Summary .........................................        5
Risk Factors ...............................................       10
Southern BancShares (N.C.), Inc. ...........................       17
Southern Capital Trust I ...................................       18
Accounting Treatment .......................................       18
Use of Proceeds ............................................       19
Consolidated Ratios of Earnings to Fixed Charges ...........       19
Capitalization .............................................       20
Selected Consolidated Financial Data .......................       21
Management's Discussion and Analysis of Financial
   Condition and Results of Operations .....................       22
Business ...................................................       47
Supervision and Regulation .................................       49
Beneficial Ownership of Securities .........................       54
Directors and Executive Officers ...........................       56
Executive Compensation .....................................       58
Certain Relationships and Related Transactions .............       59
Description of the Capital Securities ......................       60
Description of the Junior Subordinated Debentures ..........       71
Description of the Guarantee ...............................       78
Relationship Among the Capital Securities, the Junior
   Subordinated Debentures and the Guarantee ...............       80
Certain Federal Income Tax Consequences ....................       81
ERISA Considerations .......................................       84
Underwriting ...............................................       86
Legal Matters ..............................................       87
Experts ....................................................       87
Southern BancShares (N.C.), Inc. and Subsidiary
   Index to Consolidated Financial Statements ..............      F-1

                                  $20,000,000

                           Southern Capital Trust I

                           8.25% Capital Securities
                     fully and unconditionally guaranteed,
                            as described herein, by


                              Southern BancShares
                                 (N.C.), Inc.


                          --------------------------
                                   PROSPECTUS
                          --------------------------


                               Wheat First Union


                                  June 3, 1998

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